   As Filed with the Securities and Exchange Commission on October 4, 1999
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                          IRVINE SENSORS CORPORATION
               (Name of registrant as specified in its charter)

          Delaware                                 33441                     33-0280334
(State or other jurisdiction of        (Primary Standard Industrial        (IRS Employer
incorporation or jurisdiction)         Classification Code Number)       Identification No.)

                               ----------------

                              3001 Redhill Avenue
                         Costa Mesa, California 92626
                                (714) 549-8211
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------

                    James D. Evert, Chief Executive Officer
                          Irvine Sensors Corporation
                       3001 Redhill Avenue, Building III
                         Costa Mesa, California 92626
                                (714) 549-8211
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                               ----------------
                                 With Copy To:
                                Debra K. Weiner
                          Grover T. Wickersham, P.C.
                        430 Cambridge Avenue, Suite 100
                          Palo Alto, California 94306
                               ----------------

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        Proposed                 Proposed
                                                         maximum                  maximum
 Title of securities             Amount to            offering price             aggregate              Amount of
  to be registered             be registered            per share             offering price         registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock(1)                 8,270,731                $1.625               $13,439,937.88            $3,736.31
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and equal to the last sale price of the Common Stock on The Nasdaq SmallCap Market SM on September 28, 1999.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Exchange Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*******************************************************************************
*  Information contained in this prospectus is not complete and may be        *
*  changed. We may not sell these securities until the registration statement *
*  filed with the Securities and Exchange Commission is effective. This       *
*  prospectus is not an offer to sell these securities and it is not          *
*  soliciting an offer to buy these securities in any state where the offer or*
*  sale is not permitted.                                                     *
*******************************************************************************



                  Subject to Completion Dated October 4, 1999

                               8,270,731 Shares

                          IRVINE SENSORS CORPORATION

                                 Common Stock

     This prospectus covers a total of 8,270,731 shares of our common stock. Certain of our stockholders, whom we refer to in this prospectus as the selling stockholders, have shares of our common stock that they may reoffer or resale from time to time in the public market. This prospectus may also be used by the selling stockholders' pledgees, donees, transferees or other successors in interest. Sometimes we refer to the selling stockholders and their pledgees, donees, transferees or other successors in interest as the sellers. See "Selling Stockholders" for a list of the selling stockholders. Of the shares offered by this prospectus, we issued (1) 535,340 shares in a private placement conducted in March 1999, 4,000,000 shares in a private placement conducted in June 1999, and an additional 444,445 shares in a private placement conducted in October 1999, (2) 189,946 shares for services provided to us during 1998 or 1999 or for retirement of debt, (3) 1,522,500 shares to purchase common stock upon exercise of warrants that were exercisable by paying us in shares of Novalog, Inc., one of our subsidiaries, (4) 400,000 shares issued under the terms of a negotiated stock purchase agreement in which the holder surrendered shares of Novalog to us in exchange for our shares of common stock, (5) 110,000 shares issued in settlement of a dispute, (6) 67,500 shares issuable upon exercise of outstanding warrants, (7) 1,000 shares issued to a former executive officer and (8) 1,000,000 shares issuable upon exercise of an option issued in exchange for an agreement to defer royalties under a license agreement with a related party.

     The sellers may offer the shares of common stock from time to time in brokerage transactions, which may include block transactions, in the over-the-counter market or negotiated transactions at prices and terms prevailing at the times of such sales, at prices related to such market prices or at negotiated prices. The sellers may sell the shares directly to purchasers, through broker-dealers acting as agents for the Sellers or to broker-dealers who may purchase the sellers' shares as principals and then sell the shares from time to time in the over-the-counter market, in negotiated transactions or otherwise, or by a combination of these methods. Broker-dealers who effect these transactions may receive compensation in the form of discounts or commissions from the sellers or from the purchasers of the shares for whom the broker-dealers may act as an agent or to whom them may sell as a principal, or both. See "Plan of Distribution."

     We will not receive any part of the proceeds from the resale of the shares by the selling stockholders. The selling stockholders and broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     Our common stock is traded on The Nasdaq SmallCap Market(SM) under the symbol "IRSN" and on the Boston Stock Exchange under the symbol "ISC." On September 28, 1999, the closing sale price of our common stock on Nasdaq was $1.625 per share.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9.
                                   __________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is October 4, 1999.

Neither we nor the selling shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus is accurate as of the date on the cover. When we or a selling shareholder deliver this prospectus or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                               _________________

                               TABLE OF CONTENTS
                               _________________

                                                                 Page
                                                                 ----

About this Prospectus.........................................     3
Where You Can Find More Information...........................     4
Forward Looking Statements....................................     5
Prospectus Summary............................................     6
Risk Factors..................................................     9
Use of Proceeds...............................................    21
Price Range of Common Stock...................................    21
Dividend Policy...............................................    22
Capitalization................................................    23
Selected Financial Data.......................................    24
Management's Discussion and Analysis of Financial Condition
  and Results of Operations...................................    26
Business......................................................    31
Management....................................................    42
Principal Stockholders........................................    50
Selling Stockholders..........................................    54
Description of Capital Stock..................................    58
Plan of Distribution..........................................    61
Experts.......................................................    63
Legal Matters.................................................    63
Financial Statements..........................................   F-1

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, the selling shareholders may sell up to 8,270,731 shares of our common stock described in this prospectus in one or more offerings.

  The selling shareholders received these shares of common stock in several different ways:

     . Holders of a total of 535,340 shares purchased their stock in a private placement conducted in March 1999, holders of 4,000,000 shares purchased their stock in a private placement conducted in June 1999 and holders of an additional 444,445 shares purchased their stock in a private placement conducted in October 1999;

     . Holders of a total of 189,946 shares received their shares in exchange for services provided to us during 1998 or 1999 or for retirement of outstanding debt;

     . Holders of a total of 1,522,500 shares received their shares by exercising warrants for our common stock and by transferring to us shares of Novalog;

     . One holder received a total of 400,000 shares in a negotiated stock purchase agreement whereby she transferred to us shares of Novalog she had previously purchased;

     . One holder received a total of 110,000 shares in settlement of a dispute;

     . Holders of warrants are entitled to exercise those warrants for a total of 67,500 shares;

     . One holder, a former executive officer of Irvine Sensors, received 1,000 shares as a departing gift; and

     . One holder has an option to purchase up to 1,000,000 shares upon exercise of an option granted to it in exchange for an agreement to defer royalties under a license agreement for certain technology we licensed in 1980.

  You should carefully read this prospectus together with additional information described under the next heading, "Where You Can Find More Information."

  As used in this prospectus, unless the context requires otherwise, "we," "us," Irvine Sensors", "ISC" or the "Company" means Irvine Sensors Corporation, a Delaware corporation and its predecessor California corporation and consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can also inspect reports and other information we file with the Nasdaq SmallCap Market at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. We refer to that act throughout this prospectus as the Securities Act. The registration statement contains additional information about us and the common stock. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

     You may also request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Corporate Secretary
          Irvine Sensors Corporation
          3001 Redhill Avenue, Building 3
          Costa Mesa, CA 92626
          Telephone:  (714) 549-8211

     You should rely only on the information provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

     Simply because this prospectus has been delivered or a sale has been made pursuant to this prospectus, you should not assume that such delivery or sale created an implication that all of the facts in the prospectus have remained unchanged. The statements made in this prospectus are made as of the respective dates indicated.

                          FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements which involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these or similar words carefully because they (1) discuss our expectations about our future performance; (2) contain projections of our future operating results or of our future financial condition; (3) state other "forward-looking information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors discussed in "Risk Factors," later in this prospectus, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You will find additional risks described from time to time in our filings with the SEC. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                              PROSPECTUS SUMMARY

                                  The Company

     We are the developer of proprietary technologies to produce extremely compact packages of solid state microcircuitry, which offer volume, power, weight and operational advantages versus less miniaturized alternatives. These advantages result from our ability to assemble microelectronic chips in a three-dimensional "stack" instead of alongside each other on a flat surface, as is the case with more conventional methods. These stacking technologies have also led to our development of collateral technologies for the design of low power and low noise chips, thinning of chips and various specialized applications of chips and stacked chip assemblies in fields ranging from image processing to digital photography.

     Our core chip-stacking technology was originally conceived and developed as a means of addressing the demands of space-based surveillance. However, the degree of miniaturization which could be realized from our technologies historically attracted research and development sponsorship from various U.S. government funding agencies for a wide variety of potential military and space applications. Since inception, we have derived most of our consolidated revenues from government-funded research and development. However, since the early 1990s, we have sought to commercially exploit our technologies, and we have received an increasing share of our consolidated revenues from the sale of commercial products.

     In October 1995, we formed a subsidiary, Novalog, Inc. (Novalog), to commercially exploit our low power chip technology in the field of wireless infrared data communication. In April 1997, we formed a subsidiary, MicroSensors, Inc. (MSI), to commercially exploit our technologies for low noise readout electronics and miniaturized inertial sensors as applied to the field of microelectromechanical systems or "MEMS." In June 1998, we formed a subsidiary, Silicon Film Technologies, Inc. (SFT), formerly Imagek, Inc., to commercially exploit our technologies for miniaturized digital cameras and imaging devices. All three of these subsidiaries are consolidated subsidiaries, as we have sold a minority interest in each entity to outside investors. The business plans of each of these consolidated subsidiaries require substantial additional capital. We have not yet identified the sources for this needed funding. Therefore, we cannot promise you that any of the subsidiaries will be able to secure the financing they need or that the financing will be available on acceptable terms. This offering will not permit us to fully finance the long-term business plans of our consolidated subsidiaries.

     We were originally incorporation in California in December 1974. We changed our state of incorporation to Delaware by incorporating a new corporation in January 1988 and merging the original California corporation into the new corporation in May 1988. Our principal executive offices are located at 3001 Redhill Avenue, Building. 3, Costa Mesa, California 92626, and our telephone number is (714) 549-8211. Our Web site is located at www.irvine-sensors.com. The information contained on our Web site is not part of this prospectus.

                                 The Offering

Common Stock Offered by the Selling Stockholders...... 8,270,731 shares

Common Stock Outstanding.............................. 35,385,836 as of October
                                                       4, 1999. This number does
                                                       not include (1) up to
                                                       2,361,220 shares we may
                                                       issue upon exercise of
                                                       outstanding options
                                                       granted pursuant to our
                                                       stock option plans and
                                                       826,200 shares we may
                                                       issue upon exercise of
                                                       outstanding options
                                                       granted to a related
                                                       party; (2) up to 97,000
                                                       shares we may issue upon
                                                       exercise of outstanding
                                                       warrants; and (3) up to
                                                       1,061,500 shares we may
                                                       issue upon conversion of
                                                       outstanding shares of our
                                                       convertible preferred
                                                       stock. Also, this number
                                                       does not include an
                                                       indeterminate number of
                                                       shares that we may be
                                                       required to issue under
                                                       the terms of warrants
                                                       that may become
                                                       exercisable under certain
                                                       conditions. See
                                                       "Description of Capital
                                                       Stock."

Risk Factors.........................................  An investment in our common stock involves a
                                                       high degree of risk and
                                                       purchase of the shares
                                                       should not be considered
                                                       by any persons who cannot
                                                       afford to lose their
                                                       entire investment. See
                                                       "Risk Factors."

Use of Proceeds......................................  We will receive no proceeds from the sale of
                                                       the shares by the selling
                                                       stockholders.

Nasdaq Symbol........................................  IRSN
Boston Stock Exchange Symbol.........................  ISC

                            Summary Financial Data

Consolidated Statements of Operations Data:

                                                      Fiscal Years Ended                                       39 Weeks Ended
                         -----------------------------------------------------------------------------   ---------------------------
                         October 2,     October 1,    September 29,    September 28,    September 27,      June 28,       June 27,
                            1994           1995            1996             1997             1998            1998           1999
                            ----           ----            ----             ----             ----            ----           ----


Total revenues          $ 5,139,400    $ 8,041,400     $ 12,024,200     $ 13,693,200      $ 9,314,500    $ 7,102,700    $ 7,697,700
Loss from
 operations              (2,629,500)    (3,071,500)     (11,154,700)     (14,809,200)      (5,798,200)    (1,648,600)    (6,533,500)

Net loss                 (2,463,900)    (3,035,800)     (15,914,700)     (14,875,600)      (4,243,500)      (281,900)    (6,205,300)

Basic and diluted net
 loss per common
 and common
 equivalent shares      $     (0.18)   $     (0.20)    $      (0.94)    $      (0.73)     $     (0.19)   $     (0.03)   $     (0.18)

Weighted average
 number of shares
 outstanding             14,141,500     14,966,500       16,874,300       20,475,100       24,597,700     23,306,600     34,910,900

     We have not paid cash dividends on any class of our stock since our formation. Under Delaware law there are certain restrictions which currently limit our ability to pay cash dividends. We do not anticipate paying cash dividends at any time in the foreseeable future and we may never declare cash dividends.

     Loss per common and common equivalent shares includes, where applicable, cumulative dividends on Preferred Stock which have not been declared or paid.

Consolidated Balance Sheet Data:

                        October 2,    October 1,    September 29,   September 28,    September 27,    June 27,
                           1994          1995           1996             1997            1998           1999
                           ----          ----           ----             ----            ----           ----
Current assets          $ 6,795,500   $ 9,927,500     $ 9,648,200     $ 6,637,200       $4,802,700   $ 9,054,100
Current liabilities       1,355,400     3,545,400       5,787,100       7,395,600        2,296,000     3,625,350
Working capital           5,440,100     6,382,100       3,861,100        (758,400)       2,506,700     5,272,950
Total assets             10,355,400    15,609,200      21,742,200       9,449,300        7,064,700    11,665,400
Long-term debt               81,100     2,451,200       6,565,600       1,457,000         933,700,     3,728,100
Shareholders' equity      8,800,400     9,494,100       8,312,700      (2,939,900)       2,347,000     4,311,950

                                 RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our consolidated financial statements and the related notes, before you purchase any shares of our Common Stock. Additional risks and uncertainties, including those generally affecting the market in which we operate or that we current deem immaterial, may also impair our business.

We have a History of Losses and a Substantial Accumulated Deficit

     Since our inception in December 1974, we have incurred substantial losses in every fiscal year. Our net losses were $(4,243,500) for the fiscal year ended September 27, 1998, $(14,875,600) for the fiscal year ended September 28, 1997 and $(15,914,700) for the fiscal year ended September 29, 1996. In our current fiscal year, we have recorded a net loss of $(6,205,300) for the 39 weeks ended June 27, 1999. As of June 27, 1999, we had an accumulated deficit of $(60,184,200). Although Novalog has been profitable for the past two quarters, we cannot promise you that our other subsidiaries or divisions will become profitable in the foreseeable future, if at all, or that any of our subsidiaries will maintain profitability, once achieved.

     We anticipate that our expenses relating to developing, marketing and supporting the commercial development of our technologies through our various divisions and consolidated subsidiaries will increase substantially in the future. In particular, we expect to spend significantly on the following activities:

     . Developing new market opportunities for our current and future products and services;

     . Funding more research and development to improve our current products and to create new products and technologies;

     .    Expanding and improving our sales and marketing operations;

     . Developing new channels for distributing our products and providing our services;

     . Expanding and improving our financial and operational infrastructure and

     .    Broadening our customer support capabilities.

     Accordingly, in the foreseeable future, we expect to experience additional losses as our expenses for developing, marketing and supporting our current technologies and products and developing new technologies and products exceed our total revenues. These additional losses will increase our accumulated deficit.

     For more detailed information concerning our losses and other operating results, please see the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We have Shifted Our Business Focus

     Since commencing operations, we have devoted most of our resources to developing technologies for various defense-based applications, principally under government research contracts. In 1992, we began a fundamental shift in our business by broadening our focus to include commercial exploitation of our technologies. Since 1992, we have implemented this movement toward commercialization in a number of ways, including (1) the purchase and later shut down of the IBM cubing line; (2) the creation of the Novalog, MSI and SFT subsidiaries, each of which focuses on particular commercial applications of our technologies; and (3) the development of various stacked-memory products intended for military and aerospace markets. Novalog began selling its products in October 1995; MSI received its first commercial contract in June 1998 and SFT is attempting to raise funds to continue the development of its products. Therefore, while the changes noted above have made possible new consolidated revenue sources, they have not yet produced profitability on a consolidated company level. Because of this limited and not-yet successful commercial history, we cannot promise you that we will be able to make a successful shift from government research and development contract work to being a company that has products the commercial marketplace will accept and purchase.

Our Future Operating Results are Uncertain and are Likely to Fluctuate Significantly

     Our revenues, gross margins and other operating results may vary significantly from quarter to quarter. The fluctuations may be due to a number of factors, many of which are beyond our control. These factors include:

     .    Our or our competitors' introduction of new or enhanced products;

     . Market acceptance of our or our customers' existing or planned products;

     . Conflicting demands or other disruptions to our manufacturing sources of supply;

     . The time it takes for us to bring to market our products currently under development; and

     .    Our or our competitors' price changes or changes in pricing models;

     Due to all of the foregoing factors, we do not believe that period-to-period comparisons of our historical results of operations are good predictors of future performance. Furthermore, it is possible that in some future quarters our results of operations may fall below the expectations of securities analysts and investors. In such event, the trading price of our stock will likely be materially and adversely affected. Please also see "Management's Discussion and Analysis of

Financial Condition and Results of Operations" for a more detailed analysis of our period-to-period results.

We Expect to Need Additional Financing

     If we cannot raise funds, when needed, on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could materially and adversely affect our business and annual results of operations. The failure to generate sufficient cash flows or to raise sufficient funds to finance growth could require us to delay or abandon some or all of our plans or forego new market opportunities, making it difficult for us to respond to competitive pressures. We believe that our cash reserves and cash flows from operations will be adequate to fund our operations for at least the next 12 months. Nevertheless, we may need to raise more money within the next 12 months for unforeseen reasons. In addition, we are likely to need to raise more money thereafter either because the product development and market introduction costs of the products currently contemplated in our business plan and those of our subsidiaries are not yet being fully funded by internally-generated cash flows or because our plans have changed in response to our market circumstances and opportunities. Our capital requirements depend on many factors, including, but not limited to:

     .    The rate at which we develop and introduce our products and services;

     . The market acceptance and competitive position of our products and services;

     . The level of promotion and advertising required to market our products and services and attain a competitive position in the marketplace and

     .    The response of competitors to our products and services.

     At the time we require additional funding, such funding might not be available on terms favorable to our stockholders or us or in sufficient amounts. If additional funds are raised through the issuance of common stock, such stock might be offered at a price lower than the fair market value of our common stock at the time of the sale and would therefore reduce the value of the common stock of our then current stockholders. Even if the value of our common stock does not decrease, the percentage ownership of our then current stockholders will be reduced by the issuance of the new stock. Furthermore, if the present offering is fully subscribed, the amount of common stock available for future financing would be virtually depleted. If that occurs, approval of our shareholders, which we can not promise we could secure, would be required to make additional shares of common stock available for issuance.

You are Facing a Substantial Investment Risk by Purchasing Our Stock

     Your investment in our common stock must be considered an investment risk due to the nature of our business, the industry in which we operate, the present stage of our development, as well as the corresponding factors for our subsidiaries. Our future and that of our subsidiaries is greatly dependent upon the successful introduction of new products related to various emerging market areas. The subsidiary operations are additionally subject to all of the risks inherent in a new business enterprise, including (1) the absence of a substantial operating history, (2) the shortage of cash, (3) undercapitalization and (4) the substantial expense of new product development. We expect to encounter various problems, expenses, complications and delays in connection with the development of our products and business and those of our subsidiaries. We cannot promise you that we or our subsidiaries will be able to overcome such obstacles and achieve, and then sustain, profitable operations.

We Remain Dependent on Defense Contract Revenues which are Subject to Economic and Other Risks Beyond Our Control

     Although we have been shifting our focus to include commercial exploitation of our technology, we expect to continue to be dependent upon research and development contracts with federal agencies and their contractors for a substantial, but diminishing portion of our consolidated revenues for the foreseeable future. General political and economic conditions, which no one can accurately predict, directly and indirectly affect the quantity and allocation of expenditures by federal agencies. Even the timing of incremental funding commitments to existing, but partially-funded contracts can be affected by such factors. Therefore, cutbacks in the federal budget could have a material adverse impact on our results of operations as long as research and development contracts remain an important element of our business.

Our Future Success Depends on the Timely Completion and Market Acceptance of New Products and Our Ability to Keep Up with Rapid Technological Change

     Rapidly changing technology, evolving industry standards, frequent announcements and introductions of new or enhanced products and services and changing customer demands characterize the markets for our products. Both we and our subsidiaries are focused on emerging markets that are potentially subject to rapid growth. It is very difficult to predict market reaction to new products in such circumstances. It is critical to our success that we move quickly to market with new products before technological advances make them obsolete. We may not be able to do so. We are also dependent upon our ability to adapt to rapidly changing technologies, to adapt our products to meet evolving industry standards and to continually improve the performance, features and reliability of our products in response to both changing customer demands and competitive product offerings. Moreover, we cannot promise you that customers in these emerging markets will react favorably to ours or our subsidiaries' present or future products. It is important that we not only receive favorable market reaction initially, in order to begin generating sales, but we must be able to sustain the customers' level of interest in our products. In addition, because we have a limited history of competing in the intensely competitive commercial electronics industry, we cannot promise you that we will successfully be able to develop, manufacture and market additional commercial product lines or that such product lines will be accepted in the commercial marketplace. If we fail to successfully and quickly adapt to changing technologies and customer requirements, our business, results of operations and financial condition could be materially and adversely affected.

Our Markets are Highly Competitive

     The commercial electronics markets into which we and are subsidiaries are entering are intensely competitive and rapidly evolving. We expect competition to continue to increase both from existing competitors and new market entrants. We believe that our ability to compete depends on many factors both within and beyond our control, including:

     . The performance, features, price and reliability of our products as compared to those of our competitors;

     . The timing and market acceptance of new products and enhancements to existing products developed by us and our competitors;

     .    The quality of our customer service and support and

     .    The effectiveness of our sales and marketing efforts.

     Virtually all of our current and potential competitors have longer operating histories in the commercial electronics market, and significantly greater financial, technical, marketing and other resources than we do. As such, they may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, many of our current and potential competitors have greater name recognition and more extensive customer bases. These competitors may be able to undertake more extensive promotional activities, adopt more aggressive pricing policies, or offer more attractive terms to purchasers than we can.

     Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could impair our finances and business prospects. We cannot assure you that we will be able to compete successfully against existing or potential competitors or that competitive pressures will not materially impair our finances or business prospects.

Forward-looking statements may prove inaccurate

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. You should note that many factors, some of which are discussed elsewhere in this prospectus, could affect future financial results and could cause those results to differ materially from those expressed in our forward-looking statements contained in this prospectus. See "Forward-Looking Statements" on page 6.

We may be Unable to Protect Our Proprietary Rights in Our Products and
Technology

     Our success and ability to compete are substantially dependent on our internally developed technologies and trademarks, which we protect through a combination of patent, copyright, trade secret and trademark laws. As of the date hereof, we own 41 U.S. patents and 9 foreign patents, and we have other patent applications pending before the U.S. Patent and Trademark Office as well as various foreign jurisdictions. We cannot assure you that patents will issue based on any of our patent applications. Even if patents do issue, our existing and future patents and other intellectual property rights maybe successfully challenged by others or invalidated. We cannot promise you that any existing or future patents will survive a challenge or will otherwise provide meaningful protection from competition. Furthermore, we cannot assure you that we or our subsidiaries will have the financial resources to provide vigorous defense or enforcement of patents or other intellectual property rights. If our proprietary rights are infringed by a third party, the value of our technology and products could be diminished and additional competition might result from the third party's use of those rights, which would materially and adversely affect our business and results of operations. If patents do not issue from our patent applications because third parties already claim patent protection, our use of certain of our technologies and products would be restricted unless we entered into arrangements with the third-party owners, which might not be possible on reasonable terms.

     We and our subsidiaries generally enter into confidentiality or license agreements with our employees, consultants and corporate partners and control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. We cannot assure you that the steps we have taken will prevent misappropriate of our products or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. There is also the risk that third parties could independently develop products or technology that are equivalent or superior to ours or that of our subsidiaries. In such case, we would have no course of action against such third parties.

     We have licensed, and we may license in the future, proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by the business partners to whom we grant non-exclusive licenses, they may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. In addition, we cannot assure you that these licensees will take the same steps we have taken to prevent misappropriation of our solutions or technologies.

Third Parties May Assert Infringement Claims Against Us

     Third parties may assert infringement claims against us. We do not believe that our technological processes infringe the proprietary rights of others, but we cannot assure you that third parties will not assert claims that we violate their rights. Although there have not been any claims of these types in the past, any claims or litigation, if they occur, could subject us to significant liability for damages or could result in invalidation of our rights. In addition, even if we were to prevail, litigation could be time-consuming and expense to defend and could result in diversion of our time and attention, which could materially and adversely affect our business and results of operations. Any claims or litigation from third parties might also result in limitations on our ability to use the intellectual property subject to these claims or litigation unless we entered into arrangements with the third parties responsible for the claims or litigation, which might be unavailable on reasonable terms, if at all.

Government Rights Limit Our Intellectual Property Rights

     Whatever degree of protection, if any, is afforded to us or our subsidiaries through our patents, proprietary information and other intellectual property, this protection will not extend to government markets that use certain segments of our technology. The government has the right to royalty-free use of technologies which we have developed under government contracts, including portions of our stacked circuitry technology. We are free to commercially exploit such government-funded technologies and may assert our intellectual property rights to seek to block other non-government users thereof, but we cannot assure you we could successfully do so.

We are Highly Dependent on Our Third Party Suppliers

     Since the closure of our manufacturing facilities for the stacked cubing line in Vermont, we have had no significant manufacturing capabilities and have no plans to handle the manufacture of our products in the foreseeable future. We and our subsidiaries extensively use third party suppliers to manufacture our products and prototypes of our future products. At the projected level of operations, both we and our subsidiaries have identified sources that are believed to be adequate to meet identified needs. However, we cannot assure you that we or our subsidiaries will be able to cover changing manufacturing needs in the future. If we are unable to do so, that failure will have a material adverse impact on the our operations and that of our subsidiaries. Moreover, since we do not have our own manufacturing capability, we may be less able to respond to competitive changes in the marketplace than our competitors who do have control of their own manufacturing facilities. That could give our competitors a substantial advantage.

We May be Unable to Maintain Our Listing on the Nasdaq(TM) SmallCap Market and Our Stock Could Become Subject to the Penny Stock Rules

     Our common stock is publicly traded on the Nasdaq SmallCap Market. In 1998, The Nasdaq Stock Market put into effect new and more restrictive standards for companies wanting to maintain their listing on this market. Prior to the implementation of these new regulations, we briefly dropped below the pending standards due to the substantial loss associated with our Vermont plant closure. In order to retain our listing, we had to demonstrate to the satisfaction of the Nasdaq staff that we met the new standards and that we could stay in compliance with those new standards for the foreseeable future. While we were able to meet the new requirements at that time, we have at times since then come very close to falling below one or more of the maintenance requirements. We cannot promise you that we will be able to stay in compliance with the SmallCap Market maintenance requirements in the future. In particular, we expect that anticipated losses from our MSI and SFT consolidated subsidiaries as they continue to develop their products are likely to continue to erode our consolidated net worth until, and if, such subsidiaries are able to generate material revenues from the sales of their planned products. Accordingly, our continued compliance with the Nasdaq listing requirements may be dependent on maintenance of a $35 million or greater market cap, unless or until we successfully raise additional equity financing. We cannot promise you that we will be able to do so. We do believe that we have reduced the risk of being delisted since we were able to raise funds in recent private placements of our equity securities. However, this capital infusion only eliminates the risk of delisting for the foreseeable future. It does not permanently eliminate the risk.

     If our common stock is delisted from Nasdaq, and, at the time, the price of our common stock is less than $5 per share, such securities would come within the definition of "penny stock" as defined in the Securities Exchange Act of 1934, as amended. The stock would then be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For a broker to conduct transactions covered by Rule 15g-9, he or she must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities and therefore would affect the ability of stockholders to sell their securities in the public market and our ability to finance our business plans.

Our Success Depends on Certain Key Employees

     Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy. The loss of the services of any of our senior level management or other key employees would likely have a material adverse effect on our business and quarterly and annual results of operations.

     Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is extremely intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We expect in the future to continue to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

A Legal Dispute between Novalog and One of its Customers Could ADversely Impact Our Consolidated Results of Operations

     In September 1999, Novalog, one of our consolidated subsidiaries had a dispute with one of its customers regarding a supply contract. That customer filed a lawsuit against Novalog seeking unspecified damages and the rights to manufacture a certain model of an integrated circuit chip used to control wireless infrared data transmission, which chip is proprietary to Novalog. Since the filing of the lawsuit, Novalog and the customer have been negotiating a settlement to resolve the dispute. Pending the completion of those settlement discussions, the customer has withdrawn the lawsuit without prejudice, and Novalog has continued shipping the chip that is the subject of the dispute to the customer. If the settlement discussions are not successful, Novalog would expect the customer to promptly reinstate the lawsuit. The outcome of any litigation is uncertain. An adverse judgment in this potential litigation could have a materially adverse impact on Novalog which, in turn, would also negatively impact ISCSs consolidated results of operations.

Future Sales of Shares by Existing Stockholders Could Affect Our Stock Price

     If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline. As of the date of this prospectus, we have a total of approximately 6.8 million shares that we have sold in non-public offerings and therefore are considered "restricted stock" under Rule 144 promulgated under the Securities Act. We also have approximately 1.0 million additional shares issuable upon exercise of warrants and options that are exercisable for restricted stock. We are registering all of these shares for resale by the purchasers on the registration statement of which this prospectus is a part. In addition, as much as 1.0 million shares of restricted stock registered under a registration statement declared effective in April 1998 are believed to still be held by their original holders and are eligible for sale pursuant to that earlier registration statement. If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decline.

You Should not Rely on Press Releases, News Articles or Other Information not Contained in this Prospectus

     From time to time, we issue press releases concerning our products and services or other information about us or our subsidiaries. In addition, traditional and electronic publications or discussion forums may present information about us or our products and services. The information contained in these press releases, publications or forums may not be accompanied by other important information necessary for investors to fairly understand our business and the risks associated with an investment in our stock due, in part, to the practical limitations on the form and length of these channels of communications. In addition, online message boards and other forms of online communication among investors or other persons are not forums in which we have provided the information. It is common that some of the information posted or discussed in these forums is inaccurate. Therefore, you should not rely on any information not contained in this prospectus in making a decision to buy or sell our stock.

Potential Year 2000 Risks May Adversely Affect Our Business

     Beginning in the year 2000, the date fields coded in computer systems and software products will need to accept four-digit entries in order to distinguish between the 21st and 20th century dates. There is significant uncertainty in the software industry regarding the potential effects associated with Year 2000 compliance issues. To address these concerns, we have reviewed internally developed software included in our systems. Further we are working with our external suppliers and service providers with respect to both third-party applications in our systems and third-party applications in our information technology infrastructure to ensure that these third-party systems and applications will be able to interoperate with our hardware and software infrastructure where necessary and support our needs into the year 2000. Based on these efforts, we believe we have no significant Year 2000 issues within our systems or services. We have not engaged in any official process designed to independently verify our Year 2000 readiness or to assess potential costs associated with Year 2000 risks, nor have we made any contingency plans to address these risks. Further, we have not deferred any of our ongoing development efforts to address Year 2000 issues and do not anticipate any material payments to vendors to remediate Year 2000 problems. However, we cannot assure you that unanticipated costs associated with any Year 2000 compliance will not exceed our present expectations and have a material adverse effect on our business and quarterly and annual results of operations.

     The most likely Year 2000 failure scenario attributable to a supplier or customer is a systematic failure beyond our control or the supplier's or customer's immediate control, such as a prolonged data communication, telecommunications or electrical failure. A failure of this sort could interrupt the manufacturing or procurement operations of our customers or suppliers. The primary business risks to us in the event of such a failure would include suspension of pending orders, disruption of collections and lost business due to supply interruptions. Any of these risks could have a material adverse effect on our business and quarterly and annual results of operations.

The Price of Our Common Stock is Likely to be Volatile

     The market prices of the securities of technology companies have been especially volatile. Our stock, in particular, may be volatile because it is relatively thinly traded. If our revenues do not grow or grow more slowly than we anticipate, or if operating or capital expenditures exceed our expectations or cannot be adjusted accordingly, the market price of our common stock could be materially and adversely affected. In addition, if the market for technology stocks or the stock market in general experiences a loss in investor confidence, the market price of our common stock could be materially and adversely affected for reasons unrelated to our business of results of operations. General market price declines or volatility in the future could adversely affect the price of our common stock. Short-term trading strategies of certain investors can also have a significant effect on the price of specific securities. Investors may be unable to resell their shares of our common stock at or above the offering price.

We do not Expect to Pay Dividends

     We have never paid any cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.

Provisions of Our Corporate Charter Documents Could Delay or Prevent a Change of Control

     Our Certificate of Incorporation grants our board of directors the authority to determine the relative rights and preferences of our preferred stock and gives the board the authority to issue such shares, all without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our company's assets upon liquidation, the right to special voting privileges, the right to receive dividends before dividends would be declared upon the common stock and the right to redemption of such shares, together with a premium, prior to the redemption of common stock. Our existing common and stockholders have no redemption rights. The ability of the board to issue large blocks of preferred stock could have a potential anti-takeover effect, and the issuance of preferred stock in accordance with such authority may delay or prevent a change of control of our company.

                                USE OF PROCEEDS

     We will receive no part of the proceeds of any sales or transactions made by the selling stockholders and/or their respective pledgees, donees, transferees or other successors in interest hereunder. Nevertheless, we will pay substantially all of the expenses incident to the offering of the shares, other than any discounts, concessions or commissions payable to any underwriters, dealers or agents, which expenses will be borne by each selling stockholders.


                          PRICE RANGE OF COMMON STOCK

     Our Common Stock is traded on the Nasdaq SmallCap Market under the symbol "IRSN" and on the Boston Stock Exchange under the symbol "ISC." The following table sets forth the high and low closing prices for the Common Stock on the Nasdaq SmallCap Market for the periods indicated. Prices reflect bids posted by market makers and may not necessarily reflect actual transactions.

                                                     High       Low
                                                   --------   --------

Fiscal Year Ended September 28, 1997:
   First Quarter................................   $  1-1/2   $0-27/32
   Second Quarter...............................     1-9/16          1
   Third Quarter................................     1-5/32    0-31/32
   Fourth Quarter...............................     1-9/16     1-7/32

Fiscal Year Ended September 27, 1998:
   First Quarter................................   $ 1-1/32   $      1
   Second Quarter...............................    2-21/32    2-19/32
   Third Quarter................................     2-1/32          2
   Fourth Quarter...............................    2-29/32    1-11/32

Fiscal Year Ending September 26, 1999:
   First Quarter................................   $  1-7/8   $  1-3/8
   Second Quarter...............................    1-21/32      1-1/4
   Third Quarter................................    1-15/16    1-13/32
   Fourth Quarter (through September 30, 1999)...   1-13/16     1-7/32

     On September 17, 1999, there were 888 stockholders of record and approximately 9,300 beneficial holders, based on information provided by ChaseMellon Shareholder Services, our transfer agent.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to fund the development and growth of our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. In addition, under Delaware law there are certain restrictions which currently limit our ability to pay cash dividends. Any future decisions concerning the payment of dividends on our common stock will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant.

                                CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of ISC as of June 27, 1999. You should read this table in conjunction with our consolidated financial statements and the related notes included in this prospectus.

                                                                  June 27, 1999
                                                                  -------------
                                                                    (unaudited)

Current portion of long-term                                       $    288,600
 debt.........................................................     ============

Long-term debt................................................          504,500
                                                                   ------------

Shareholders' equity:
  Preferred stock, $0.01 par value: 500,000 shares
     authorized; 6,437 shares Series B Convertible
     Cumulative Preferred outstanding; aggregate
     liquidation preference of $198,100.......................               50
     3,745 shares Series C Convertible Cumulative
     Preferred outstanding, aggregate liquidation
     preference of $213,900...................................               50
     3,900 shares Series D Convertible Cumulative
     Preferred outstanding, aggregate liquidation
     preference of $390,000...................................               50
  Common stock, $0.01 par value: 40,000,000 shares
     authorized; 34,905,911(1) shares outstanding.............          349,100
Paid in capital...............................................       64,252,400
Employee retirement plan contributions........................         (105,600)
Accumulated deficit...........................................      (60,184,100)
                                                                         ------
  Total shareholders' equity..................................          311,950
                                                                     ----------
                                                                   $  5,104,950
                                                                   ============

---------------
(1) This number does not include (1) up to 2,361,220 shares we may issue upon exercise of outstanding options granted pursuant to our stock option plans and 826,200 shares we may issue upon exercise of outstanding options granted to a related party; (2) up to 97,000 shares we may issue upon exercise of outstanding warrants; (3) up to 1,061,500 shares we may issue upon conversion of outstanding shares of our convertible preferred stock; and
    (4) an indeterminate number of shares that could be issued upon exercise of certain warrants that may become issuable in the future under certain conditions. See "Description of Capital Stock."

                            SELECTED FINANCIAL DATA

     You should read the following selected consolidated financial data in conjunction with our financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data as of and for the fiscal year ended September 27, 1998 are derived from consolidated financial statements that have been audited by Grant Thornton LLP, independent auditors. The selected consolidated financial data as of September 28, 1997, and September 29, 1996, and for each of the two fiscal years in the period ended September 29, 1997 are derived from consolidated financial statements that have been audited by PriceWaterhouseCoopers LLP (formerly, Price Waterhouse LLP), independent auditors. The selected consolidated financial data as of October 1, 1995 and October 2, 1994 and for each of the two years in the period ended October 1, 1995 are derived from consolidated financial statements that have been audited by PriceWaterhouseCoopers LLP, independent auditors, which are not incorporated by reference or included herein. The selected consolidated financial data for the 39 weeks ended June 27, 1999 and June 28, 1998 and at June 27, 1999 have been derived from unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which our management considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the 39 weeks ended June 27, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year ended September 26, 1999 or for future periods.

Consolidated Statements of Operations Data:


                                                   Fiscal Years Ended                                       39 Weeks Ended
                  --------------------------------------------------------------------------------    ---------------------------
                      October 2,     October 1,    September 29,    September 28,    September 27,      June 28,       June 27,
                         1994           1995            1996             1997             1998            1998           1999
                         ----           ----            ----             ----             ----            ----           ----
                                                                                                       (unaudited)
Total revenues       $ 5,139,400    $ 8,041,400     $ 12,024,200     $ 13,693,200      $ 9,314,500    $ 7,102,700    $ 7,697,700
Loss from             (2,629,500)    (3,071,500)     (11,154,700)     (14,809,200)      (5,798,200)    (1,648,600)    (6,533,500)
 operations
Net loss              (2,463,900)    (3,035,800)     (15,914,700)     (14,875,600)      (4,243,500)      (281,900)    (6,205,300)
Basic and diluted
 net
loss per common
 and                 $     (0.18)   $     (0.20)    $      (0.94)    $      (0.73)     $     (0.19)   $     (0.03)   $     (0.18)
common equivalent
shares
Weighted average
number of shares
outstanding           14,141,500     14,966,500       16,874,300       20,475,100       24,597,700     23,306,600     34,910,900

     Basic and diluted net loss per common and common equivalent shares includes, where applicable, cumulative dividends on Preferred Stock which have not been declared or paid.

Consolidated Balance Sheet Data:


                   October 2,    October 1,    September 29,   September 28,    September 27,     June 27,
                      1994          1995           1996             1997            1998            1999
                      ----          ----           ----             ----            ----             ----
                                                                                                (unaudited)
Current assets     $ 6,795,500   $ 9,927,500     $ 9,648,200     $ 6,637,200       $4,802,700   $ 8,898,300
Current              1,355,400     3,545,400       5,787,100       7,395,600        2,296,000     3,625,350
 liabilities
Working capital      5,440,100     6,382,100       3,861,100        (758,400)       2,506,700     5,428,650
Total assets        10,355,400    15,609,200      21,742,200       9,449,300        7,064,700    11,665,400
Long-term debt          81,100     2,451,200       6,565,600       1,457,000         933,700,     3,728,100
Shareholders'
 equity
(deficit)            8,800,400     9,494,100       8,312,700      (2,939,900)       2,347,000     4,311,950

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

     Thirty-nine Week Period Ended June 27, 1999 vs. Thirty-nine Week Period Ended June 28, 1998

     ISC achieved revenues of $7,697,700 for the 39-week period ended June 27, 1999, compared to $7,102,700 in the prior fiscal year.

     Product sales increased $3,170,000 (or 195%) in the 39-week period, in this fiscal year compared to last year's similar period. The increase in product revenue is primarily attributable to the sales activity of Novalog. Novalog has experienced an increased demand in Novalog's products, specifically the patented NOVALOG SIRCommIII wireless infrared control circuit chip. Significant customers such as Citizen Electronics have placed large purchase orders with Novalog.

     Contract research and development revenue declined $2,175,000 (or 43%) in the 39-week period in this fiscal year compared to the 39-week period ended June 27, 1998. ISC's 1998 earnings included a significant contract with Advanced Technology Products LLC. (ATPL), which was not expected to reoccur. The $400,000 of other revenues in the 39-week period in 1998 represented the sale of intellectual property rights to ATPL in connection with the research and development contract. The terms of the intellectual property rights transaction and the relationship of ATPL to ISC are described in Patents, Trademarks and Licenses. Also contributing to the decline in research and development revenue was ISC's reallocation of resources to the development stage subsidiaries, which resulted in late contract awards.

     Cost of contract research and development revenues as a percentage of contract revenues increased from 82% in the 39-week period ended June 28, 1998 to 95% in the 39-week period ended June 27, 1999. ISC's overhead cost pool has grown slightly since 1998 as a result of higher revenue in the first two quarters of 1999 compared to similar periods in 1998. However, due to slow bookings and other factors described above, ISC experienced a decline in revenue during the 39-week period ended June 27, 1999 compared to the similar period in 1998, resulting in an increase in unapplied overhead and cost of contract revenue as a percentage of contract revenue.

     Cost of product sales as a percentage of product revenue was 86% in the 39-week period ended June 27, 1999, compared to 99% in the 39-week period ended June 27, 1998. Novalog, the primary source for cost of product sales, has reduced overhead costs and has negotiated prices that more closely reflect die yields.

     ISC's general and administrative expenses increased $1,848,100 in the 39-week period ended June 27, 1999 compared to the comparable period in 1998. The increase is attributed to several factors. The 1998 general and administrative expenses did not include the costs of ISC's two start-up operations, SFT and the MicroElectronics Products Division (MPD). Additionally,

ISC's audit and tax fees increased significantly in the 39-week period ended June 27, 1999 compared to 1998.

     ISC increased its expenditures in research and development by $2,653,300 during the 39-week period as compared to the prior year, primarily as a result of increased product development activities in two subsidiaries. SFT's research expenditures during the 39-week period for developing its Electronic Film System exceeded the prior year by $1,344,000. MSI exceeded its prior year research expenditures during the current year 39-week period by $927,500 in developing its microgyro and universal capacitive readout chip.

     Interest expense in the third quarter of fiscal 1999 decreased $46,800 from the corresponding period of last fiscal year due to the retirement of ISC's bank loan. Mitigating this factor, however, is the increased expense of $21,000 during the third quarter of 1999 compared to 1998 due to the interest expense related to capital leases entered into to finance capital asset acquisitions.

     Fiscal Year Ended September 27, 1998 vs. Fiscal Year Ended September 28,
1997

     Revenues in fiscal 1998 of $9,314,500 decreased by $4,378,700 or 32 percent compared to fiscal 1997. The primary reason for this decrease is attributed to the closure of the Vermont facility. The decision to close the Vermont location was centered on lower revenue and the continued increased cost of operations. When considering corporate revenues generated by excluding the Vermont location, fiscal 1998 revenues of $9,314,500 increased by $2,709,800 or approximately 41 percent.

     Cost of contract revenues of $8,431,800 was 127 percent of contract revenues due primarily to a substantial increase in reserves for potentially unsaleable inventories. Cost of product sales of $2,247,000 or 98 percent of product sales includes the final shut-down costs related to the Vermont facility. By comparison, in fiscal 1997 cost of product sales were 150 percent of product sales. Management is continuing to address the high product costs and believes that gross margins will improve as sales increase and the effect of implemented cost reductions are realized.

     General and administrative expenses of $2,984,400 were reduced by $454,900 or 13 percent in relation to fiscal 1997. As a percentage of total revenues general and administrative expenses were 32 percent in fiscal 1998 compared to 25 percent in fiscal 1997, however, fiscal 1997 included revenues from the Vermont facility.

     Research and Development decreased by $7,100 or less than 1 percent in the year-to-year comparison. As a percentage of revenues R&D accounted for approximately 17 percent in fiscal 1998 compared to approximately 12 percent in fiscal 1997. The R&D expense in fiscal 1998 includes significant costs associated with SFT's development of the electronic film product.

     The aggregate decrease of $7,356,300 in fiscal 1998 in cost of revenues, general and administrative expenses and R&D are the direct result of management's decision to streamline and control its expenses to fall in line with the reduced revenue from the Vermont plant closing.

     Interest expense declined by $177,400 in fiscal 1998, primarily attributable to settlement of ISC's bank debt.

     Interest income declined by $26,800 in fiscal 1998, primarily attributable to lower interest rates and the debt pay-off associated with the Vermont facility.

     The net loss of $4,243,500 in fiscal 1998 was $10,632,100, or 150 percent less than fiscal 1997. The Vermont plant closing in fiscal 1997 accounted for $5,873,400 or 55 percent of this reduced loss.

     Fiscal Year Ended September 28, 1997 vs. Fiscal Year Ended September 29,
1996

     Revenues in fiscal 1997 of $13,693,200 showed an increase of $1,669,000 or 14 percent compared to fiscal 1996. This increase was primarily attributable to ISC's Advanced Technology Operations in Costa Mesa. In mid-fiscal year ISC announced the closing of its Vermont facilities due to the lower than required revenue base and high fixed cost of operations. In comparing revenues generated by excluding the Vermont operations, fiscal 1997 revenues were $6,604,700 compared to $5,460,300 in fiscal 1996, an increase of 21 percent.

     Cost of revenues of $17,573,100 in fiscal 1997 was $435,500 higher than in fiscal 1996; however, as a percentage of revenues, fiscal 1997 showed an improvement of 14 percentage points over fiscal 1996. Operations excluding Vermont recorded cost of revenues of $6,586,500 in fiscal 1997 compared to $6,757,800 in fiscal 1996, a reduction of $171,300 or three percentage points. In fiscal 1997, cost of revenues included a charge of $1,156,100 to increase ISC's inventory reserve for, first: Wide Word SRAM memory cubes ISC has been producing for future deliveries pursuant to an anticipated contract which had not yet materialized and, second: slower than anticipated sales of its Flash memory cubes.

     General and administrative expenses were reduced by $592,300 in fiscal 1997 compared to fiscal 1996, and research and development expenses were also reduced by $393,100 in fiscal 1997 compared to fiscal 1996.

     These combined reductions of $1,156,700 in cost of sales, general and administrative, and research and development reflect actual cost reductions accomplished in fiscal 1997 while management re-structured ISC to take advantage of new product opportunities and to expand ISC's traditional customer R&D base.

     With the decision to close the Vermont facilities, ISC incurred a loss of $5,873,400 in fiscal 1997 related to the sale of the surplus facilities and equipment. Interest income declined by $69,000 in fiscal 1997 primarily related to the Vermont facilities.

     ISC originally accounted for its convertible debentures in accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants." However, the Securities and Exchange Commission (SEC) staff has indicated that convertible debt instruments which are convertible at a discount from market should be accounted for by treating the maximum discount as interest expense with an offset to paid-in capital. In November 1997, ISC was advised that past issuers of such securities have recently restated prior financial statements to comport with the SEC view. In conformance therewith, ISC recorded noncash interest expense of $4,396,700 with a like amount added to paid-in capital in the second quarter of fiscal 1996. Because of the offsetting nature of these entries, there is no effect on Shareholders' equity.

     Net loss of $14,875,600 in fiscal 1997 was $1,039,100 lower than the net loss reported for fiscal 1996. On a comparable basis, excluding plant closure costs in fiscal 1997, and noncash debenture interest in fiscal 1996, the adjusted net loss excluding the Vermont operations was $3,381,100 in fiscal 1997 compared to $5,520,500 in fiscal 1996 - an overall improvement of $2,139,400.

Liquidity and Capital Resources

     The primary uses of cash and cash equivalents during fiscal 1998 were to complete the winding down and exit from the Vermont facility, to retire ISC's bank debt, reductions in trade payables and funding of ISC's net loss, which also included R&D and start-up costs for its subsidiaries. As a result of equity financings in fiscal 1998, these uses were accomplished while improving ISC's working capital by $3,265,100.

     At June 27, 1999, ISC had cash and cash equivalents of $2,762,800, working capital of $5,272,850 and a current ratio of 2.45 to 1. During the nine-month period ended June 27, 1999 ISC obtained additional equity funding and debt to equity conversions aggregating approximately $6.9 million. After the end of the 1999 fiscal year, ISC raised an additional $600,000 through the issuance of an additional 444,445 shares of common stock. In connection with ISC's acquisition of capital assets, ISC entered into capital lease financing agreements totaling $745,400, which resulted in an increase in current financing payments due of $288,600 .

     Contracts with government agencies may be suspended or terminated by the government at any time, subject to certain conditions. Similar termination provisions are typically included in agreements with prime contractors. In 1999 ISC experienced such termination of several of its contracts. There is no assurance ISC will not experience suspensions or terminations in the future. Such termination, if material, could cause a disruption of ISC's revenue stream and could result in employee layoffs.

     At June 27, 1999, ISC's backlog was approximately $5.3 million compared to $2.5 million at June 28, 1998. Of the 1999 backlog, $1 million is due to an outstanding purchase order for 40,200 application specification integrated circuits (ASICs).

Year 2000 Compliance

     The year 2000 issue is the result of computer programs using two digits, rather than four to define the applicable year. Programs that have time-sensitive software may recognize a date using "00" as the calendar year 1900 rather than the calendar year 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     ISC views the year 2000 problem as an important business issue that could affect its business, as well as that of its suppliers and customers. Until the last several years, ISC's business has primarily been R&D, and its more recent business activities have not involved the shipment of products or components with embedded controllers that might be affected by the Year 2000 problem. However, Irvine Sensors customers may have integrated ISC's devices into higher level products or systems affected by the Year 2000 problem, and, to the extent that its customers' business may be disrupted, ISC's business and that of its subsidiaries is also subject to potential disruptions from such a cause. ISC does not presently believe this risk to be material.

     In addition, ISC does utilize a number of computerized information systems to accurately process date-sensitive information across its operation, and any of these programs or computer systems are potential sources of year 2000 system failures. Irvine Sensors is working to identify and resolve such potential impacts on ISC's computerized systems. ISC has been advised by its vendors that their systems will be compliant with year 2000 issues in a timely manner.

     Finally, ISC's general business operations could be adversely impacted were there to be material interruptions either in the country's power infrastructure, banking or financial systems or the procurement activities of its customers. ISC's facilities do not contain elevators that might be subject to such disruptions. Irvine Sensors has not completed its assessment of the full scope of these risks and the actions necessary to address them, but ISC currently believes that the actions that ISC can take to address such concerns are limited, at best, and therefore, that the costs of addressing these issues will not have a material adverse impact on ISC's financial position. Nevertheless, if Irvine Sensors and third parties upon which it relies are unable to address this issue in a timely manner, it could result in a material financial risk to ISC. In order to mitigate the various risks associated with the Year 2000 problem, Irvine Sensors is working with its suppliers and customers, including the disclosure and exchange of relevant information, to proactively manage the calendar transition. Furthermore, ISC is investigating the costs of installing backup power generation systems both to mitigate against possible disruptions resulting from the Year 2000 problem as well as power interruptions resulting from other causes.

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

                                   BUSINESS

     Irvine Sensors Corporation, and its subsidiaries are organized into the following primary business groups:

Irvine Sensors Corporation

     ISC is the developer of proprietary technologies to produce extremely compact packages of solid state microcircuitry, which offer volume, power, weight and operational advantages versus less miniaturized alternatives. These advantages result from ISC's ability to assemble microelectronic chips in a three-dimensional "stack" instead of alongside each other on a flat surface, as is the case with more conventional methods. These stacking technologies have also led to ISC's development of collateral technologies for the design of low power and low noise chips, thinning of chips and various specialized applications of chips and stacked chip assemblies in fields ranging from wireless infrared transmission to image processing to digital photography .

     ISC's core chip-stacking technology was originally conceived and developed as a means of addressing the demands of space-based surveillance. However, the degree of miniaturization realizable from ISC's technologies has attracted R&D sponsorship from various government funding agencies for a wide variety of potential military and space applications. Since its inception, ISC has derived most of its revenues from such funded research and development. Since the early 1990s, ISC has sought to commercially exploit its technologies and has received an increasing share of its consolidated revenues from commercial sales of its products.

     During June 1992, ISC entered into a joint development agreement with IBM to commercialize ISC's chip-stacking technology for computer memory applications. In April 1996, ISC purchased a memory-stacking line in Essex Junction, Vermont from IBM, and in October 1997, disposed of that line and consolidated that sector of its business with its California operation. In October 1995, ISC formed a subsidiary, Novalog, Inc., or Novalog, to commercially exploit its low power chip technology in the field of wireless infrared data communications. In April 1997, ISC formed a subsidiary, MicroSensors, Inc., or MSI, to commercially exploit its technologies for low noise readout electronics and miniaturized inertial sensors. In June 1998, ISC formed a subsidiary, Silicon Film Technologies, Inc. (formerly Imagek, Inc.) to commercially exploit its digital photography technologies.

     ISC was originally incorporated in California in December 1974 and reincorporated in Delaware in January 1988. Its principal executive offices are located at 3001 Redhill Avenue, Building. 3, Costa Mesa, California 92626, and its telephone number is (714) 549-8211.

Novalog, Inc.

     Novalog is a privately financed consolidated subsidiary of ISC which designs, develops and sells proprietary integrated circuits ("ICs") for use in wireless infrared communication. Novalog's initial products, trademarked SIRComm(TM), SIR2(TM), MiniSIR(TM), MiniSIR2(TM) and BayBeamer(TM), enable infrared, line-of-sight data transfer between computers, electronic organizers, printers, modems and other electronic devices that have compatible ports. Novalog is an active participant in the Infrared Data Association ("IrDA"), which establishes the hardware and software protocols for such products. Novalog believes its products have advantages in terms of power consumption, dynamic range, size and economics as compared to the products of its competitors. Novalog has shipped more than five million units of its products to manufacturers servicing the IrDA marketplace. In fiscal 1998, Novalog accounted for approximately 11% of the company's consolidated revenues.

     Novalog was incorporated in California in October 1995. Its principal executive offices are located at 125 Kalmus Drive, #K-1, Costa Mesa, California 92626, and its telephone number is (714) 429-1122.

MicroSensors, Inc.

     MSI is a wholly-owned subsidiary of ISC that was formed to develop and sell proprietary micromachined sensors and related electronics. Micromachining involves the use of semiconductor manufacturing processes to build electromechanical devices with feature sizes measured in microns or fractions thereof. As prices have declined for micromachined devices, such solid-state units have migrated from initial aerospace and military applications to automotive, industrial process-control and medical applications. SRI Consulting (Menlo Park, CA) has reported that some observers expect sensors built in this manner to eventually replace virtually all electromechanical sensors, creating a market of several billion dollars annually. MSI has supported a U.S. government contract conducted by ISC for development of a proprietary microgyro with projected performance features heretofore achievable only at much higher cost. Subsequent to the completion of this contract, MSI has demonstrated functional units of the MicroRing Gyro. Effective October 1997, MSI negotiated its first commercial contract and has commenced development and shipment of engineering samples of a multi-channel readout chip pursuant to that contract. Production shipments pursuant to this contract are scheduled to begin in fiscal 1999. MSI accounted for approximately 3% of ISC's consolidated revenues in fiscal 1998.

     MSI was incorporated in Delaware in April 1997. Its principal executive offices are located at 3001 Redhill Avenue, Building 3, Costa Mesa, California 92626, and its telephone number is (714) 444-8831.

Silicon Film Technologies, Inc. (formerly Imagek, Inc.)

     Silicon Film Technologies, Inc. is a privately financed consolidated subsidiary of ISC. SFT designs, develops and intends to sell proprietary electronic film systems and other digital imaging products and services. Although dependent on completion of required financing, the success of which cannot be assured, SFT is planning to introduce in calendar 1999 the EFS-1(TM) Electronic Film System that includes a self contained, compact, battery-powered cartridge that fits into the film cavity of a 35mm camera thus offering the flexibility to switch between conventional film and digital photography. Other collateral products and services are planned for introduction subsequent to the EFS-1.

     SFT was incorporated in Delaware in June 1998. Its principal executive offices are located at 16265 Laguna Canyon Road, Irvine, California 92618, and its telephone number is (949) 417-2260.

Products and Technology

     ISC has developed a variety of products consisting of stacked memory chips, and believes that its chip stacking technology can offer demonstrable benefits to designers of systems that incorporate numerous integrated circuits, by improving speed and reducing size, weight and power usage. In addition, since ISC's technology reduces the number of interconnections between chips, potential system failure points can also decrease.

     ISC believes that the features achievable with its chip stacking technology will have application in space and in aircraft in which weight and volume considerations are dominant, as well as in various other applications in which portability is required and speed is important. ISC is presently seeking to exploit its potential market by focusing on the sale of chip stacking products to high end, high margin government and commercial users to whom the technical improvement will be most valuable. While these applications tend to require lower unit volume, the sales are at significantly higher prices than many applications requiring high volume production. Furthermore, ISC has existing relationships with some of the potential customers in this market.

     Since fiscal 1995, ISC has been shipping quantities of its stacked memory products to customers for both government and commercial purposes. However, there is no assurance that ISC will be successful in marketing such products for widespread applications. ISC also intends to continue to market infrared sensing devices for surveillance, acquisition, tracking and interception applications for a variety of Department of Defense, or "DOD" and NASA missions.

     ISC is not aware of any technical disadvantages to its chip stacking technology. However, until high volume production is achieved, as to which there is no assurance, the ultimate cost of products utilizing ISC's higher density chip stacking technology cannot be firmly established, potentially placing ISC's stacked chip products at a cost disadvantage.

Accordingly, in fiscal 1998, ISC expanded its product offerings to include lower-density stacked electronics that it believes could be more price competitive.

     In addition to its chip stacking technology, ISC has developed a Serial Infrared Communications chip using elements of its sensor chip design technology. This device is being used in products which allows computers and computer peripherals to communicate using infrared transmissions in a manner similar to that employed by remote control units for televisions and video cassette recorders. Novalog has been shipping such devices since 1995. ISC also has chip design technology relating to electronic readouts that it is exploiting through its MSI subsidiary. MSI has developed a proprietary Silicon MicroRing Gyro intended to provide an inexpensive means to measure angular motion for a wide variety of potential applications. The Silicon MicroRing Gyro is presently being packaged for evaluation by potential customers. Commercial exploitation of this product is expected to be paced by the product design-in lead times required by such customers. As a result, ISC does not project material contributions to its consolidated revenues from this product during fiscal 1999.

     In June 1998, ISC formed its SFT subsidiary to commercially explore its proprietary technologies, focused on miniaturized digital cameras. SFT is presently completing the development of a production version of its initial product, the EFS-1, which is an electronic film system including a cartridge that can be inserted into an existing film camera allowing that camera to take digital pictures without modification to the camera itself. SFT continues to seek private financing to enable it to introduce this product and support its business plan. SFT believes that its proprietary EFS technology has value advantages to potential customers with substantial investment in conventional 35MM camera equipment that inhibits the adoption by those consumers of self-contained digital cameras. By utilizing the optics of existing cameras, SFT believes that the EFS product will be economically competitive to comparable resolution digital cameras.

Potential Product Applications

     Neural Networks. In 1991, ISC received initial funding from the U.S. Navy's Office of Naval Research for potential use of its technology in neural networks. After the completion of this exploratory phase, ISC received various add-on and collateral contracts aggregating over $9 million, through fiscal 1998, to further develop the neural network technology. ISC is presently pursuing additional contracts, under which ISC expects to deliver demonstration products to various branches of the DOD. Neural networks contain large numbers of sensing nodes which continuously interact with each other, similar to the way that the neurons of a human brain interact to process sensory stimuli. Neural networks are the subject of scientific inquiry because pattern recognition and learning tasks, which humans perform well and computers perform poorly, appear to be dependent on such processing. Neither conventional computers nor advanced parallel processors currently have the interconnectivity needed to fully emulate neural network processing techniques. ISC believes its chip stacking technology could offer a way to achieve the very high levels of interconnectivity necessary to construct an efficient artificial neural network. To ISC's knowledge, no other presently available packaging approaches are believed to offer this potential. The full embodiment of this technology is not expected to yield near-term products for ISC, although it is anticipated to keep ISC actively involved in advanced R&D relevant to ISC's long-range business interests. However, elements of this technology, including a proprietary chip set, are currently being developed with a view to product utilization, although there can be no assurances as to the potential success of such development.

     Wearable Computers. In fiscal 1998, ISC commenced exploration of a technology to stack chips of different functionality and dimensions within the same chip stack. ISC refers to this new technology as NeoStack(TM). ISC is using its NeoStack technology to support a government program undertaken by the Boeing Corporation ("Boeing"), to develop a wearable computer. ISC believes that its NeoStack approach could offer advantages in terms of compactness and power consumption to developers of wearable computer systems. However, because of remaining developmental requirements, ISC is presently unable to forecast when or if such technology will be incorporated in commercial products and, because of product design lead times, does not anticipate such incorporation during fiscal 1999.

Development Contracts

     In April 1980, ISC entered into an agreement with R & D Leasing Ltd., or "RDL", a limited partnership in which James Alexiou, ISC's Chairman of the Board, and John Carson, its Senior Vice-President and Chief Technical Officer, are general partners with beneficial interests, to develop certain processes and technology related to chip stacking. ISC has exclusively licensed this technology from RDL. ISC's exclusive rights to the technology extend to all uses, both government and commercial. Since entering into the licensing agreement, ISC has accrued royalty obligations to RDL at the rate of 3.5% of all ISC's sales of chip stacks using the licensed technology. In addition, RDL is entitled to receive an amount equal to 7% of all royalties earned by ISC from sales of any such products by ISC's sublicensees, although to date, no such sublicensee royalty income has been earned.

     In October 1989, RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of ISC's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The 1,000,000 options are exercisable at $1.00 until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology would transfer to ISC and all further royalty obligations would cease. If the option expires unexercised, the subordination provisions would terminate and the accrued royalties would be due and payable in the same manner as any other corporate obligation.

     As of September 27, 1998, ISC had accrued $826,200 in deferred royalties pursuant to this agreement. Due to the RDL subordination, royalties accrued, but none were paid by ISC during fiscal years 1996, 1997 and 1998.

Manufacturing

     At the present time, ISC stacks DRAM, SRAM and FLASH memory die purchased from commercial sources into cube-shaped assemblies at its own facility. The cubes are then either packaged or segmented into subsections as required for the particular product configuration being built. Outside vendor support is used for packaging. During fiscal 1998, ISC introduced products involving the stacking of pre-packaged die using widely-available fabrication technologies. ISC uses outside third party qualified source vendors for the manufacturing of these products.

     The primary components of ISC's non-memory products are integrated circuits and infrared detectors. The integrated circuits are designed by ISC for manufacture by others from silicon wafers and other materials readily available from multiple sources. Due to the ready availability of these materials, ISC does not have any special arrangements with suppliers for their purchase. ISC does not produce detectors. However, ISC has developed a process which enables it to use relatively low cost and unsophisticated detectors which are generally available from numerous sources.

     Because of the nature of the sophisticated research and development work performed under its development contracts, ISC designs and assembles equipment for testing and prototype development. ISC uses the unique capability of this equipment to seek, qualify for and perform additional contract research and development for its customers.

Backlog

     At June 27, 1999, ISC's funded backlog was $5.3 million compared to $2.5 million at June 28, 1998. ISC anticipates that all of the funded backlog will be filled in fiscal 2000. In addition, ISC has substantial unfunded backlog on contracts which typically are funded when the previously funded amounts have been expended. ISC is also continuing to negotiate for additional research contracts and commercial product sales, which, if obtained, could materially increase its backlog. Failure to obtain these contracts in a timely manner could materially affect ISC's short-term results.

Customers and Marketing

     ISC's Advanced Technology Division or "ATD" focuses its product marketing efforts on U.S. military agencies or contractors to those agencies. ISC is continually seeking and preparing proposals for additional contracts. As a result of the post cold war defense cutbacks, many defense contractors have experienced declines in their business base as government agencies' budgets are reduced. However, even if this trend continues, ISC believes there will be more emphasis and funds directed toward advanced technology systems and research programs for which ISC believes it is qualified to compete. However, there is no assurance that ISC will be successful in competing against the larger defense contractors for potential programs.

     Novalog supports Original Equipment Manufacturers or "OEM's" supplying infrared communications devices complying with the standards of the Infrared Data Association, otherwise known as "IrDA". We believe Novalog's active participation in IrDA facilitates its marketing to those customers.

     MSI directs its marketing toward three commercial areas: (i) Customers with a need for Application Specific Integrated Circuits, or "ASICs," such as the type developed for EG&G; (ii) OEMs that have a need for the cost and performance features that could be provided by MSI's Silicon MicroRing Gyro, with particular emphasis toward manufacturers of electronic toys and games, industrial monitoring equipment, medical instrumentation and automotive markets; and (iii) the manufacturers of micromachined sensors who may be able to utilize MSI's Universal Capacitive Readout(TM) or UNICAP(TM)", general purpose ASIC designed to support a variety of sensors requiring high accuracy capacitive readout and control electronics.

     SFT is a consumer product-focused enterprise. Both the structure and staffing of SFT were developed to bring digital imaging products to the consumer market. The initial product of SFT, the Electronic Film System, or "EFS," is designed to enable 35mm camera owners to shoot digital or traditional photography with equipment they currently own. The initial target market, termed "prosumers," are defined as high end hobbyists and business photographers who have made a significant investment in their camera systems. The EFS is being positioned as a camera accessory, leveraging off the growing adoption of digital cameras and related infrastructure.

     SFT is planning a limited roll out of the initial EFS-1(TM) product, largely through direct follow-up of inquiries from potential customers it has received, and expects to follow with an expansion of distribution, reseller channels and value-added resellers for broad and vertical markets. SFT plans to service its customers with a sophisticated electronic commerce site, an 800 access number, and a customer web site information vehicle.

     In fiscal 1998, contracts with all branches of the U.S. government accounted for 54% of the company's consolidated revenues, the remaining 46% of the company's consolidated revenues was derived from non-government sources. During fiscal 1998, revenues derived from the U.S. Army and the various divisions of the Boeing Corporation accounted for approximately 13% and 14% of total consolidated revenues, respectively. Loss of these customers would have a material adverse impact on the company's results.

     Contracts with government agencies may be suspended or terminated by the government at any time, subject to certain conditions. Similar termination provisions are typically included in agreements with prime contractors. From time to time, ISC has experienced such suspensions or terminations, and there is no assurance ISC will not experience such suspensions or terminations in the future.

     The ISC and its subsidiaries focus their marketing in specific areas of interest in order to best use their relatively limited marketing resources. Each operating unit or subsidiary has a designated individual to direct that unit's marketing efforts. ISC is presently recruiting for a senior management executive to coordinate these activities corporate-wide.

Competition

     The demand for high performance semiconductors has produced a wide variety of competitors and competitive systems, ranging from various three-dimensional designs to highly dense two-dimensional designs. For most commercial applications, the principal competitive factor is for such products is the cost premium over less densely packaged electronics. For some applications in which volume and weight are critical, such as space or avionics, density becomes the principal competitive factor. Many of ISC's competitors are believed to be better financed, more experienced and organizationally stronger than the company. Accordingly, there is no assurance that ISC and its subsidiaries can successfully compete in such markets.

     ISC is aware of two large companies that have developed competing approaches to chip stacking. They are Texas Instruments, Inc. (TI) and Thompson CSF (Thompson). In addition, there are several small companies and divisions of large companies that have various technologies for stacking a limited number of chips.

     ISC is aware of many companies which are currently servicing the military market for electro-optical sensors of the type which ISC's products are also designed to support. The principal competitive factor in this business area is the performance sensitivity and selectivity achievable by alternative sensor approaches and designs. Competitors to ISC include Santa Barbara Research Center, TI, Lockheed Martin Corporation, Raytheon, Litton Industries, Infrared Industries, Inc., EG&G Judson, OptoElectronics-Textron, Inc., and Boeing Corporation. ISC believes that most of its competitors in this area have financial, labor and capital resources greater than those of ISC and there is no assurance that ISC will be able to compete successfully.

     ISC is aware of several companies, which currently service the market for serial infrared detectors of the type sold by Novalog. For battery-powered applications, the principal competitive factors are power consumption and cost. For desktop applications, the principal competitive factor is the speed of data transmission achievable. Novalog believes that it has competitive advantages in the battery-powered applications. Competitors to Novalog include Hewlett-Packard, Temic, Sharp, and IBM, among others, all of whom have financial, labor and capital resources greater than those of Novalog.

     MSI is competing in a market populated with several larger competitors as relates to its Silicon MicroRing Gryo, including such companies as Delco Electronics, Motorola, Bosch Corporation, Siemens and Systron-Donner. The principal competitive factor for these applications is believed to be cost. MSI has no present knowledge of competitors planning to introduce ASICs competitive to its planned UNICAP product, but given the widespread availability of integrated circuit design capabilities in the electronics industry, the emergence of competitive products is believed to be likely.

     SFT is not aware of any direct competitors to its contemplated EFS product line and believes that its intellectual property will act as a barrier to competitors seeking to offer identical products, although there can be no assurances of that result. However, the EFS system itself is expected to face competition from increasingly sophisticated generations of digital camera equipment. Peripheral equipment and services, which SFT intends to offer to complement its EFS products are also likely to attract strong competition if the EFS product line receives significant market acceptance.

Research and Development

     ISC believes government and commercial research contracts will provide the major portion of funding necessary for continuing development of some of its products. However, the manufacture of stacked circuitry modules in volume will require substantial additional funds, which may involve additional equity or debt financing or a joint venture, license or other arrangement. Furthermore, the development of the products of its subsidiaries are likely to require such external funding. There can be no assurance that sufficient funding will be available from government or other sources or that new products of ISC or its subsidiaries will be successfully developed for volume production.

     ISC's consolidated expenditures for research and development for the fiscal year ended September 27, 1998 were $1,609,500, $1,616,600 for the fiscal year ended September 28, 1997, and $2,009,700 for the fiscal year ended September 29, 1996. R&D expenditures for the 39 week period ended June 27, 1999 were $3,025,200 compared to $371,900 at June 28, 1998. These expenditures of company funds were in addition to ISC's cost of revenues associated with its customer-sponsored research and development activities. The spending levels of company funds on research and development compared to its overall expenses are indicative of ISC's resolve to maintain its competitive advantage by developing new products and improving upon its existing technology. ISC has funded its research and development activities primarily through contracts with the federal government and with funds from ISC's public and private stock and bond offerings.

Patents, Trademarks and Licenses

     ISC has a policy of protecting its investment in technology by seeking to obtain, where practical, patents on the inventions made by its employees. As of June 27, 1999, 50 U.S. and foreign patents have been issued and assigned to ISC or its subsidiaries and other U.S. and foreign patent applications are pending. There is no assurance that additional patents assignable to ISC will be issued in the U.S. or elsewhere. Moreover, the issuance of a patent does not carry any assurance of successful application, commercial success or adequate protection. There is no assurance that ISC's existing patents or any other patent that may issue in the future would be upheld if ISC seeks enforcement of its patent rights against an infringer or that ISC will have sufficient resources to prosecute its rights, nor is there any assurance that patents will provide meaningful protection from competition.

     ISC has been advised by its patent counsel, Thomas Plante, Esq., that no adverse patent has been found which might create an infringement problem in the marketing of ISC's products. If others were to assert that ISC is utilizing technology covered by patents held by them, ISC would evaluate the necessity and desirability of seeking a license from the patent holder. There is no assurance that ISC is not infringing on other patents or that it could obtain a license if it were so infringing.

     Those products and improvements which ISC develops under government contracts are generally subject to royalty-free use by the government for government applications. However, ISC has negotiated certain "non-space" exclusions in government contracts and has the right to file for patent protection on commercial products which may result from government-funded research and development activities.

     ISC has exclusive world-wide rights to technology developed under an agreement with R & D Leasing, Ltd. ("RDL"), a limited partnership. Under the agreement, ISC will pay royalties of 3.5% of all direct sales by ISC of the basic devices using the technology. RDL will also receive 7% of all income earned by ISC from sublicensees. ISC's Chairman of the Board and its Senior Vice-President/Chief Technical Officer have beneficial interests in RDL. See "Development Contracts."

     ISC has exclusive world-wide rights to U.S., United Kingdom and Japanese patents covering the basic concept of the EFS pursuant to an agreement executed in October 1997 with Izak Sapir, a foreign individual. Under this agreement ISC issued 30,000 shares of common stock, and assumed an obligation to pay a non-refundable $35,000 to Elbit Systems Ltd, a prior holder of rights under the patent. SFT is the successor to the rights and obligations of this licensing agreement pursuant to which EFS sales will bear a 3% royalty payable to Mr. Sapir on the gross sales price up to $50 million sales per annum and a 1% royalty thereafter.

     In February 1998, ISC entered into an Assignment of Patent and Intellectual Rights with Floyd L. Eide, a Vice-President of ISC. As part of his employment agreement, Mr. Eide assigned to ISC all rights and interests to five U.S. Provisional Patent applications owned by him. In consideration for this assignment of rights, Mr. Eide will receive a 1% royalty on the gross sales revenues of any products incorporating elements of the assigned technology for the lifetime of any patents resulting from the Provisional Patent Applications.

     ISC entered into a sale and licensing of intellectual property rights related to the EFS to Advanced Technology Products, LLC, or "ATPL," a related party which funded early development of this technology for which John Carson, ISC's Senior Vice President and Chief Technical Officer serves as Managing Member. In September 1998, ISC assigned the rights and royalty obligations of the ATPL license to SFT. Concurrent with this assignment, ATPL reduced its royalty entitlements under the license in consideration of the issuance of 1,221,875 shares of SFT's common stock. ATPL retains a royalty entitlement of 2% of the first $30 million of EFS sales, declining thereafter as a function of sales volume.

Environmental Matters

     ISC believes that it is substantially in compliance with all regulations concerning the discharge of materials into the environment, and such regulations have not had a material effect on the capital expenditures or operations of ISC.

Employees

     As of August 31, 1999, ISC, including its consolidated subsidiaries, had 96 full-time employees and 23 consultants. Of the full-time employees, 67 were engaged in engineering, production and technical support, 7 in sales and marketing and 14 in finance and administration. None of ISC's employees is represented by a labor union, and ISC has experienced no work stoppages due to labor problems. ISC considers its employee relations to be excellent.

Properties

     The following table sets forth information with respect to ISC's and its subsidiaries' facilities:

                                                                          Square        Monthly    Lease Expiration
                                       Location                            Feet           Rent     -------------------
                                       --------                            ----           ----

ISC(1)                               Costa Mesa, CA                       30,339         $32,300   September 2001
Silicon Film Technologies, Inc.      Irvine, CA                           10,300           7,725   May 2004
                                                                          ------         -------
     Total                                                                40,639         $40,025
                                                                          ======         =======

____________
(1) Includes facilities for our corporate headquarters, our Advanced Technology Operations unit, MSI and Novalog.

     The facilities used by ATD include laboratories containing clean rooms for operations requiring a working environment with reduced atmospheric particles. The Company believes that its facilities are adequate for their respective operations, and that the facilities of the Company are maintained in good repair.

                                  MANAGEMENT

Executive Officers and Directors

     The following table sets forth certain information as of September 30, 1999 with respect to each person who is an executive officer or director of ISC:

Name                               Age                          Position
----                               ---                          ---------

James Alexiou(1)(2)                67                           Chairman of the Board

James D. Evert                     57                           President, Chief Executive Officer and a Director

John C. Carson                     60                           Senior Vice President, Chief Technical Officer and a
                                                                Director

Joanne S. Carson                   60                           Director and Secretary

Marc Dumont(1)                     56                           Director

Walter Garrigan(2)                 72                           Director

Frank P. Ragano(1)                 71                           Director

Wolfgang Seidel                    57                           Director

Vincent F. Sollitto, Jr.(2)        51                           Director

John J. Stuart, Jr.                59                           Vice President, Chief Financial Officer and Treasurer

Floyd L. Eide                      63                           Vice President and General Manager - MicroElectronics Division

-----------------
(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.

     Mr. Alexiou is a co-founder of ISC and has served as Chairman of the Board and a director since its inception in 1974. He also served as ISC's President from 1974 until September 1992 and its Chief Executive Officer from 1974 until he retired from this position in September 1994. He was subsequently re-elected to the positions of President and Chief Executive Officer in October 1996 but resigned those positions in January 1997. Mr. Alexiou also serves as Chairman of the Board of MicroSensors, Inc. ("MSI"), a wholly owned subsidiary of ISC (since October 1997) and Novalog. Mr. Alexiou is also President of the Orange County Philharmonic Society. Mr. Alexiou holds a B.S. in business management and an M.A. in economics from Boston University.

     Mr. Evert has been President, Chief Executive Officer and a director of ISC since February 1997. He also serves in those capacities for Novalog since February 1997 and as a director of MSI since October 1997. Prior to joining ISC, Mr. Evert was an independent management consultant. In that role from December 1993 until January 1995, he assisted Fujitsu Microelectronics, Inc. in the formation of a graphics product subsidiary and subsequently served as Vice-President of that unit from January 1995 to February 1996. Mr. Evert is a graduate of Syracuse University with a B.S. degree in Electrical Engineering.

     Mr. Carson is a co-founder of ISC and has served as a Senior Vice President since its inception in 1974 and a director since April 1982. He was elected Chief Technical Officer in February 1997. Mr. Carson also serves as a director of MSI (since October 1997). Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and single processing architectures, including neural networks. Mr. Carson holds a B S. in Physics from the Massachusetts Institute of Technology.

     Mrs. Carson has been a director of ISC since its inception and became its Corporate Secretary in December 1981. Mrs. Carson holds a degree in Business from the Chandler School for Woman.

     Mr. Dumont became a director of ISC in April 1994. Mr. Dumont has been an international consultant and investment banker for more than five years. Mr. Dumont is also on the Board of Directors of Novalog since October 1996. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., a PSA Peugeot Citroen Group company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA from the University of Chicago.

     Mr. Garrigan served as a director of ISC from February 1989 until he retired in 1994. He was re-elected to the Board in February 1997. Mr. Garrigan is a retired investment banker and financial consultant. Mr. Garrigan holds AB and Juris Doctor degrees from Rutgers University and is a member of the Bar of the District of Columbia.

     General Ragano became a director of ISC in June 1985. Since December 1988, General Ragano has been Chairman and Chief Executive Officer of CMS, Inc., a manufacturer of defense munitions. General Ragano is also on the Board of Directors of MSI (since October 1997). General Ragano holds a B.S. degree from Duquesne University and an MBA from Syracuse University.

     Mr. Seidel became a director in June 1999. He is principal of a management consulting firm specializing in mergers and acquisitions, Seidel and Partner, located in Munich, Germany. He has held this position since 1992. Prior to this time, Mr. Seidel was a principal in the acquisition, management and sale of German companies. Mr. Seidel holds a masters degree (Dipl. Ing) in Mechanical and Aircraft Engineering from Munich Technical University.

     Mr. Sollitto has been a director of ISC since October 1997. He is Chief Executive Officer of Photon Dynamics, Inc., a position he has held since June 1996. Prior to joining Photon

Dynamics, Mr. Sollitto was with Fujitsu Microelectronics, Inc. ("FMI") from September 1993 to February 1996 as General Manager of its Business Unit Operations. A graduate of Tufts College, Mr. Sollitto holds a B.S. degree in Electrical Engineering.

     Mr. Stuart joined ISC in January 1983 as its Manager of Special Projects and Communications, became ISC's Chief Financial Officer and Treasurer in July 1985, and a Vice President in June 1995. He relinquished the position of Treasurer in February 1995. Effective October 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart is also a member of the Board of Directors and is Vice President of Finance and Chief Financial Officer of both Novalog (since October 1995) and MSI (since October 1997). He also acted as Chief Financial Officer of SFT since its organization in August 1998 until May 1999. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

     Mr. Eide joined ISC in August 1997 as Vice President and General Manager - MicroElectronics Division. From November 1987 to August 1997, Mr. Eide was Chief Operating Officer and Vice President, Engineering of Dense-Pac Microsystems Inc. He is a graduate of Fairleigh Dickenson University with a M.S. in Solid State Physics and a B.S. in Physics.

     Directors and officers are elected on an annual basis. The term of each director expires at ISC's next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board of Directors.

     There are no family relationships between any director, executive officer or other key personnel and any other director, executive officer or other key personnel of ISC, other than between John C. Carson and Joanne S. Carson, who are husband and wife.

Board Committees

     The board of directors has an audit committee and a compensation committee. The audit committee reviews the independence of ISC's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1998, neither the board of directors nor ISC's independent certified public accountants raised any issues with respect to matters which required formal review.

     The compensation committee makes recommendations to the board as to the salaries of officers, administers ISC's executive bonus programs and recommends to the board the award of stock options to key employees, officers and directors.

     ISC does not have a nominating committee or any committee performing the functions of a nominating committee.

Executive Compensation

     Directors' Compensation

     Directors who are employees of ISC are not separately compensated for their services as directors or as members of committees of the board of directors. During fiscal 1998, directors who were not employees of ISC received $1,600 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of the committees of the board of directors.

     Executive Compensation

     For fiscal years ended September 27, 1998, September 28,1997, and September 29,1996, the compensation awarded or paid to, or earned by ISC's Chief Executive Officer, and each of the three other executive officers of ISC whose annual salary and bonus exceeded $100,000 in fiscal 1998 (the "Named Executive Officers"), is shown in the following table:

                          Summary Compensation Table

                                                                             Long Term Compensation
                                                                             -----------------------
                                                Annual Compensation                  Awards
                                         -------------------------------     -----------------------
                                                                  Other
Name                                                             Annual      Restricted
and                                                              Compen-       Stock        Options/     All Other
Principal                       Fiscal                           sation        Awards        SARs        Compensa-
Position(s)                      Year    Salary($)   Bonus($)    ($)(1)        ($)-          (#)        tion($)(2)
----------------------------     ----    -------     ------     --------      -------       -------     ----------
James D. Evert                   1998    200,000     77,700      1,392            -         200,000       15,974
President and Chief              1997     92,288     47,500          -        7,500         300,000        8,770
Executive Officer                1996          -          -          -            -               -            -

John C. Carson                   1998    146,500      8,240      3,229            -          50,000       25,124
Senior Vice President            1997    146,500          -      3,865            -         100,000       14,255
                                 1996    146,500          -      1,080            -               -       18,033

John J. Stuart, Jr.              1998    120,000     10,360      7,552            -          50,000       12,660
Vice President, Treasurer        1997    120,000          -      5,091            -         100,000       11,888
Chief Financial Officer          1996    120,000          -      1,044            -               -       16,050

Floyd L. Eide                    1998    120,000      7,500          -            -               -       15,971
Vice President                   1997     13,848          -          -            -         100,000          945

-----------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for "perquisites," where such amounts for the Named Executive Officers do not exceed the lesser of 10% of the sum of such executive bonus salary or $50,000.
(2) Amounts in this column represent the value of shares contributed to the named individual's account in the Employee Stock Bonus Plan. See "Employee Stock Bonus Plan".

Employment Agreements

     ISC had no employment agreements with any of its executive officers during the fiscal year ended September 27, 1998 and has not entered into any such agreements in the current fiscal year.

Option Grants

  The following table sets forth certain information regarding grants of stock options made during the fiscal year ended September 27, 1998 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1998.

                    Options Granted During Last Fiscal Year


                                          Individual Grants                              Potential Realizable
                         -----------------------------------------------                   Value at Assumed
                          Number of      % of Total                                      Annual Rates of Stock
                         Securities       Options                                       Price Appreciation for
                         Underlying      Granted to         Exercise or                    Option Term(3)
                           Options      Employees in        Base Price     Expiration   ----------------------
Name                      Granted(1)     Fiscal Year(2)       ($/Share)       Date        5% ($)     10% ($)
-----                    ----------      --------------      -----------      ----      ---------    ---------
James D. Evert              200,000              28.5%        1.5937       02/26/2002      50,200     105,500

John C. Carson               50,000               7.1%          1.50       05/06/2002      11,800      24,800

John J. Stuart, Jr.          50,000               7.1%          1.50       05/06/2002      11,800      24,800

-------------------
(1) Options granted become exercisable at the rate of 33% annually over a three year period after one year from the date of grant.
(2) Based on an aggregate of 701,500 options granted under ISC's option plans in the fiscal year ended September 27, 1998.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

Option Exercises During Last Fiscal Year and Fiscal Year-End Values

     The following table contains information relating to the exercise of stock options granted under the 1991 and 1995 Stock Option Plans by the Named Executive Officers in fiscal 1998, as well as the number and value of their unexercised options as of September 27, 1998.

              Aggregated Option Exercises During Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                        Number of
                                                                   Securities Underlying        Value of Unexercised
                                                                    Unexercised Options         In-the-Money Options
                                   Shares         Value         at Fiscal Year End (#)(2)     at Fiscal Year End (#)(3)
                                 Acquired on    Realized        --------------------------    -------------------------
Name                              Exercise(#)    ($)(1)         Exercisable   Unexercisable   Exercisable   Unexercisable
----                             -----------     ------         -----------   -------------   -----------   -------------
James D. Evert                        -            -              75,000         425,000        22,500         108,800

John C. Carson                        -            -              33,333         116,667        27,300          69,700

John J. Stuart, Jr.                   -            -              33,333         116,667        27,300          69,700

----------------------
(1) Represents the fair market value of Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq SmallCap Market or the actual sales price if the shares were sold by the optionee), less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2)  Includes both in-the-money and out-of-the money options.
(3) Fair market value of ISC's Common Stock on the last trading day of fiscal 1998 ($1.80 per share), less the applicable exercise prices, multiplied by the number of options.

Employee Stock Bonus Plan

     All of ISC's employees are eligible to participate in the Employee Stock Bonus Plan, which has been established by ISC in lieu of a retirement plan. Employees are enrolled in the plan as of the day following the date on which the employee completes at least one hour of work. In order to share in ISC's contribution to the Plan in any Plan year, an employee must have worked a minimum of 1,000 hours during the Plan year, and be employed by ISC at the end of the Plan year. To date, the Plan has been funded only with previously unissued shares of ISC's Common and Preferred stock; thus ISC has not incurred any cash expense in connection therewith. The Plan's assets are allocated annually to the participating employees' accounts in the respective ratios that each participating employee's compensation bears to the total compensation of participating employees. An employee's participation in the Plan terminates on his retirement, disability or death, at which time the employee will receive that portion of his account which has vested. Generally, an employee's account vests at a rate of 20% per year after completing three years of employment and is 100% vested after seven years of employment. All executive officers named in the Summary Compensation Table participate in ISC's Employee Stock Bonus Plan. ISC contributed 172,900 shares of common stock to the ESBP for the fiscal year ended September 29, 1996, 347,600 shares for the fiscal year ended September 28, 1997 and 333,300 shares for the fiscal year ended September 27, 1998.

     The value of contributions to the accounts of the Named Executive Officers for the fiscal year ended September 27, 1998 has been included in "All Other Compensation" in the Summary Compensation Table.

     ISC maintains an Executive Compensation Retirement Plan wherein certain executives may receive compensation based on a combination of age, length of service and a percentage of average salary during the 36 months preceding their retirement date. Mr. Alexiou was eligible to receive such compensation in fiscal 1998 and was paid $136,700.

Certain Transactions

     In April 1980, ISC entered into an agreement with R & D Leasing Ltd., or RDL, a limited partnership in which ISC's Chairman of the Board and a Senior Vice President, are general partners with beneficial interests, to develop certain processes and technology related to chip stacking. ISC has exclusively licensed this technology from RDL. ISC's exclusive rights to the technology extend to all uses, both government and commercial. Since entering into the licensing agreement, ISC has accrued royalty obligations to RDL at the rate of 3.5% of all ISC sales of chip stacks using the licensed technology. In addition, RDL is entitled to receive an amount equal to 7% of all royalties earned by ISC from sales of those products by ISC's sublicenses, although to date, no such sublicense royalty income has been earned.

     In October 1989, RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of ISC's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The 1,000,000 options are exercisable at $1.00 until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology will transfer to ISC and all further royalty obligations would cease. If the option expires unexercised, the subordination provisions will terminate and the accrued royalties will be due and payable in the same manner as any other corporate obligation.

     As of September 27, 1998, ISC had accrued $826,200 in deferred royalties pursuant to this agreement. Due to the RDL subordination, royalties accrued, but none were paid by ISC during the fiscal years 1998, 1997 and 1996.

     ISC has entered into an Assignment of Patent and Intellectual Rights, or the "Assignment" with Floyd L. Eide, a Vice-President of ISC. As part of this employment agreement, Mr. Eide has assigned to ISC all rights and interests to five U.S. Provisional Patent Applications owned by him. In consideration for this Assignment, Mr. Eide will receive a 1% royalty on the gross sales revenues of any products incorporating elements of the assigned technology for the lifetime of any patents resulting from the Provisional Patent Applications. This assignment was executed in February 1998.

     ISC entered into a sale and licensing of intellectual property rights related to the Electronic Film System or EFStm, to Advanced Technology Products, LLC or ATPL, a related party which funded early development of this technology in which ISC's Chief Technology Officer, Mr. John Carson, serves as Managing Member. In September 1998, ISC assigned the rights and royalty obligations of the ATPL license to SFT, a majority-owned subsidiary of ISC. Concurrent with this assignment, ATPL reduced its royalty entitlements under the license in consideration for the issuance of 1,221,875 shares of SFT's common stock. ATPL retains a royalty entitlement of 2% of the first $30 million of EFS sales, declining thereafter as a function of sales volume.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of October 4, 1999 with respect to shares of our voting equity securities beneficially owned by:

     . Each person whom we know to be the beneficial owner of more than five percent of our outstanding shares of common stock;

     .  Each of the executive officers named in the Summary Compensation Table;

     .  Each of our directors; and

     .  All current executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person, if, for example, persons share the power to vote or the power to dispose of the shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares, for example, upon exercise of an option or warrant or upon conversion of outstanding convertible preferred shares, within 60 days of the date of the table; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by that person, and only that person, by reason of those acquisition rights. As a result, the percentage of outstanding shares of any person, as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

     The percentage of beneficial ownership for the following table is based on 34,910,911 shares of common stock outstanding as of August 31, 1999. Shares of outstanding convertible preferred shares are deemed converted as indicated in the footnotes to the table. Ownership of preferred stock as separate equity securities includes only shares of Series B and Series C convertible preferred stock, all of which is owned by our Employee Stock Bonus Plan and administered by certain persons listed in the table. Shares of Series D convertible preferred stock are non-voting securities until converted, and therefore, are not included in the calculations of preferred stock as a separate class of voting equity securities. Shares of Series D convertible preferred shares are deemed converted, where indicated in footnotes, in presenting common stock ownership in this table.

     Unless otherwise indicated, the address for each listed stockholder is: c/o Irvine Sensors Corporation, 3001 Redhill Avenue, Building 3, Costa Mesa, California 92626. To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the equity securities indicated.

                                               Sole Voting         Shared Voting
                             Class of              or                   or
                              Equity           Investment           Investment             Aggregate      Percent
    Name and Address        Securities            Power              Power(1)              Amount(2)      of Class
    ----------------        ----------            -----              --------              ---------      --------
James Alexiou              Common            567,862.5  (3)          1,553,983.5          2,121,846.0          5.8%
                           Preferred          1,378.85                  8,803.15             10,182.0        100.0
                                                 (4)(5)

James D. Evert             Common            220,222.0  (6)          1,747,478.0  (7)       1,967,700          5.5
                           Preferred              -                     10,182.0  (7)        10,182.0        100.0

John C. Carson(8)          Common          1,186,257.0  (9)          1,470,376.0          2,656,633.0          7.3
                           Preferred           1,853.94                 8,328.06             10,182.0        100.0
                                                 (4)(10)

Joanne S. Carson(8)        Common           219,876.0  (11)                    -            219,876.0          *
                           Preferred              -                            -                    -          0

Marc Dumont                Common           147,164.0  (12)                    -            147,164.0          *
                           Preferred              -                            -                    -          0

Walter Garrigan            Common            13,333.0  (13)                    -             13,333.0          *
                           Preferred              -                            -                    -          0

Frank P. Ragano            Common            74,367.0  (14)                    -             74,367.0          *
                           Preferred              -                            -                    -          0

Wolfgang Seidel            Common           214,500.0                          -            214,500.0          *
                           Preferred              -                            -                    -          0

Vincent F. Sollitto, Jr.   Common            17,333.0  (15)                    -             17,333.0          *
                           Preferred              -                            -                    -          0

John J. Stuart, Jr.        Common           506,756.0  (16)          1,591.388.0          2,098,144.0          5.9
                           Preferred            908.04                  9,273.96             10,182.0        100.0
                                                 (4)(17)

Floyd Eide                 Common           125,146.0  (18)                    -            128,846.0          *
                           Preferred              -                            -                    -          -

FundSelect E               Common         3,393,545  (19)                      -            3,393,545          9.6
 HYPO-INVEST               Preferred              -                            -                    -          -
 Luxembourg S.A. 4,
 MUE Alphonse Weicker
 L-2721 Luxembourg-
 Kirchberg

All directors and          Common         3,305,616.5  (20)          1,120,791.5  (21)      4,426,408         11.8
 executive officers as     Preferred          4,140.83  (22)            6,041.17  (23)       10,182.0        100.0
 a group (11 persons)

                                                                      (See footnotes beginning on following page.)

_________
*  Less than one percent.

(1) All shares in the "Shared Voting or Investment Power" column are shares held in our Employee Stock Bonus Plan. The Common Stock and shares of Series B and C Convertible Preferred Stock (which are convertible at a ratio of 1:50) are voted and otherwise controlled by Messrs. Alexiou, Evert, Carson and Stuart, until distributed to the employees upon their termination. The ESBP currently owns an aggregate of 1,238,378 shares of Common Stock and 509,100 shares of Series B and Series C Convertible Preferred Stock, which collectively convert into a total of 1,747,478 shares of Common Stock and therefore are entitled to cast that many votes. In order to simplify the share ownership in this table, the shares allocated to the individual accounts of Messrs. Alexiou, Evert, Carson and Stuart are omitted, as to each individual, in this column and each individual disclaims beneficial ownership of the shares in this column. The shares in the ESBP allocated to the accounts of these individuals are included in the column "Sole Voting or Investment Power" and are noted in the footnotes to this table.
(2) Includes all securities that the named individual may vote, including those in the column "Sole Voting or Investment Power" and "Shared Voting and Investment Power."
(3) Includes (i) 289,369 shares of Common Stock held in the name of the Alexiou Family Trust, as to which Mr. Alexiou and his wife jointly serve as trustee;
    (ii) 74,999 shares of Common Stock issuable upon exercise of currently exercisable stock options under our incentive stock option plans; (iii) 826,200 shares of Common Stock issuable upon exercise of an option granted to R & D Leasing Ltd., an entity owned 50% by Mr. Alexiou and 50% by Mr. Carson; Mr. Alexiou disclaims beneficial ownership of the 413,100 option shares representing Mr. Carson's ownership interest in RDL; (iv) 10,000 shares of Common Stock issuable upon conversion of 100 shares of Series D convertible preferred stock held in the name of the Alexiou Family Trust;
    (v) 124,552 shares of common stock and 68,942.5 shares of common stock issuable upon conversion of 1,001.42 shares of Series B convertible preferred stock and 377.43 shares of Series C convertible preferred stock held in Mr. Alexiou's vested account in the ESBP.
(4) The named individual is an administrator of our Employee Stock Bonus Plan and in that capacity, he has the power to vote and dispose of the shares in the ESBP. The numbers in the "Shared Voting or Investment Power" column represent only the securities held by our ESBP that are not allocated to the vested account of the named individual. The named individual disclaims beneficial ownership of all of the shares in the ESBP other than those in his vested account, which are included and noted in the column "Sole Voting or Investment Power."
(5) Includes 1,001.42 shares of Series B Convertible Preferred Stock and 377.43 shares of Series C Convertible Preferred Stock, all held in Mr. Alexiou's vested account in our ESBP. The 68,942.50 shares of Common Stock issuable upon conversion of these shares are included in Mr. Alexiou's Common Stock ownership total as though the shares had been converted. The Series D Convertible Preferred Shares are not included in the total number of shares of Preferred Stock for Mr. Stuart since the Series D Convertible Preferred Stock is not a voting equity security until converted.
(6) Includes (i) 175,000 shares of Common Stock issuable upon exercise of currently exercise stock options and (ii) 15,500 shares of Common Stock held indirectly in an IRA account for the benefit of Mr. Evert.
(7) Mr. Evert's ESBP account has not yet vested. Accordingly, athe shares shown represent all of the Common and Preferred shares in the EsbP by reason of Mr. Evert's position as one of the administrators of the ESBP.
(8) John C. Carson and Joanne S. Carson are husband and wife. However, the securities held as separate property by each of them have not been aggregated with those owned by his or her spouse in order to give the reader a clearer understanding of how many shares are owned by each person. Both Mr. and Mrs. Carson disclaim beneficial ownership of the securities owned by his or her spouse as separate property.
(9) Includes (i) 82,666 shares of Common Stock issuable upon exercise of currently exercisable stock options under our incentive stock option plans;
    (ii) 826,200 shares of Common Stock issuable upon exercise of an option granted to R & D Leasing Ltd., an entity owned 50% by Mr. Alexiou and 50% by Mr. Carson; Mr. Carson disclaims beneficial ownership of the 413,100 option shares representing Mr. Alexiou's ownership interest in RDL; (iii) 184,405 shares of Common Stock and 92,697 shares of Common Stock issuable upon conversion of 1,214.95 shares of Series B Convertible Preferred Stock and
    638.99 shares of Series C Convertible Preferred Stock held in Mr. Carson's vested account in the ESBP.

(10) Includes 1,214.95 shares of Series B Convertible Preferred Stock and 638.99 shares of Series C Convertible Preferred Stock all held in Mr. Carson's vested account in our ESBP. The 1,853.94 shares of Common Stock issuable upon conversion of these shares are included in Mr. Carson's Common Stock ownership total as though the shares had been converted.
(11) Includes 21,666 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(12) Includes (i) 101,644 shares of Common Stock issuable upon exercise of currently exercisable stock options and (ii) 10,000 shares held indirectly by a holding company controlled by Mr. Dumont.
(13) All of the 13,333 shares of Common Stock are shares of Common Stock issuable upon exercise of currently exercisable stock options.
(14) Includes 28,332 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(15) Includes 13,333 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(16) Includes (i) 253,000 shares of Common Stock held in the name of the Stuart Family Trust, as to which Mr. Stuart and his wife jointly serve as trustee;
     (ii) 82,666 shares of Common Stock issuable upon exercise of currently exercisable stock options under our incentive stock option plans; (iii) 15,000 shares of Common Stock issuable upon conversion of 150 shares of Series D Convertible Preferred Stock; (iv) 110,688 shares of Common Stock and 45,402 shares of Common Stock issuable upon conversion of 575.61 shares of Series B Convertible Preferred Stock and 332.43 shares of Series C Convertible Preferred Stock held in Mr. Stuart's vested ESBP account; and
     (v) 12,800 shares of Common Stock held indirectly in an IRS account of Mr. Stuart's wife.
(17) Includes 575.61 shares of Series B Convertible Preferred Stock and 332.43 shares of Series C Convertible Preferred Stock, all held in Mr. Stuart's vested account in our ESBP. The 45,4002 shares of Common Stock issuable upon conversion of these shares are included in Mr. Stuart's Common Stock ownership total as though the shares had been converted. The Series D Convertible Preferred Shares are not included in the total number of shares of Preferred Stock for Mr. Stuart since the Series D Convertible Preferred Stock is not a voting equity security until converted.
(18) Includes (i) 73,333 shares of Common Stock issuable upon exercise of currently exercisable stock options.
(19) Does not include an indeterminate number of shares of Common Stock that could be issued pursuant to the exercise of a warrant that becomes exercisable under certain circumstances following the effective date of the registration statement of which this prospectus is a part.
(20) Includes (i) 542,369 shares of Common Stock held indirectly by family trusts (see Notes 5 and 16); and (ii) 38,300 shares of Common Stock held indirectly in IRAs or a holding company (see Notes 6, 12 and 16); (iii) 1,493,192 shares issuable upon exercise of currently exercisable stock options; (iv) 25,000 shares issuable upon conversion of currently convertible Series D Convertible Preferred Stock; (v) 419,645 shares held in the Company's ESBP in vested accounts of executive officers and directors; (vi) 207,041.5 shares of Common Stock issuable upon conversion of Series B and C Convertible Preferred Stock held in the Company's ESBP in vested accounts of executive officers and directors; and (vi) 826,200 shares issuable upon exercise of the option held by RDL (see Notes 3 and 9).
(21) Includes all shares of Common Stock and deemed converted shares of Series B and Series C Convertible Preferred Stock held in our ESBP that are not held in the vested accounts of Messrs. Alexiou, Evert, Carson and Stuart, who vote and otherwise control the shares. This total includes (i) 818,733 shares of Common Stock and (ii) 302,058.5 shares of Common Stock issuable upon conversion of 3,645.02 shares of Series B Convertible Preferred Stock and 2,396.15 shares of Series C Convertible Preferred Stock.
(22) Includes (1) 2,791.98 shares of Series B Convertible Preferred Stock and
     (ii) 1,348.85 shares of Series C Convertible Preferred Stock in vested ESBP accounts. No Series D shares are included in this total because Series D Convertible Preferred Stock is a non-voting equity security.
(23) Includes 6,041.17 shares of Series B and Series C Convertible Preferred Stock held in unvested accounts in the ESBP.

                              SELLING STOCKHOLDERS

     The selling stockholders, which term includes their transferees, pledgees, donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the 8,270,731 shares of common stock. The selling shareholders received these shares of common stock in one of the following transactions:

     . Holders of a total of 535,340 shares purchased their stock in a private placement conducted in March 1999, holders of 4,000,000 shares purchased their stock in a private placement conducted in June 1999 and holders of an additional 444,445 shares purchased their stock in a private placement conducted in October 1999;

     . Holders of a total of 189,946 shares received their shares in exchange services provided to us during 1998 or 1999 or for retirement of outstanding debt; and

     . Holders of a total of 1,522,500 shares received their shares by exercising warrants for our common stock by transferred to us shares of Novalog;

     . One holder received a total of 400,000 shares in a negotiated stock purchase agreement under the terms of which she transferred to us shares of Novalog she had previously purchased;

     . One holder received a total of 110,000 shares in settlement of a dispute;

     . Holders of warrants are entitled to exercise those warrants for a total of 67,500 shares;

     . One holder, a former executive officer of Irvine Sensors, received 1,000 shares as a departing gift; and

     . One holder has an option to purchase up to 1,000,000 shares upon exercise of an option granted to it in exchange for an agreement to defer royalties under a license agreement for certain technology we licensed in 1980.

     The selling stockholders, or their pledgees, donees, transferees or other successors in interests, may offer the shares of common stock owned by them for sale as principals for their own accounts at any time and from time to time, on the Nasdaq SmallCap Market or in the over-the-counter market or otherwise at prices and terms at prices then prevailing or related to the then current market price. The selling stockholders, or their pledgees, donees, transferees or other successors in interests, may also offer the shares in private sales at prices they negotiate. We will not receive any of the proceeds from the sale of any of the shares. Selling stockholders are not obligated to reimburse us for any portion of the expenses we incur in connection with this offering.

     Except as otherwise disclosed herein, to our knowledge and based on certain representations made by the selling stockholders, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following table sets forth the name of each such selling stockholder and the shares of common stock beneficially owned by each such holder as of August 31, 1999 and immediately after the offering (assuming the sale of all of their shares offered hereby). Since the date on which they provided us with the relevant information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock.

     Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                                                             Beneficial Ownership
                                            Number of Shares                  Following Offering
                                           Beneficially Owned    Shares      ---------------------
                                              Prior to the        to be      Number of    Percent
            Name                                Offering         Sold(1)       Shares      Owned
------------------------------             ------------------   ----------   ----------   --------
Banque Privee Edmond de
  Rothschild, S.A. Luxembourg (1)          1,003,000            905,000        98,000       --
Nutley Investments (1)                       112,500            112,500             0       --
Mourgue d'Algue et Cie (1)                    50,000             50,000             0       --
Xavier Roland                                125,000            125,000             0       --
Jean Dumont                                   75,000             75,000             0       --
Marc Dumont                                   45,500             12,500        33,000       --
Claude Eyraud                                 25,000             25,000             0       --
Serge Dubois                                  55,000             55,000             0       --
Paul Dutrieux                                100,000            100,000             0       --
Roger H. Felberbaum                           25,000             25,000             0       --
Lawrence R. Turel & Lori R. Turel JT          25,000             25,000             0       --
Anthony P. Turel, Jr.                         12,500             12,500             0       --
Christopher G. Louis                          15,000             15,000             0       --
Anthanasios .J. Foster                        15,000             15,000             0       --
Richmont Consulting International (2)         15,280             15,280             0       --
Edda Brown (3)                               400,000            400,000             0       --
David Pinto                                  117,587             11,000       106,587        *
JLA Associates                                13,333             13,333             0       --
Bruce A. Capobianco                            5,000              5,000             0       --
Katherine Kraemer                             14,000             14,000             0       --
J. Mark Holland                               26,000             26,000             0       --
Thomas J. Plante (4)                         150,900             40,000       110,900        *
Leo P. Meyers                                  8,333              8,333             0       --
Richard Rice                                  20,000             20,000             0       --
Neal Clement                                 750,000             68,000       682,000        2%


                                              (See footnotes on following page.)


                                            Number of Shares                   Beneficial Ownership
                                           Beneficially Owned      Shares       Following Offering
                                                                               --------------------
                                              Prior to the         to be       Number of    Percent
                                    Name        Offering          Sold(1)        Shares      Owned
----------------------------------------   ------------------   ------------   ----------   -------
Regency One LLC (1)                                    70,000      70,000               0        --
Eugene G. Lonerghan, Jr.                               80,000      70,000          10,000         *
Preston Assets Management (1)                         150,000     140,000          10,000         *
Myles T. Stott                                         40,000      40,000               0        --
Ronald Hale and Rowena E. Hale,
  co-trustees                                          16,000      16,000               0        --
Crescent International Limited (1)                    144,736      68,000          76,736         *
The Aresh Family Trust                                 33,340      33,340               0        --
Grover T. Wickersham, P.C. (5)                         20,000      20,000               0        --
Oxcal Venture Fund LP (6)                             110,000     110,000               0        --
Bensym, Inc.                                           10,000      10,000               0        --
Frank P. Ragano (7)                                    69,368       4,000          65,368         *
Vincent F. Sollito, Jr. (8)                             7,333       4,000           3,333         *
I.N.I (9)                                              40,000      40,000               0        --
LTD (10)                                               27,500      27,500               0        --
Aggressive Investors Partnership (11)                 836,400     836,400               0        --
FundSelect E (12)                                   3,393,545   3,395,545               0        --
Wolfgang Seidel (13)                                  214,500     214,500               0        --
R & D Leasing Ltd. (14)                             1,000,000   1,000,000               0        --

____________
*   Less than 1%.
(1) The Selling Stockholder is an offshore corporation or partnership that has invested either as principal or on behalf of its clients. In the latter circumstances, the laws of certain jurisdictions protect the identity of such clients from public disclosure. The Shares registered hereby on behalf of the Selling Stockholder were issued upon exercise of warrants.
(2) The 15,280 shares owned by the Selling Stockholder are also included in the total shares beneficially owned by Edda Brown because, due to her voting and investment control over the Selling Stockholder, she would be deemed to be the beneficial owner of such shares.
(3) See footnote (2). The Selling Stockholder is directly selling 400,000 shares held in her own name.
(4) The Selling Stockholder serves as patent counsel to ISC.
(5) The Selling Stockholder is a professional corporation that serves as legal counsel to ISC. The shareholders of the corporation are Grover T. Wickersham and Debra K. Weiner.
(6) Grover T. Wickersham, a partner in the law firm of Grover T. Wickersham, P.C., legal counsel to ISC, may be deemed to be a beneficial owner of the Selling Shareholder because of his investment control. He disclaims such beneficial ownership.
(7) Includes 23,333 shares issuable upon exercise of currently exercisable stock options. The Selling Stockholder is a director of ISC.
(8) Includes 3,333 shares issuable upon exercise of currently exercisable stock options. The Selling Stockholder is a director of ISC.
(9) Includes 40,000 shares issuable upon exercise of currently exercisable warrants.
(10)Includes 27,500 shares issuable upon exercise of currently exercisable warrants.
(11)The Selling Stockholder is a German investment partnership.
(12)The Selling Stockholder is a publicly-held German mutual fund.
(13)The Selling Stockholder is a director of ISC.

(14) Includes 1,000,000 shares issuable upon exercise of currently exercisable options issued in exchange for an agreement to defer royalties. The Selling Stockholder is a limited partnership in which ISC's Chairman of the Board and a Senior Vice-President are general partners with beneficial interests.

                         DESCRIPTION OF CAPITAL STOCK

General

     As of September 1, 1999, we are authorized to issue up to 40,000,000 shares of common stock, and 500,000 shares of preferred stock. As of October 4, 1999 there are approximately 35,385,356 shares of common stock issued and outstanding, 6,437 shares of Series B preferred stock, 3,745 shares of Series C preferred stock outstanding and 3,900 shares of Series D preferred stock outstanding.

Common Stock

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.

     Cumulative voting for the election of directors is provided for in our certificate of incorporation. Cumulative voting means that stockholders may take the full number of votes they are entitled to cast in the election of directors, which would be the number of shares they own multiplied by the number of directors being elected, and distribute those votes among one or more of the candidates, as each stockholder sees fit. Someone must give notice of his or her intention to cumulate votes at the meeting, but once notice is given, all stockholders then have the right to cumulate votes.

     The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up of ISC, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

     Our board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things:

     .  restricting dividends on the common stock;

     .  diluting the voting power of the common stock;

     .  impairing the liquidation rights of the common stock; or

     . delaying or preventing a change in control of ISC without further action by the stockholders.

     Furthermore, holders of such preferred stock may have other rights, including economic rights, senior to the common stock, and, as a result, the issuance thereof could have a material adverse effect on the value of the common stock. We have issued and outstanding three series of preferred stock which possess the following characteristics.

     Series B and Series C Convertible Cumulative Preferred Stock

     The shares of our Series B and Series C convertible cumulative preferred stock, which were issued solely to our Employee Retirement Plan, each bear a 10 percent cumulative annual dividend, which under Delaware law may generally be paid only out of (1) retained earnings or (2) net profit in the current or preceding fiscal year. To the extent that the dividends are not declared and paid in any fiscal year, the obligation carries over to the next fiscal year. The shares of Series B and Series C convertible cumulative preferred stock are not redeemable, carry a liquidation preference over the common stock of $15.00 for the Series B and $30.00 for the Series C preferred stock, per share and are convertible, at the option of the holder, into 50 shares of common stock for each share of Series B and Series C convertible cumulative preferred stock. This number proportionately adjusts if we effect a stock split, reverse split or other similar event of recapitalization. To date, all former employees entitled to distributions or transfers pursuant to the Employee Retirement Plan have elected to convert their holdings of Series B and Series C convertible cumulative preferred stock into common stock, thereby forfeiting entitlements to future declarations of dividends. Undeclared dividends of $94,000 on the outstanding Series B and $95,100 on the outstanding Series C preferred stock have been carried forward to fiscal 1999. The shares of Series B and Series C preferred stock outstanding as of March 28, 1999 would convert into an aggregate of 509,100 shares of common stock.

     Series D Convertible Preferred Stock

     Shares of Series D preferred stock are convertible at the option of the holder at any time into 100 shares of our common stock, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events. In the event of any liquidation, dissolution or winding up of ISC, holders of the Series D preferred shares are entitled to receive a liquidation preference of $100 per share. The Series D preferred shares carry no voting rights, except as required by law, do not bear dividends and are not redeemable. The Series D preferred shares carry a conversion premium of 10% per annum, payable in our unregistered shares of common stock; provided, however, that if our common stock has traded for 20 consecutive trading days at a price of at least $3.00 per share, the conversion premium expires and is of no further effect. To date, our stock price has not traded at that level during the period in which we have had outstanding Series D preferred stock. The shares of Series D convertible preferred stock outstanding as of March 28, 1999 would convert into approximately 438,200 shares of common stock.

Common Stock Purchase Warrants

     In October 1999, we issued a common stock purchase warrant to the one accredited investor who purchased shares in our October 1999 private placement. The warrant becomes exercisable on the date of the October 1999 private placement and terminates 90 days after the effective date of the registration statement of which this prospectus is a part. This is referred to as the "potential exercise period." The warrant becomes exercisable during the potential exercise period only if the closing price of our common stock closes below $1.35 for (1) 10 consecutive trading days or (2) 20 non-consecutive trading days during the period. We refer to either of these occurrences as the "trigger event". In the event the warrant becomes exercisable because of the occurrence of a trigger event, the holder of the warrant will be entitled to purchase a specified number of unregistered shares of our common stock for the purchase price of $0.01 per share. The number of shares issuable upon exercise of the warrant will be that number that results in an average price per share of the shares purchased by the warrantholder in the October 1999 private placement plus the warrantholder's warrant shares based on the trading price of our stock. The average purchase price of the private placement shares and warrant shares will be equal to the lowest closing price of our common stock during the 10 consecutive or 20 non-consecutive trading days that constitute the trigger event. However, in no event will the warrantholder be entitled to purchase more shares upon exercise of the warrant than would result in the holder's average purchase price being lower than the lowest closing price of our common stock recorded during the 52-week period preceding the date of the trigger event. In addition, the number of shares issuable pursuant to the warrant cannot exceed the limitations imposed by the limitations imposed by the our authorized capital on September 30, 1999.

     In October 1999, we issued a common stock purchase warrant in connection with a private placement conducted by our consolidated subsidiary, Silicon Film Technologies, Inc. The purchase right represented by the warrant is exercisable on or after September 25, 2000 and will terminate at the close of business, California time, on September 23, 2001. The purchase price of each share issuable upon exercise of the warrant will be $1.35, payable in Silicon Film Technologies Series B Preferred Stock valued at $10.00 per share or Silicon Film Technologies common stock valued at $0.60 per share. The warrant entitles the holder to purchase an aggregate number of shares equal to $400,000, at a value of $1.35 per share.

                              PLAN OF DISTRIBUTION

     This Prospectus covers the resale of the shares of common stock by the selling stockholders, or their pledgees, donees, transferees or other successors in interests. These persons are collectively referred to as the sellers.

     The sellers may from time to time sell the shares of common stock offered hereunder. They may make these sales on the Nasdaq SmallCap Market or in the over-the-counter market or otherwise at prices and on terms then prevailing or related to the then current market price, or in negotiated transactions. They may sell the shares of common stock:

     . to or through one or more broker-dealers, acting as agent or principal in underwritten offerings;

     .  block trades;

     .  agency placements;

     .  exchange distributions;

     .  brokerage transactions;

     .  privately negotiated transactions;

     .  short sales; or

     .  in any combination of transactions.

     Any or all of the sales or other transactions involving the common stock described in this prospectus, whether effected by the sellers, any broker dealer or others, may be made pursuant to this prospectus. In addition, sellers with shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may sell those shares under Rule 144 rather than pursuant to this prospectus.

     To comply with the securities laws of certain states, the common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

     Irvine Sensors Corporation and the selling stockholders have agreed, and later may further agree, to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the common stock, including liabilities arising under the Securities Act.

     We will amend or supplement this Prospectus in the following circumstances and to the following extent: (1) if the securities are to be sold at a price other than the prevailing market price, to disclose such price; (2) if the securities are to be sold in block transactions and the purchaser intends to resell, to disclose the nature and extent of such arrangements; or (3) if the compensation to be paid to broker-dealers is other than usual and customary discounts, concessions or commissions, to disclose the terms of such broker-dealer compensation. In the above-circumstances, the Sellers may not make any offers or sales until an effective amendment or prospectus supplement is available.

     In connection with any transaction involving our common stock, broker-dealers or others may receive from the sellers, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. The sellers and any broker-dealers acting in connection with such sales, might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act and any commission received by them and any profit on the resale of such securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will not receive any part of the proceeds from the sale of the shares of common stock by the selling stockholder

                                    EXPERTS

     The consolidated financial statements of Irvine Sensors Corporation for the fiscal year ended September 27, 1998 have been included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Irvine Sensors Corporation for the fiscal years ended September 28, 1997 and September 29, 1996, have been included in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The statements contained in the section entitled "Business Patents, Trademarks and Licenses" of the annual report on Form 10-K for the fiscal year ended September 27, 1998, incorporated by reference in this Prospectus, are included in reliance upon the opinion of Thomas J. Plante, Esq. Irvine, California, patent counsel for ISC, and upon his authority as an expert. Mr. Plante is a selling stockholder in this prospectus.


                                 LEGAL MATTERS

     Certain legal matters in connection with the sale of the shares of common stock offered by this prospectus will be passed upon for us by Grover T. Wickersham, P.C., Palo Alto, California. That law firm is the owner of 20,000 shares of Common Stock, and is a selling stockholder in this prospectus.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Irvine Sensors Corporation
Costa Mesa, California

We have audited the accompanying consolidated balance sheet of Irvine Sensors Corporation as of September 27, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Irvine Sensors Corporation as of September 27, 1998, and the consolidated results of its operations and its consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

Grant Thornton LLP
Irvine, California
January 6, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Irvine Sensors Corporation

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows as of and for each of the two years in the period ended September 28, 1997 present fairly, in all material respects, the financial position, results of operations and cash flows of Irvine Sensors Corporation and its subsidiaries as of and for each of the two years in the period ended September 28, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                          Price WaterhouseCoopers LLP
                             Costa Mesa, California
                               December 16, 1997

                           IRVINE SENSORS CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                   September 28,    September 27,      June 27,
                                                                        1997             1998            1999
                                                                   --------------   --------------   -------------
                                                                                                      (unaudited)
    ASSETS
Current assets:
 Cash and cash equivalents......................................    $  1,639,300     $  1,310,400    $  2,762,800
 Accounts receivable, net of allowances of $10,000
  in 1997 and 1998 and $72,300 in 1999..........................       1,237,700        1,766,100       1,774,100
 Stock subscriptions receivable.................................               -                -       2,301,600
 Inventory......................................................       2,577,300        1,532,700       1,796,100
 Other current assets...........................................       1,182,900          193,500         263,700
                                                                    ------------     ------------    ------------
   Total current assets.........................................       6,637,200        4,802,700       8,898,300
Equipment, furniture and fixtures, net..........................       2,775,800        2,224,000       2,674,300
Other assets....................................................          36,300           38,000          92,800
                                                                    ------------     ------------    ------------
                                                                    $  9,449,300     $  7,064,700    $ 11,665,400
                                                                    ============     ============    ============
    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable...............................................    $  4,370,800     $  1,570,800    $  2,583,250
 Accrued expenses...............................................         684,700          622,400         646,600
 Deferred revenue...............................................         106,100           50,000         106,900
 Notes payable and current portion of long-term debt............       2,234,000           52,800         288,600
                                                                    ------------     ------------    ------------
   Total current liabilities....................................       7,395,600        2,296,000       3,625,350
Long term debt..................................................         593,200          107,500         504,500
Deferred and subordinated royalties payable -
 affiliated company.............................................         613,800          826,200         826,200
Convertible subordinated debentures.............................         250,000                -               -
Preferred stock of consolidated subsidiary......................         118,500                -               -
Minority interest in consolidated subsidiaries..................       3,418,100        1,488,000       2,397,400
                                                                    ------------     ------------    ------------
   Total liabilities............................................      12,389,200        4,717,700       7,353,450
                                                                    ------------     ------------    ------------
Shareholders' equity (deficit):
 Preferred Stock, $0.01 par value; 500,000 shares authorized;
  8,785, 6,966 and 6,437 shares Series B Convertible
   Cumulative Preferred outstanding; aggregate
   liquidation preference of $198,100...........................              50               50              50
  4,974, 3,964 and 3,745 shares Series C Convertible
   Cumulative Preferred outstanding; aggregate
   liquidation preference of $213,900...........................              50               50              50
  None, 4,400 and 3,900 shares Series D Convertible
   Preferred outstanding; aggregate liquidation
   preference of $390,000.......................................               -               50              50
 Common stock, $0.01 par value, 40,000,000 shares
  authorized; 21,541,300, 28,457,700 and
  34,905,900 shares issued and outstanding......................         215,400          284,600         349,100
 Common stock warrants; 340,000, 162,000 and
  97,000 issued and outstanding.................................               -                -               -
 Paid-in capital................................................      46,424,100       55,885,250      64,252,400
 Employee retirement plan contributions.........................               -                -        (105,600)
 Accumulated deficit............................................     (49,579,500)     (53,823,000)    (60,184,100)
                                                                    ------------     ------------    ------------
  Total shareholders' equity (deficit)..........................      (2,939,900)       2,347,000       4,311,950
                                                                    ------------     ------------    ------------
                                                                    $  9,449,300     $  7,064,700    $ 11,665,400
                                                                    ============     ============    ============

 The accompanying notes are an integral part of these statements.

                                IRVINE SENSORS
                                  CORPORATION
                     CONSOLIDATED SSTATEMENTS OF OPERATIONS

                                                   Fiscal Year Ended                           39 Weeks Ended
                                    ------------------------------------------------   -------------------------------
                                    September 29,    September 28,    September 27,
                                         1996             1997             1998        June 28, 1998    June 27, 1999
                                    --------------   --------------   --------------   --------------   --------------
                                                                                                (unaudited)
Revenues:
 Contract research and
   development...................    $  3,614,300     $  5,821,100      $ 6,624,700      $ 5,074,200      $ 2,899,200
 Product sales...................       8,283,900        7,872,100        2,289,800        1,628,500        4,798,500
 Other...........................         126,000                -          400,000          400,000                -
                                     ------------     ------------      -----------      -----------      -----------
   Total revenues................      12,024,200       13,693,200        9,314,500        7,102,700        7,697,700
                                     ------------     ------------      -----------      -----------      -----------

Costs and expenses:
 Cost of contract revenues.......       4,694,400        5,737,800        8,431,800        4,162,100        2,764,200
 Cost of product sales...........      12,443,200       11,835,300        2,247,000        1,604,900        4,137,100
 General and administrative......       4,031,600        3,439,300        2,984,400        2,162,400        4,460,500
 Research and development........       2,009,700        1,616,600        1,609,500          371,900        3,025,200
 (Gain) loss related to
   plant closure.................               -        5,873,400         (160,000)               -                -
                                     ------------     ------------      -----------      -----------      -----------
                                       23,178,900       28,502,400       15,112,700        8,751,300       14,387,000
                                     ------------     ------------      -----------      -----------      -----------

Loss from operations.............     (11,154,700)     (14,809,200)      (5,798,200)      (1,648,600)      (6,689,300)

 Interest expense................        (469,800)        (443,600)        (266,200)        (112,900)         (66,100)
 Interest income.................         108,300           39,300           12,500           11,300           13,400
 Other...........................               -                -          299,700                -                -
 Noncash interest expense
   related to convertible
   debentures....................      (4,396,700)               -                -                -                -
                                     ------------     ------------      -----------      -----------      -----------

Loss before minority interest and
 provision for income taxes......     (15,912,900)     (15,213,500)      (5,752,200)      (1,750,200)      (6,742,000)
Minority interest in loss of
 subsidiaries....................               -          340,500          365,200          324,800          383,700
Provision for income taxes.......          (1,800)          (2,600)          (2,600)          (2,600)          (2,800)
                                     ------------     ------------      -----------      -----------      -----------

Loss before extraordinary item...     (15,914,700)     (14,875,600)      (5,389,600)      (1,428,000)      (6,361,100)
Extraordinary item - debt
 extinguishment..................               -                -        1,146,100        1,146,100                -
                                     ------------     ------------      -----------      -----------      -----------
Net loss.........................    $(15,914,700)    $(14,875,600)     $(4,243,500)     $  (281,900)     $(6,361,100)
                                     ============     ============      ===========      ===========      ===========
Basic and diluted loss per
 share:
 Loss before extraordinary
   item..........................          $(0.94)          $(0.73)          $(0.24)          $(0.08)          $(0.18)
                                     ============     ============      ===========      ===========      ===========
 Extraordinary item..............               -                -            $0.05            $0.05                -
                                     ============     ============      ===========      ===========      ===========
 Net loss........................          $(0.94)          $(0.73)          $(0.19)          $(0.03)          $(0.18)
                                     ============     ============      ===========      ===========      ===========
Weighted average number of
 shares outstanding..............      16,874,300       20,475,100       24,597,700       23,306,600       34,910,900

        The accompanying notes are an integral part of these statements.

                           IRVINE SENSORS CORPORATION

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                    Common Stock             Common Stock
                                                   Shares Issued           Warrants Issued
                                                ---------------------   --------------------
                                                  Number      Amount      Number     Amount
                                                ----------   --------   ----------   -------
Balance at October 1, 1995...................   15,566,800   $155,700     126,900    $     -

   Stock options exercised...................      257,100      2,600           -          -
   Common stock issued to
      employee retirement plan...............      172,900      1,700           -          -
   Common stock warrants
      issued.................................                       -    222,000           -
   Common stock warrants
      exercised..............................      109,700      1,100    (109,700)         -
  Series B and Series C preferred
      stock converted to common
      stock..................................       50,100        500           -          -
   Convertible debentures
      converted to common stock..............    2,553,400     25,500           -          -
   Net loss..................................            -          -           -          -
   Additional paid-in capital related
      to convertible debentures..............            -          -           -          -
                                                ----------   --------   ---------    -------

Balance at September 29, 1996................   18,710,000    187,100     239,200          -

   Common stock issued to
      employee retirement plan...............      347,600      3,500           -          -
   Convertible debentures
      converted to common stock..............    2,441,400     24,400           -          -
   Series B and Series C
      preferred stock converted
      to common stock........................       12,600        100           -          -
   Sale of common stock......................       22,200        200           -          -
   Common stock bonus issued.................        7,500        100           -          -
   Common stock warrants
      issued.................................            -          -     118,000          -
   Common stock warrants
      expired................................            -          -     (17,200)         -
   Net loss..................................            -          -           -          -
                                                ----------   --------   ---------    -------

Balance at September 28, 1997................   21,541,300    215,400     340,000          -

   Common stock issued to
      employee retirement plan...............      333,300      3,400           -          -
   Convertible debentures
      converted to common stock..............      100,000      1,000           -          -
   Series B and Series C
      preferred stock converted
      to common stock........................      140,900      1,400           -          -
   Common stock issued to
      retire liabilities.....................      487,800      4,900           -          -
   Sale of common stock and
      common stock units.....................    2,091,700     20,900           -          -
   Stock options exercised...................        8,200        100           -          -
   Common stock warrants issued..............            -          -     116,200          -
   Common stock warrants
      exercised..............................      294,200      2,900    (294,200)         -
   Series D preferred units sold.............            -          -           -          -
   Series D preferred units
      converted..............................    3,460,300     34,600           -          -
   Preferred stock of dissolved
      subsidiary.............................            -          -           -          -
   Capital contributed by ATPL...............            -          -           -          -
   Net loss..................................            -          -           -          -
                                                ----------   --------   ---------    -------

Balance at September 27, 1998................   28,457,700   $284,600     162,000    $     -


                                              Preferred Stock                                                Total
                                               Shares Issued            Total                            Shareholders'
                                           ----------------------      Paid-in        Accumulated           Equity
                                              Number     Amount        Capital         (Deficit)           (Deficit)
                                           ----------   ---------    -----------    ---------------     ---------------
Balance at October 1, 1995...............     15,013        $ 200    $28,127,400       $(18,789,200)       $  9,494,100

   Stock options exercised...............          -            -        209,100                  -             211,700
   Common stock issued to
      employee retirement plan...........          -            -        685,700                  -             687,400
   Common stock warrants
    issued...............................          -            -              -                  -                   -
   Common stock warrants
    exercised............................          -            -        293,400                  -             294,500
  Series B and Series C preferred
      stock converted to common
      stock..............................     (1,002)        (100)          (400)                 -                   -
   Convertible debentures
      converted to common stock..........          -            -      9,117,500                  -           9,143,000
   Net loss..............................          -            -              -        (15,914,700)        (15,914,700)
   Additional paid-in capital related
      to convertible debentures..........          -            -      4,396,700                  -           4,396,700
                                             -------       ------    -----------       ------------        ------------

Balance at September 29, 1996............     14,011          100     42,829,400        (34,703,900)          8,312,700

   Common stock issued to
      employee retirement plan...........          -            -        442,000                  -             445,500
   Convertible debentures
      converted to common stock..........          -            -      3,125,600                  -           3,150,000
   Series B and Series C
      preferred stock converted
      to common stock....................       (252)           -           (100)                 -                   -
   Sale of common stock..................          -            -         19,800                  -              20,000
   Common stock bonus issued.............          -            -          7,400                  -               7,500
   Common stock warrants
      issued.............................          -            -              -                  -                   -
   Common stock warrants
      expired............................          -            -              -                  -                   -
   Net loss..............................          -            -              -        (14,875,600)        (14,875,600)
                                             -------       ------    -----------       ------------        ------------

Balance at September 28, 1997............     13,759          100     46,424,100        (49,579,500)         (2,939,900)

   Common stock issued to
      employee retirement plan...........          -            -        496,600                  -             500,000
   Convertible debentures
      converted to common stock..........          -            -        249,000                  -             250,000
   Series B and Series C
      preferred stock converted
      to common stock....................     (2,829)           -         (1,400)                 -                   -
   Common stock issued to
      retire liabilities.................          -            -        753,200                  -             758,100
   Sale of common stock and
      common stock units.................          -            -      3,712,900                  -           3,733,800
   Stock options exercised...............          -            -           (100)                 -                   -
   Common stock warrants issued..........          -            -        303,900                  -             303,900
   Common stock warrants
      exercised..........................          -            -        274,100                  -             277,000
   Series D preferred units sold.........     37,750          400      3,283,700                  -           3,284,100
   Series D preferred units
      converted..........................    (33,350)        (350)       (34,250)                 -                   -
   Preferred stock of dissolved
      subsidiary.........................          -            -        118,500                  -             118,500
   Capital contributed by ATPL...........          -            -        305,000                  -             305,000
   Net loss..............................          -            -              -         (4,243,500)         (4,243,500)
                                             -------       ------    -----------       ------------        ------------

Balance at September 27, 1998............     15,330        $ 150    $55,885,250       $(53,823,000)       $  2,347,000

                                                   (Continued on following page)

                           IRVINE SENSORS CORPORATION


                                                                            Common Stock
                                                    Common Stock           Warrants Issued
                                                    Shares Issued
                                                ---------------------   --------------------
                                                  Number      Amount      Number     Amount
                                                ----------   --------   ----------   -------

Balance at September 27, 1998...............    28,457,700    284,600     162,000          -

   Common stock issued to
      employee retirement plan..............       330,000      3,300           -          -
Series B and Series C
      preferred stock converted
      to common stock.......................        37,300        400           -          -
   Common stock issued to
      retire liabilities....................       189,900      1,900           -          -
   Sale of common stock and
      common stock units....................     4,536,500     45,400           -          -
   Stock options exercised..................       120,900      1,200           -          -
   Common stock warrants issued.............             -          -           -          -
   Common stock warrants
      exercised.............................        65,000        600     (65,000)         -
   Series D preferred units
      converted.............................        56,100        600           -          -
   Common stock issued in exchange
      for subsidiary stock..................     1,112,500     11,100           -          -
   Net loss.................................             -          -           -          -
                                                ----------   --------   ---------    -------

Balance at June 27, 1999
   (unaudited)..............................    34,905,900   $349,100      97,000      $   -
                                                ==========   ========   =========    =======



                                              Preferred Stock                                                Total
                                               Shares Issued            Total                            Shareholders'
                                           ----------------------      Paid-in        Accumulated           Equity
                                              Number     Amount        Capital         (Deficit)           (Deficit)
                                           ----------   ---------    -----------    ---------------     ---------------

Balance at September 27, 1998............      15,330         150     55,885,250        (53,823,000)          2,347,000

   Common stock issued to
      employee retirement plan...........           -           -        391,300                  -             394,600
Series B and Series C
      preferred stock converted
      to common stock....................        (748)          -           (350)                 -                  50
   Common stock issued to
      retire liabilities.................           -           -        278,500                  -             280,400
   Sale of common stock and
      common stock units.................           -           -      6,158,300                  -           6,203,700
   Stock options exercised...............           -           -        114,900                  -             116,100
   Common stock warrants issued..........           -           -         81,200                  -              81,200
   Common stock warrants
      exercised..........................           -           -         68,400                  -              69,000
   Series D preferred units
      converted..........................        (500)          -           (600)                 -                   -
   Common stock issued in exchange
      for subsidiary stock...............           -           -      1,169,900                  -           1,181,000
   Net loss..............................           -           -              -         (6,361,100)         (6,361,100)
                                              -------      ------    -----------       ------------         -----------

Balance at June 27, 1999
   (unaudited)...........................      14,082        $150    $64,146,800       $(60,184,100)        $ 4,311,950
                                              =======      ======    ===========       ============         ===========

 The accompanying notes are an integral part of these statements.

                          IRVINE SENSORS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Fiscal Year Ended                             39 Weeks Ended
                                              ---------------------------------------------------  --------------------------------
                                                 September 29,    September 28,    September 27,
                                                      1996             1997             1998        June 28, 1998     June 27, 1999
                                              -----------------  ---------------  ---------------  ----------------  --------------
                                                                                                              (unaudited)
Cash flows from operating activities:
     Net loss...............................     $(15,914,700)    $(14,875,600)     $(4,243,500)     $  (281,900)      $(6,361,100)
     Adjustments to reconcile net income
       (loss) to net cash used in operating
       activities:
         Depreciation.......................        2,268,100        2,994,500        1,546,700          839,500           669,550
         (Gain) loss on disposal of
            equipment.......................                -        5,873,400         (309,700)               -            15,600
         Extraordinary gain.................                -                -       (1,146,100)               -                 -
         Non-cash employee retirement
            plan contribution...............          687,400          445,500          500,000          500,000           394,400
         Minority interest in net loss of
            subsidiaries....................                -                -         (365,200)        (324,800)         (383,700)
         Common stock issued to pay
            operating expenses..............                -                -          261,700          261,700             1,500
         Noncash interest expense
            related to convertible
            debentures......................        4,396,700                -                -                -                 -
          (Increase) decrease in accounts
            receivable......................         (635,900)       1,786,200         (528,400)      (1,549,600)           (8,000)
          (Increase) decrease in
            inventory.......................       (1,455,800)       1,809,400        1,044,600         (786,600)         (263,400)
          (Increase) decrease in other
            current assets..................          (42,100)        (899,300)         989,400          678,000          (125,000)
          (Increase) decrease in other
            non-current assets..............         (155,200)         151,000           (1,700)               -                 -
          Increase (decrease) in accounts
            payable and accrued
            expenses........................        1,159,900        1,921,600       (1,977,900)      (3,258,800)        1,317,150
          Increase (decrease) in deferred
            revenues........................        1,017,600       (2,276,500)         (56,100)        (106,100)           56,900
          Increase (decrease) in accrued
            rent............................          458,300         (458,300)               -                -                 -
          Increase in royalties accrued -
            affiliated company..............          232,500          258,100          212,400           12,400                 -
                                              -----------------  ---------------  ---------------  ----------------  --------------
          Net cash used in operating
            activities......................       (7,983,200)      (3,270,000)      (4,073,800)      (4,016,200)       (4,686,100)
                                              =================  ===============  ===============  ================  ==============

Cash flows from investing activities:
     Capital facilities and equipment
       expenditures.........................       (8,525,200)      (1,113,400)        (390,800)        (229,400)         (358,000)
     Proceeds from refund on
       equipment purchase...................                -          324,500                -                -                 -
     Equipment disposal.....................                -        1,051,900          149,700           37,800                 -
                                              =================  ===============  ===============  ================  ==============
       Net cash (used in) provided by
       investing activities.................       (8,525,200)         263,000         (241,100)        (191,600)         (358,000)
                                              -----------------  ---------------  ---------------  ----------------  --------------

                                                   (Continued on following page)

                          IRVINE SENSORS CORPORATION

                                                                Fiscal Year Ended                             39 Weeks Ended
                                              -------------------------------------------------------------------------------------
                                                 September 29,    September 28,    September 27,
                                                      1996             1997             1998        June 28, 1998     June 27, 1999
                                              -----------------  ---------------  ---------------  ----------------  --------------
                                                                                                              (unaudited)
Cash flows from financing activities:
     Principal payments under notes
       payable and capital lease
       investing activities
       obligations..........................     $   (217,100)    $   (253,300)     $(2,336,900)     $(2,327,200)      $  (112,600)

     Proceeds from issuance of
       long-term debt.......................        3,013,200                -                -                -                 -
     Proceeds from issuance of
     convertible subordinated
       debentures...........................       10,293,000                -                -                -                 -
     Sale of minority interest in
       subsidiaries.........................          500,000        2,918,100                -           48,400         2,332,300
     Proceeds from issuance of common
       and preferred stock and common
       stock warrants.......................          506,200           27,500        5,063,100        4,713,400         4,276,800
     Proceeds from stock sale by bank
     Contributed capital by ATPL............                -                -          954,800          921,700                 -
                                                            -                -          305,000                -                 -
                                              -----------------  ---------------  ---------------  ----------------  --------------
       Net cash provided by financing
         activities.........................       14,095,300        2,692,300        3,986,000        3,356,300         6,496,500
                                              -----------------  ---------------  ---------------  ----------------  --------------
Net increase (decrease) in cash and cash
     equivalents............................       (2,413,100)        (314,700)        (328,900)        (851,500)        1,452,400
Cash and cash equivalents at beginning
     of period..............................        4,367,100        1,954,000        1,639,300        1,639,300         1,310,400
                                              -----------------  ---------------  ---------------  ----------------  --------------
Cash and cash equivalents at end of
     period.................................     $  1,954,000     $  1,639,300      $ 1,310,400      $   787,800       $ 2,762,800
                                              =================  ===============  ===============  ================  ==============
Noncash investing and financing
     activities:
     Principal payment of note payable by
         issuance of common stock...........     $          -     $         -       $   500,000      $   500,000       $   280,400
                                              =================  ===============  ===============  ================  ==============
     Equipment financed with capital
     leases.................................     $      3,200     $         -       $   170,000      $         -       $   745,400

                                              =================  ===============  ===============  ================  ==============
     Conversion of debentures to
         common stock.......................     $ 10,450,000     $  3,150,000      $   250,000      $   250,000       $         -
                                              =================  ===============  ===============  ================  ==============
     Exchange of subsidiary stock...........     $          -     $          -      $ 1,564,900      $         -       $ 1,071,000
                                              =================  ===============  ===============  ================  ==============
     Paid-in capital from dissolution
         of subsidiary......................     $          -     $         -       $   118,500      $         -       $          -
                                              =================  ===============  ===============  ================  ==============
     Conversion of preferred to
         common stock.......................     $          -     $         -       $    34,600      $    30,300       $          -
                                              =================  ===============  ===============  ================  ==============
     Stock sold on a subscription basis.....     $          -     $         -       $         -      $         -       $ 2,301,600
                                              =================  ===============  ===============  ================  ==============

        The accompanying notes are an integral part of these statements.

                           IRVINE SENSORS CORPORATION

                   Notes to Consolidated Financial Statements
                   September 28, 1997 and September 27, 1998
              (Information as of and for the 39 week periods ended
                 June 28, 1998 and June 27, 1999 is unaudited)

Note 1 - Summary of Significant Accounting Policies

     Consolidation

     The consolidated financial statements include the accounts of Irvine Sensors Corporation (the Company) and its subsidiaries, Novalog, MicroSensors, Inc. ("MSI"), 3D Microelectronics, Inc., 3D MicroSystems, Inc., and Silicon Film Technologies, Inc. ("SFT") (formerly Imagek, Inc.). Carson Alexiou Corporation ("CAC"), a former subsidiary of the Company, was dissolved in the fiscal year ended September 27, 1998. All significant intercompany transactions and balances have been eliminated in consolidation.

     Fiscal Year

     The Company's fiscal year ends on the Sunday nearest September 30. Fiscal 1996 (52 weeks) ended on September 29, 1996, fiscal 1997 (52 weeks) ended on September 28, 1997, and fiscal 1998 (52 weeks) ended on September 27, 1998.

Interim Financial Statements

     The consolidated financial information as of June 28, 1998 and June 27, 1999 included herein is unaudited but includes all normal recurring adjustments which, in the opinion of management of the Company, are necessary to present fairly the consolidated financial position of the Company at June 27, 1999, and the consolidated results of its operations and its consolidated cash flows for the 39 week periods ended June 28, 1998 and June 27, 1999. Certain reclassifications have been made to prior year's financial statements to conform to the current year presentation.

      Accounting measurements at interim dates inherently involve greater reliance on estimates than at year-end. The results of operations for the interim periods presented are not necessarily indicative of the results expected for the whole year.

                           IRVINE SENSORS CORPORATION

                   Notes to Consolidated Financial Statements
                   September 28, 1997 and September 27, 1998
              (Information as of and for the 39 week periods ended
                 June 28, 1998 and June 27, 1999 is unaudited)


Note 1 - Summary of Significant Accounting Policies (continued)

     Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company believes its estimates of inventory reserves and estimated costs to complete on contracts to be the most sensitive estimates impacting financial position and results of operations in the near term.

     Revenues

     The Company's revenues were derived from shipments of functional memory stacks, shipments of the SIRComm(TM) infrared chip and the development and manufacture of prototype and sample products for its customers. The Company continues to contract to develop prototypes and provide research, development, design, testing and evaluation of complex detection and control defense systems. The Company's research and development contracts are usually cost plus fixed fee (best effort) or fixed price and revenues are recognized as costs are incurred and include applicable fees or profits primarily in the proportion that costs incurred bear to estimated final costs. Production orders for memory stacks and SIRComm chips are generally priced in accordance with the Company's established price list. Novalog's revenues result from shipment of products with sales primarily to OEM manufacturers. Revenues are recorded when products are shipped. SFT has not completed final development of its products and expects to recognize revenue when products are shipped to end-users.

     The Company provides for anticipated losses on contracts by a charge to operations during the period in which they are first identified. Unbilled accounts receivable are stated at estimated realizable value.

     United States government contract costs, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Indirect contract costs have been agreed upon through fiscal 1997. Contract revenues have been recorded in amounts, which are expected to be realized upon final settlement.

     Other revenues in fiscal 1996 were derived from a licensing agreement with Unitrode to transfer technology required to produce the Company's SIRCommchip. (See Note 16 - Technology Licenses.) Other revenues in fiscal 1998 were derived from sale of intellectual property to ATPL. (See Note 8 - Related Party Transactions.)

                           IRVINE SENSORS CORPORATION

                   Notes to Consolidated Financial Statements
                   September 28, 1997 and September 27, 1998
              (Information as of and for the 39 week periods ended
                 June 28, 1998 and June 27, 1999 is unaudited)

Note 1 - Summary of Significant Accounting Policies (continued)

     Research and Development Costs

     A major portion of the Company's operations is comprised of customer-funded research and prototype development or related activities. The Company also incurs costs in research and development of new concepts in proprietary products. Such costs are charged to expense as incurred.

     Inventory

     Inventory is valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) basis. Inventories are reviewed quarterly to determine realizability and obsolescence. Specific reserves are recorded for slow moving and obsolete items.

     Equipment, Furniture and Fixtures

     The Company capitalizes costs of additions to equipment, furniture and fixtures, together with major renewals and betterments. In addition, the Company capitalizes overhead for all in-house capital projects. Maintenance, repairs, and minor renewals and betterments are charged to expense. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized. Depreciation of equipment, furniture and fixtures is recorded over the estimated useful lives of the assets, primarily three to seven years. Leasehold improvements are amortized over the shorter of the terms of the leases or the lives of the assets.

     Income Taxes

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)

Note 1 - Summary of Significant Accounting Policies (continued)

     Basic and Diluted Net Loss per Share

     Net loss per share is calculated in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," which supersedes APB Opinion No. 15, "Earnings per Share." Net loss per share for all periods presented has been restated to reflect the adoption of SFAS128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that options, warrants, and convertible preferred stock are included in the calculation of diluted earnings per share, except when their effect would be anti-dilutive. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statements of Cash Flows

     For purposes of the Consolidated Statements of Cash Flows, the Company considers all demand deposits and Certificates of Deposit with original maturities of 90 days or less to be cash equivalents.

     Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable and payable, other liabilities and debt approximate fair value. The fair value of royalties payable to affiliate is not determinable due to their related party nature.

     Concentration of Credit Risk

     The Company has cash deposits at U.S. banks and financial institutions, which exceeded federally insured limits at June 27, 1999. The Company is exposed to credit loss for amounts in excess of insured limits in the event of non-performance by the institution; however, the Company does not anticipate non-performance.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 1 - Summary of Significant Accounting Policies (continued)

     Accounting for Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), which establishes financial accounting and reporting standards for stock-based employee compensation. Under SFAS 123, companies are encouraged, but not required, to adopt a method of accounting for stock compensation awards based upon the estimated fair value at the date the options/awards are granted as determined through the use of a pricing model (the "Fair Value Method"). Companies continuing to account for such awards in accordance with the existing guidance of Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees" (APB 25), are required to disclose in the notes to their financial statements the pro forma impact on net income and net income per share had they utilized the Fair Value Method. This statement is effective for the Company in fiscal year 1997. The Company continues to account for stock compensation awards in accordance with APB 25, with the appropriate footnote disclosure required under SFAS 123.

     Impairment of Long-Lived Assets

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting For the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), which establishes accounting standards for the impairment of long-lived assets to be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, SFAS 121 requires that certain long-lived assets be reported at the lower of carrying amount or fair value less cost to sell. The Company adopted SFAS 121 in fiscal 1997. The adoption of SFAS 121 had no significant impact on its consolidated financial position or results of operations.

Note 2 - Issuance of Common and Preferred Stock

     During fiscal 1996, the Company issued 257,100 shares of common stock to seven employees, two of whom are officers and one officer-director, and three non-employee directors upon exercise of options granted under the Company's Stock Option Plans. Net proceeds of $211,700 were added to the Company's general fund.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 2 - Issuance of Common and Preferred Stock (continued)

     In conjunction with a fiscal 1995 private financing of $2.25 million of 8 percent convertible subordinated debentures (the "1995 Debentures"), the Company issued an additional $500,000 of 1995 Debentures in October 1995 (fiscal 1996) to institutional investors in Europe. The gross proceeds less expenses were added to the Company's general funds. During fiscal 1996, the Company, at the request of bondholders, converted the entire $2.75 million of outstanding 1995 Debentures at varying rates into 509,400 shares of the Company's common stock, which were subsequently registered and may be traded without restrictions.

     In a private financing during February and March 1996, the Company issued $11.1 million of eight percent convertible subordinated debentures due in 1998 (the "1996 Debentures") to institutional and private investors in Canada and Europe. The 1996 Debentures were convertible into shares of common stock at varying rates which were contingent upon the closing bid prices of the common stock. The Company had the right to demand conversion of the 1996 Debentures at any time after March 1997. Interest was payable semiannually on January 31 and July 31 of each year. The gross proceeds less expenses were added to the Company's general funds.

     During fiscal 1997, the Company, at the request of bondholders, converted $3,150,000 of the outstanding 1996 Debentures at varying rates into 2,441,400 shares of the Company's common stock. With these conversions, all but $250,000 of the original issue of $11.1 million of the 1996 Debentures was retired. In May 1996, the Company had registered the resale of 2,997,000 shares of common stock which the Company then believed would be sufficient to cover the conversion of the entire $11.1 million series of 1996 Debentures and related warrants, which had been issued in February and March 1996. However, due to the decline in the price of the Company's common stock, the number of shares issued upon conversion of all the Debentures, exceeded the number of shares previously registered. In January 1998 the Company filed a registration statement which included the resale of 1,114,810 unregistered shares issued upon conversion of the 1996 Debentures. The Securities and Exchange Commission declared this registration effective in April 1998.

     In January 1998, the Board of Directors authorized a contribution to the Employee Stock Bonus Plan (the Company's ERISA-qualified Employee Retirement
Plan). The amount represents an annual contribution for fiscal year 1998 and was made in 333,334 shares of the Company's common stock, which have been issued to the Plan.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 2 - Issuance of Common and Preferred Stock (continued)

     In fiscal 1998, the Company forced conversion of the remaining $250,000 of outstanding eight percent Convertible Subordinated Debentures into 100,000 shares of the Company's common stock. The common shares underlying the convertible debentures were included in the Company's January 1998 registration statement.

     In connection with settlement of bank debt, the Company issued 550,000 unregistered shares of common stock in December 1997. (See Note 10 - Notes Payable.)

     The Company began the sale of Series D Convertible Preferred Stock Units in a private placement to certain accredited investors in December 1997 and continued to accept subscriptions thereto through January 2, 1998, at which time, the Company sold an additional 24,750 Units. The Company issued an aggregate of 37,750 Units at a price of $100.00 per Unit. The net proceeds of $3,284,100 from the sale of these securities were added to the Company's general funds.

     The Series D Convertible Preferred Stock Units consist of one share of Convertible Preferred Stock, plus one five-year Warrant to purchase one share of common stock of Novalog, and one five-year Warrant to purchase one share of common stock of MSI. Each share of Convertible Preferred Stock is convertible into common stock of the Company at the rate of 100 shares of Common for each share of Preferred D, subject to adjustment for stock splits, reverse stock splits and other similar recapitalization events. The Preferred D shares have no voting rights, except as required by law, and bear no dividends. (See Note 19 - Earnings Per Share for calculation of beneficial conversion and imputed dividend resulting from issuance of Series D Convertible Preferred Stock.) The common shares underlying the Preferred D shares were included in the April 1998 registration statement. In connection with this private placement, the Company granted to the placement agent a warrant to purchase up to 3,775 units of Series D Convertible Preferred Stock units at a price of $110 per unit which was 110 percent of the private placement price of the Units. The warrant is exercisable during the period beginning the earlier of one year from January 2, 1998 or the date of registration and expiring on January 2, 2003. Warrants to purchase 500 units were exercised in May 1998 and the proceeds of $55,000 were added to the Company's general funds. In addition, the placement agent exercised warrants to purchase 1,000 units in the period between October and December 1998, and warrants to purchase 500 units were exercised in March 1999. All of the proceeds were added to the Company's general funds.

     As of June 27, 1999, at the request of the holders thereof, a total of 33,850 shares of Series D Convertible Preferred Stock have been converted into 3,516,500 shares of common stock.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 2 - Issuance of Common and Preferred Stock (continued)

     In January 1998, the Company sold 125,000 Common Stock Units to investors in a private placement. Each Common Stock Unit consists of one share of common stock of the Company, plus one five-year Warrant to purchase one share of common stock of Novalog, and one five-year Warrant to purchase one share of common stock of MSI. The proceeds of $125,000 from these transactions were added to the Company's general funds.

     In January 1998, a warrant holder exercised outstanding warrants to purchase 222,000 shares of common stock at a price of $1.00 per share. The proceeds from this warrant exercise have been added to the Company's general funds.

     In fiscal 1998 and through June 27, 1999 distribution of vested benefits was made from the Company's Employee Retirement Plan to former employees. Subsequently, 1,819 shares of Series B and 1,010 shares of Series C Convertible Preferred stock were surrendered for conversion into 140,900 shares of common stock in fiscal 1998. Also, 528 shares of Series B and 217 shares of Series C Convertible Preferred Stock were surrendered for conversion into 37,300 shares of common through June 27, 1999. The converted Preferred shares have been retired.

     In April 1998, the Company issued 700,000 unregistered shares of the Company's common stock in a private placement to accredited investors. The net proceeds of $980,000 from this private placement have been added to the Company's general funds.

     In August 1998, holders of 1,128,000 shares of common stock of Novalog exercised warrants to exchange these shares for 905,000 unregistered shares of common stock of the Company resulting in an increase of $1,564,900 (net of losses previously allocated to minority interest) in total shareholders' equity and a corresponding decrease in minority interest in consolidated subsidiary.

     During the first quarter of fiscal 1999, holders of 1,125,000 shares of common stock of Novalog exercised warrants to exchange these shares for 587,500 shares of common stock of the Company resulting in an increase of $781,900, which is net of loss previously allocated to minority interest, in total shareholders' equity and a corresponding decrease in minority interest in consolidated subsidiary.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 2 - Issuance of Common and Preferred Stock (continued)

     In the second quarter of fiscal 1999, the Company purchased 500,000 shares of common stock of Novalog through the issuance of 400,000 shares of common stock of the Company. Holders of 30,000 shares of common stock of Novalog exercised warrants to exchange these shares for 30,000 shares of common stock of the Company. These second quarter transactions resulted in an increase of $441,600, which is net of losses previously allocated to minority interest, in total shareholders' equity and a corresponding decrease in minority interest in consolidated subsidiaries of $441,600. (See Note 6- Minority Interest in Subsidiaries) Subsequent to fiscal year ended September 26, 1999 one accredited investor subscribed to purchase 444,445 unregistered shares of the Company's common stock in a private placement. The gross proceeds of $600,000 will be added to the Company's general funds upon receipt.

Note 3 - Common Stock Warrants

     In July 1992, the Company consummated a public offering of 750,000 shares of common stock and granted the Underwriter an option to purchase up to 112,500 additional shares of common stock to cover over-allotments. In connection with this offering, the Company granted to the Underwriter warrants to purchase up to 75,000 shares of common stock at a price of $5.10 per share, which was 120 percent of the initial public offering price of the shares. The warrants were exercisable during the four-year period beginning July 9, 1993, and expiring July 8, 1997. During fiscal 1995, 57,800 of these warrants were exercised. The remaining 17,200 were not exercised and expired on July 8, 1997.

     In July 1993, the Company granted warrants to a consultant to purchase 30,000 unregistered shares of common stock at $8.875 per share, in connection with services rendered. The shares underlying these warrants were registered in fiscal 1995 and the price reduced to $4.50 per share. The warrants were exercised in fiscal 1996.

     In connection with the August 1995 sale of approximately 382,100 shares of common stock and the issuance of approximately $2.75 million of the 1995 Debentures, the Company granted to the foreign investment banker warrants to purchase up to approximately 79,700 shares of common stock at prices ranging from $7.47 to $8.33 per share. In fiscal 1996, the price was reduced to $2.00 per share and the warrants were exercised.

     In connection with the sale of $11.1 million of the 1996 Debentures in February and March 1996, the Company granted warrants to the foreign investment banker to purchase up to 222,000 shares of common stock at a price to be determined based on the average conversion prices of the 1996 Debentures. The warrants were exercised in fiscal 1998.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


     Note 3 - Common Stock Warrants (continued)

     In fiscal 1997 the Company granted warrants, the value of which it believes to be not material, to four consultants in varying amounts to purchase up to 118,000 shares of unregistered common stock at prices ranging from $0.9375 to $1.50.

     In fiscal 1998 the Company granted warrants, the value of which it believes to be not material, to five former employees in varying amounts to purchase up to 44,000 shares of unregistered common stock at a price of $1.00.

     As of June 27, 1999, there were a total of 147,000 warrants outstanding of which 74,000 expire in the year 2000 and 73,000 expire in the year 2002.

Note 4 - Series B and Series C Convertible Preferred Stocks

     The Series B and Series C Convertible Cumulative Preferred Stocks were originally issued to the Company's Employee Retirement Plan, and each bear a 10 percent cumulative annual dividend, which under Delaware law may generally be paid only out of (i) retained earnings or (ii) net profit in the current or preceding fiscal year. To the extent that the dividends are not declared and paid in any fiscal year, the obligation carries over to the next fiscal year. These shares of Series B and Series C Convertible Cumulative Preferred Stocks are not redeemable, carry a liquidation preference over the common stock of $15.00 and $30.00, respectively, per share and are convertible, at the option of the holder, into 50 shares of common stock for each share of Series B and Series C Convertible Cumulative Preferred Stock, respectively. Distributions of vested benefits made from the Plan to former employees and the subsequent surrender and conversion into shares of common stock are as follows:

                                         Preferred Stock
                                 -----------------------------            Common
                                 Series B             Series D             Stock
                                 --------             --------             -----
Distribution dates:
  Fiscal 1996                       522                 480                50,100
  Fiscal 1997                        48                 204                12,600
  Fiscal 1998                     1,819               1,010               140,900
                                  -----               -----               -------
     Total                        2,389               1,694               203,600
                                  =====               =====               =======

     The shares of Preferred Series B and Series C, respectively, tendered for conversion have been retired.

     Undeclared dividends of $94,000 and $95,100 on the remaining outstanding Preferred Series B and Series C, respectively, will be carried forward to fiscal 1999.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)

Note 5 - Preferred Stock of Consolidated Subsidiary

     The preferred stock outstanding represents an ownership interest in Carson Alexiou Corporation ("CAC"), a former subsidiary of the Company, by former employees and an Employee Stock Bonus Plan which CAC had formed. The preferred stock had a $100 par value and there were 1,400 shares authorized and 1,185 shares issued and outstanding at September 28, 1997. There were no conversion rights or liquidation preferences of this preferred stock, which extended to the common stock of the Company. CAC has been inactive since 1985 and in August 1998, the Massachusetts Commissioner of Corporations dissolved CAC. The outstanding preferred shares were retired and the outstanding balance was added to the paid-in capital.

Note 6  Minority Interest in Subsidiaries

      In addition to the Novalog transactions discussed in Note 2 - Issuance of Common and Preferred Stock, MSI and SFT participated in equity transactions, which affected the minority interest in consolidated subsidiaries.

      The Company sold Series D Convertible Preferred Stock Units in a private placement to certain accredited investors in December 1997 and January 1998.
The Series D Convertible Preferred Stock Units consist of, among other rights, one five-year warrant to purchase one share of common stock of MSI. During the second quarter of fiscal 1999, holders of 125,000 shares of Series D Convertible Preferred Stock Units exercised warrants attached to the Units to purchase 125,000 shares of common stock of MSI. The net proceeds of $125,000 were added to the Company's general funds and are reflected in the consolidated cash position of the Company. The transaction resulted in an increase in minority interest in consolidated subsidiaries of $125,000.

      During the first quarter of fiscal 1999, SFT issued 25,900 shares of its Series A Convertible Preferred Stock (the "Series A Preferred") in a Private Placement. The Series A Preferred bears no yield, has a priority in liquidation and is convertible into common stock of SFT at the election of the holder, at the rate of 10 common shares for each 1 share of Series A Preferred tendered for conversion. The net proceeds of $324,900 resulting from this transaction were added to SFT's general funds and are reflected in the consolidated cash position of the Company. In the second quarter of fiscal 1999, SFT issued an additional 58,000 shares of its Series A Preferred in a Private Placement. The net proceeds of $830,000 were added to SFT's general funds and are reflected in the consolidated cash position of the Company. These transactions resulted in a corresponding increase in minority interest in consolidated subsidiaries of $1,154,900.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 6  Minority Interest in Subsidiaries (continued)

      During the third quarter of fiscal 1999, SFT issued 110,000 shares of its Series B Convertible Preferred Stock (the "Series B Preferred") in a Private Placement. The Series B Preferred bears no yield, has a priority in liquidation and is convertible into common stock of SFT, at the election of the holder, at the rate of 16-2/3 common shares for each 1 share of Series B Preferred tendered for conversion. The net proceeds of $1,070,400 resulting from this transaction were added to SFT's general funds and are reflected in the consolidated cash position of the Company. This transaction resulted in a corresponding increase in minority interest in consolidated subsidiaries of $1,070,400.

Note 7 - Convertible Subordinated Debentures

     In July, August and October 1995, the Company issued in a private financing $2.75 million of eight percent convertible subordinated debentures (the "1995 Debentures") due in 1997 to institutional and private investors in Canada and Europe. The 1995 Debentures were convertible into shares of common stock at $6.50 per share, subject to adjustment under certain conditions. The Company had the right to demand conversion of the 1995 Debentures at any time after July 31, 1996. Interest was payable semi-annually on January 31 and July 31 of each year. The 1995 Debentures were subordinated to prior payment of bank indebtedness of the Company. The gross proceeds less expenses were added to the Company's general funds. The Company registered the shares underlying the 1995 Debentures and in fiscal 1996 the 1995 Debentures were converted into 509,400 shares of the Company's common stock. (See Note 2 Issuance of Common and Preferred Stock.)

     In a private financing during February and March 1996, the Company issued $11.1 million of eight percent convertible subordinated debentures due in 1998 (the "1996 Debentures") to institutional and private investors in Canada and Europe. The 1996 Debentures were convertible into shares of common stock at varying rates which were contingent upon the closing bid prices of the common stock. The Company had the right to demand conversion of the 1996 Debentures at any time after March 1997. Interest was payable semiannually on January 31 and July 31 of each year. The 1996 Debentures were subordinated to prior payment of bank indebtedness of the Company. The gross proceeds less expenses were added to the Company's general funds. (See Note 2 Issuance of Common and Preferred Stock.)

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 7 - Convertible Subordinated Debentures (continued)

     The Company originally accounted for its convertible debentures in accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants." However, the Securities and Exchange Commission (SEC) staff has indicated that convertible debt instruments which are convertible at a discount from market should be accounted for by treating the maximum discount as interest expense with an offset to paid-in capital. In November 1997, the Company was advised that past issuers of such securities had restated prior financial statements to comport with the SEC view. In conformance therewith, the Company recognized noncash interest expense of $4,396,700 with a like amount added to paid-in capital in the second quarter of fiscal 1996. Because of the offsetting nature of these entries, there was no effect on Shareholders' equity.

     During fiscal 1997, the Company, at the request of bondholders, converted $3,150,000 of the outstanding 1996 Debentures at varying rates into 2,441,400 shares of the Company's common stock. With these conversions, all but $250,000 of the original issue of $11.1 million of the 1996 Debentures was retired. In fiscal 1998, the Company forced the conversion of these remaining 1996 Debentures into 100,000 shares of common stock. In May 1996, the Company had registered the resale of 2,997,000 shares of common stock which the Company then believed would be sufficient to cover the conversion of the entire $11.1 million series of 1996 Debentures and related warrants, which had been issued in February and March 1996. However, due to the decline in the price of the Company's common stock, the number of shares issued upon conversion of all the Debentures, exceeded the number of shares previously registered. In January 1998 the Company filed a registration statement which included the resale of 1,114,810 unregistered shares issued upon conversion of the 1996 Debentures. The Securities and Exchange Commission declared this registration effective in April 1998.

Note 8 - Related Party Transactions

      In April 1980, the Company entered into an agreement with R&D Leasing Ltd. ("RDL"), a limited partnership in which the Company's Chairman of the Board and a Senior Vice-President were general partners with beneficial interests, to develop certain processes and technology related to chip stacking. RDL subsequently reorganized as a corporation of which the Company's Chairman of the Board and a Senior Vice-President are sole shareholders. The Company has exclusively licensed the developed technology from RDL. The Company's exclusive rights to the technology extend to all uses, both government and commercial. Since entering into the licensing agreement, the Company has accrued royalty obligations to RDL at the rate of 3.5 percent of all Company sales of chip stacks using

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 8 - Related Party Transactions (continued)

the licensed technology. In addition, RDL is entitled to receive an amount equal to seven percent of all royalties earned by the Company from sales of any such products by the Company's sublicensees, although to date, no such sublicensee royalty income has been earned.

     In October 1989, RDL agreed to defer its royalty claims and subordinate them with respect to all other creditors in exchange for options to purchase up to 1,000,000 shares of the Company's Common Stock, which are exercisable by applying the deferred royalties to the purchase. The 1,000,000 options are exercisable at $1.00 each until October 1999. If RDL exercises its option in whole or in part, title to RDL's technology would transfer to the Company and all further royalty obligations would cease. If the option expires unexercised, the subordination provisions would terminate and the accrued royalties would be due and payable in the same manner as any other corporate obligation. As of June 27, 1999 the Company had accrued $826,200 in deferred royalties payable to RDL. Due to the RDL subordination, royalties accrued, but the Company paid none during the current period of fiscal 1999 and fiscal years 1998, 1997 and 1996.

      The Company has entered into an Assignment of Patent and Intellectual Rights (the "Assignment") with F.L. Eide ("Eide"), a Vice-President of the Company. As part of his employment agreement, Eide has assigned to the Company all rights and interests to five (5) U.S. Provisional Patent applications owned by him. In consideration for this Assignment, Eide will receive a one percent royalty on the gross sales revenues of any products incorporating elements of the assigned technology for the lifetime of any patents resulting from the Provisional Patent Applications. This Assignment was executed in February 1998.

     The Company entered into a sale and licensing of intellectual property rights related to the Company's Electronic Film System(TM) ("EFS(TM)") to Advanced Technology Products, LLC ("ATPL"), which funded early development of this technology and for which the Company's Chief Technical Officer, John C. Carson, serves as Managing Member. SFT is the successor to the royalty obligations under this license. In September 1998, an agreement was consummated with ATPL under which the royalty obligation was reduced in consideration of the issuance of 1,221,875 shares of SFT common stock.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 9 - Composition of Certain Financial Statement Captions

                                   September 28, 1997                   September 27, 1998
                                   ------------------                   ------------------
Accounts receivable:
  U.S. government                      $1,145,100                           $1,235,300
  Other customers                          92,600                              540,800
                                       ----------                           ----------
     Total                             $1,237,700                           $1,776,100
                                       ==========                           ==========

     Accounts receivable include unbilled amounts of $600,900 and $886,200 at September 28, 1997, and September 27, 1998, respectively. Unbilled amounts represent contract revenues for which billings have not been presented to customers at year-end. These amounts are billed in accordance with applicable contract terms, usually within 30 days. Accounts receivable also include billed retention of $28,700 and $73,900 at September 28, 1997, and September 27, 1998, respectively. These amounts are normally collected upon final audit of costs by the U.S. government.

                                   September 28, 1997                   September 27, 1998
                                   ------------------                   ------------------
Inventory:
  Raw materials                        $   85,400                           $        -
  Work in process                       2,382,900                            1,435,400
  Finished goods                            9,000                               97,300
                                       ----------                           ----------
     Total                             $2,577,300                           $1,532,700
                                       ==========                           ==========

     Title to all inventories remains with the Company. Inventoried materials and costs relate to work in process on customers' orders and on the Company's generic module parts and memory stacks, which the Company anticipates it will aell to customers including potential research and development contracts. Work in process includes amounts that may be sold as products or under contracts. Such inventoried costs are stated generally at the total of the direct production costs including overhead. Inventory valuations do not include general and administrative expenses. Inventories are reviewed quarterly to determine realizability and obsolescence. Specific reserves are recorded for slow moving and obsolete items.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)

Note 9 - Composition of Certain Financial Statement Captions (continued)

                                                       September 28, 1997                    September 27, 1998
                                                       ------------------                    ------------------
Equipment, furniture and
 fixtures:
  Engineering and production
     equipment                                              $7,252,200                           $7,553,700
  Furniture and fixtures                                       330,700                              409,500
  Computer software programs                                   598,100                              741,100
  Leasehold improvements                                       765,400                              777,000
                                                            ----------                           ----------
                                                             8,946,400                            9,481,300
Less accumulated depreciation
  and amortization                                           6,170,600                            7,257,300
                                                            ----------                           ----------
       Net                                                  $2,775,800                           $2,224,000
                                                            ==========                           ==========

Accrued expenses:
  Salaries and wages                                        $  267,800                           $  211,000
  Vacation                                                     217,700                              235,700
  Payroll taxes                                                 58,300                               14,700
  Accounting fees                                               47,600                               50,000
  Other accrued expenses                                         3,300                              111,000
                                                            ----------                           ----------
     Total                                                  $  684,700                           $  622,400
                                                            ==========                           ==========

Note 10 - Notes Payable

     Current and long-term debt consists of the following:

                                                       September 28, 1997                    September 27, 1998
                                                       ------------------                    ------------------
Note payable to bank bearing
  interest at prime (8.5 percent
  at September 28, 1997) plus
  1.5 percent due in monthly
  installments of $63,400
  beginning May 1997                                        $2,819,200                           $        -
Capitalized lease
  obligations maturing at
  various dates through 2000                                     8,000                              160,300
Less current portion                                         2,234,000                               52,800
                                                            ----------                           ----------
     Total                                                  $  593,200                           $  107,500
                                                            ==========                           ==========

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)

Note 10 - Notes Payable (continued)

     In December 1997, the Company executed a Forbearance Agreement with its lending bank whereby the Company agreed to accelerate repayment of the Note Payable to the bank. The current portion of the debt was reduced by $1,026,900, which was received from the sale of the assets in October 1997. The Company also agreed, among other requirements, to reduce the principal balance by payments of $250,000 in each of the calendar quarters ending December 1997 and March 1998 and thereafter to reduce the remaining balance by a minimum of $200,000 quarterly. Execution of the Forbearance Agreement also resulted in a waiver of the Company's financial covenant defaults and an amendment to the loan agreement eliminating such financial covenants on a prospective basis. In connection therewith, the Company pledged as collateral one million shares of Novalog common stock held by the Company. The Company also paid down $500,000 of the Note with 550,000 shares of its stock and under the terms of the agreement, dependent on the market price of the shares when sold, the Company would receive a refund if the proceeds from the sale exceeded $500,000. Subsequently, the Company was informed by the bank that it sold the 550,000 shares and that the proceeds exceeded $500,000. After applying the proceeds to the then remaining balance of the note the bank, through September 27, 1998, remitted $772,000 to the Company and advised the Company that additional proceeds of $183,000 were to be remitted to the Company. The Company has subsequently received these additional funds. The Company recorded the proceeds that exceeded $500,000 as paid-in capital.

     During the 39 week period ended June 27, 1999 the Company entered into an additional $745,400 of capitalized lease obligations. Principal payments of $112,600 have been made, resulting in notes payable of $793,100 at June 27, 1999.

  During the second quarter of fiscal 1999, the Company sold 267,670 units consisting of two shares of unregistered common stock of the Company, one two-year warrant to purchase one share of common stock of SFT owned by the Company and one three-year warrant to purchase one common share of MSI owned by the Company. Through June 27, 1999, net proceeds of $752,000 from the sale of these units had been received and added to the Company's general funds.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 11 - Stock Subscriptions Receivable

     During the third quarter of fiscal 1999, the Company sold 4,000,000 shares of unregistered common stock of the Company. At June 27, 1999, net proceeds of $3,148,400 from the sale of these units had been received and added to the Company's general funds, and an additional $2,301,600 of the aforementioned units were subscribed. The Company received the proceeds associated with these subscribed units subsequent to June 27, 1999.

Note 12 - Income Taxes

     Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets $107,500 and liabilities during the period.

     The tax effects of significant items comprising the Company's income tax calculation as of September 28, 1997, and September 27, 1998, are as follows:





                                                            September 28,          September 27,
                                                                1997                   1998
                                                            -------------          -------------
Current deferred tax assets:
  Reserves not currently
     deductible                                             $    709,700           $  1,057,000
  Operating loss carryforwards                                   949,400                      -
Long-term deferred tax assets:
  Operating loss carryforwards                                15,909,200             16,763,000
  Tax credit carryforwards                                       449,900                541,000
  Capital loss carryforwards                                       8,500                      -
  Valuation allowance                                       $(18,026,700)          $(18,361,000)
                                                            ------------           ------------
Net deferred tax asset                                      $          -           $          -
                                                            ============           =============

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 12 - Income Taxes (continued)

     The differences between the Company's effective income tax rate and the statutory U.S. federal income tax rate for the fiscal years September 28, 1997, and September 27, 1998, respectively, are as follows:

     The total valuation allowance changed $334,000 from September 28, 1997, to September 27, 1998.

     The provisions for income taxes for the fiscal years ended September 29, 1996, September 28, 1997, and September 27, 1998, consist of provisions for state taxes of $1,800, $2,600 and $2,600, respectively. No provisions for federal income taxes have been made in these fiscal years due to the net operating losses.

     At September 27, 1998, the Company had net operating loss carryforwards of approximately $46,223,000 for financial reporting and federal income tax purposes expiring in varying amounts from fiscal year 1999 through fiscal year 2013, and $11,884,000 for California tax purposes expiring in varying amounts from fiscal year 1999 through fiscal year 2003, available to offset future federal and California taxable income. In addition, as of September 27, 1998, the Company had investment tax credits and qualified research credits of $286,000 and $255,000, respectively, expiring in varying amounts through fiscal year 2009 and available to offset future federal taxes. The ability of the Company to utilize the net operating loss and credit carryforwards may be restricted by certain provisions of the Internal Revenue Code.

Note 13 - Operating Leases

     The Company leases certain facilities and equipment under cancelable and noncancelable lease obligations. Total rental expense for operating leases amounted to $1,685,200, $1,633,500 and $559,000 for the fiscal years ended September 29, 1996, September 28, 1997, and September 27, 1998, respectively. Approximate minimum lease commitments existing at September 27, 1998 are as follows:


           Fiscal years ending:
             1999                          $  427,900
             2000                             397,100
             2001                             403,000
             2002                               1,300
                                           ----------
           Total minimum payments          $1,229,300
                                           ==========

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 14 - Stock Option Plans and Employee Retirement Plan

     In December 1991, the Board of Directors adopted the 1991 Stock Option Plan to replace 1981 Stock Option Plans, which had expired. This new Plan was approved by shareholders at the Company's Annual Meeting in February 1992. Under the 1991 Plan, options to purchase an aggregate of 675,000 shares of the Company's common stock may be granted to both key management employees and non-employee directors. Options granted may be either Incentive Stock Options or Nonstatutory Stock Options and the requirements for participation, exercise price and other terms are similar to the 1981 Plans. As of September 27, 1998, options to purchase 259,800 shares at prices ranging from $1.4375 (40,000 shares) to $7.75 (8,300 shares) were outstanding under the 1991 Plan, of which 46,800 were exercisable at September 27, 1998.

     In January 1995, the Board of Directors adopted the 1995 Stock Option Plan to replace the 1991 Plan, which was fully subscribed at the time. The 1995 Plan was approved by shareholders at the Company's Annual Meeting in February 1995. Under the 1995 Plan, options to purchase an aggregate of 700,000 shares of the Company's common stock may be granted to both key management employees and non-employee directors. In August 1997, the Board of Directors authorized an increase in the number of options to an aggregate of 1,650,000 shares, subject to ratification by shareholders at the Company's Annual Meeting in February 1998. Options granted may be either Incentive Stock Options or Nonstatutory Stock Options, and requirements for participation exercise price and other terms are similar to the 1991 Plan. As of September 27, 1998, options to purchase 1,641,000 shares at prices ranging from $0.98 (580,000 shares) to $6.50 (10,000 shares) were outstanding under the 1995 Plan, of which 372,800 were exercisable at September 27, 1998.

     In February 1999, the Board of Directors adopted a new plan, "The 1999 Stock Option Plan." Under the 1999 Plan, options to purchase an aggregate of 1,000,000 shares of common stock may be granted to both key management employees and non-employee directors.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 14 - Stock Option Plans and Employee Retirement Plan (continued)

     Stock option activity is summarized as follows:

                                                                       Option Price Per Share
                                                                       ----------------------
1991 Plan:
----------
  Options outstanding at October 1, 1995              571,300            $1.3125 to $8.625
     Exercised                                       (314,100)           1.3125 to 4.09
     Cancelled                                        (19,000)           4.09 to 8.625
     Expired                                          (27,500)           1.3125 to 4.09
                                                     --------
  Options outstanding at September 29, 1996           210,700            4.28 to 8.625
     Granted                                          143,000            1.4375 to 2.3125
     Cancelled                                        (76,500)           6.00 to 7.6875
     Exercised                                        (51,700)           4.28 to 8.6520
                                                     --------
  Options outstanding at September 28, 1997           225,500            1.4375 to 7.75
     Granted                                          120,000            1.50 to 2.4375
     Exercised                                         (8,200)           0.98
     Cancelled                                        (52,400)           1.50 to 7.50
     Expired                                          (25,000)           7.125 to 7.75
                                                     --------
  Options outstanding at September 27, 1998           259,900            $0.98 to $7.50
                                                     --------

                                                                       Option Price Per Share
                                                                       ----------------------
1995 Plan:
----------
  Options outstanding at October 1, 1995               228,500           $6.00 to $6.50
     Granted                                           343,500           5.0625 to 8.50
     Cancelled                                        (128,000)          6.00 to 6.50
                                                     ---------
  Options outstanding at September 29, 1996            444,000           5.0625 to 8.50
     Granted                                         1,053,000           0.98 to 2.3125
     Cancelled                                        (371,900)          1.00 to 8.50
                                                     ---------
  Options outstanding at September 28, 1997          1,125,100           0.98 to 6.50
     Granted                                           581,500           1.00 to 2.8750
     Cancelled                                         (57,300)          1.00 to 6.25
                                                     ---------
  Options outstanding at September 27, 1998          1,649,300           $0.98 to $6.50
                                                     ---------

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 14 - Stock Option Plans and Employee Retirement Plan (continued)

     A summary of outstanding options exercisable under both the 1991 and 1995 Stock Option Plans is shown below.

                                            Weighted
                                            average
                                           remaining            Weighted                                Weighted
    Range of            Number          contractual life         average             Number              average
exercise prices       outstanding           (years)          exercise price        exercisable       exercise price
---------------       -----------           -------          --------------        -----------       --------------
 $ .98 - 1.98          1,780,200               3                  $1.30              333,088              $1.15
  2.31 - 2.88             39,000               3                   2.62                4,333               2.31
  5.00 - 6.25             72,500               1                   6.08               47,998               6.08
  6.50 - 7.50             17,500               3                   1.56               17,500               6.93
                       ---------                                                     -------
                       1,909,200                                                     402,919
                       =========                                                     =======

     Pursuant to SFAS No. 123 "Accounting for Stock Based Compensation," the Company is required to disclose the effects on the net loss and per share data as if the Company had elected to use the fair value approach to account for all of its employee stock-based compensation plans. Had compensation cost for the Company's Plans been determined using the fair value method, compensation expense would have had the effects of increasing the Company's net loss for the years ended September 29, 1996, September 28, 1997 and September 27, 1998, to the pro forma amounts of $16,255,700, $15,041,000 and $4,754,000, respectively, with a corresponding pro forma loss per share of $0.96, $0.73 and $0.19 respectively. These pro forma amounts were determined estimating the fair value of each option granted during fiscal 1996, 1997 and fiscal 1998 on its grant date, using the Black-Scholes option-pricing model. Assumptions of no dividend yield, a risk-free interest rate of 6 percent which approximates the Federal Reserve Board's rate for treasuries at the time granted, an expected life of three years, and volatility rates varying from 86.9 to 73.2 percent were applied to options granted during fiscal years 1996, 1997 and 1998. The weighted average fair value at the grant date for the options granted during fiscal years 1996, 1997 and 1998 was $3.47, $0.75 and $1.57 per option, respectively.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 14 - Stock Option Plans and Employee Retirement Plan (continued)

     In fiscal 1982, the Company established an Employee Retirement Plan, which is effective for fiscal year 1982 and thereafter. The plan provides for annual contributions to the Company's Stock Bonus Trust (SBT) to be determined by the Board of Directors and which will not exceed 15 percent of total payroll. At the discretion of the Trustee, the SBT will purchase common stock at fair market value or other interest-bearing securities or investments for the accounts of individual employees who will gain a vested interest of 20 percent in their accounts after three years of service, and 20 percent each year of service thereafter, until fully vested after seven years of service. That portion of cash or stock held in an employee's account and not vested at termination of employment will be redistributed in accordance with a prearranged formula. Management believes that the contributions made by the Company to the SBT, to the extent they relate to government cost-plus-fixed-fee contracts, will be reimbursable by the U.S. government. In fiscal years 1996, 1997 and 1998 the Company's contributions to the SBT were 172,900, 347,600 and 333,300 shares of common stock, respectively, which had estimated market values of $687,400, $445,500 and $500,000 respectively.

Note 15 - Revenues

     In fiscal 1996, contracts with all branches of the U.S. government accounted for 31 percent of the Company's revenues, and the remaining 69 percent of the Company's revenues was derived from non-government sources. Of the 31 percent applicable to the U.S. government, there was one agency of the government that accounted for 16 percent. Other government agencies accounted for the remaining 15 percent. Of the 69 percent applicable to non-government sources, two customers accounted for 23 percent and 21 percent of the revenues.

     In fiscal 1997, contracts with all branches of the U.S. government accounted for 43 percent of the Company's revenues, and the remaining 57 percent of the Company's revenues was derived from non-government sources. Of the 43 percent applicable to the U.S. government, there were three agencies of the government that accounted for 55 percent, 13 percent and 11 percent. Other government agencies accounted for the remaining 21 percent. Of the 57 percent applicable to non-government sources, two customers accounted for 49 percent and 39 percent of the revenues.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 15  Revenues (continued)

     In fiscal 1998, contracts with all branches of the U.S. government accounted for 27 percent of the Company's revenues, and a second-tier government contract with a prime government contractor accounted for 27 percent. The remaining 46 percent of the Company's revenues were derived from non-government sources. Of the 27 percent related to the U.S. government agencies, the U.S. Army, the U.S. Air Force and the U.S. Navy accounted for 24 percent, 12 percent and 8 percent, respectively, with the remaining revenue of 56 percent being widely diversified among several other governmental agencies. Of the 46 percent applicable to non-governmental sources, three customers accounted for 35 percent, 14 percent and 7 percent, respectively, of the total commercial revenues.

Note 16 - Technology Licenses

     In June 1992 the Company and International Business Machines (IBM) entered into an agreement to develop manufacturing technology required to commercially produce parts using the Company's technology for stacking integrated circuits. In June 1993, IBM and the Company jointly announced the opening of a pilot manufacturing line at an IBM facility. The agreement provided for the Company to receive royalties on stacked chip parts sold by IBM and will share equally with IBM any royalties received from the licensing of the jointly developed manufacturing technology. In April 1996, the Company reached an agreement with IBM wherein the Company acquired the operating line from IBM and leased the facilities. This agreement was terminated in fiscal 1997.

     In May 1995, the Company and Unitrode Corporation (Unitrode) entered into an agreement to transfer to Unitrode the technology required to produce the Company's wireless infrared communication integrated circuit (SIRComm). The Company will receive licensing and royalty payments for the technology transfer and on SIRComm products sold by Unitrode.

Note 17 - Deferred Revenues

     The Company received prepayments from customers related to services and products, which had not been delivered as of the balance sheet date. Revenues are recorded upon delivery of these services and products.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 18 - Acquisition and Disposal of Equipment

     On April 19, 1996, the Company consummated an agreement for the acquisition and operation of the equipment comprising IBM's cubing line located at IBM's Essex Junction, Vermont facility. The cubing line was established by IBM to manufacture the stacked-chip assemblies required to commercialize the Company's proprietary chip-stacking technology under the joint development alliance that IBM and the Company entered into in 1992. According to the terms of the agreement, the Company acquired the equipment and clean room, which comprises the cubing line for a cash payment of approximately $6.5 million. In addition, the Company signed a facility lease agreement for the space required to operate the cubing line under the Company's management within the IBM facility through December 1998. The terms of the facility lease agreement include escalating rent payments, which have been straight lined for financial reporting purposes. The difference between the amount paid and the amount expensed during fiscal 1996 has been reported as accrued rent. The agreement was terminated in fiscal 1997 and the deferred rent balances were netted against rent expense.

     As part of the process to terminate the agreement with IBM, the Company disposed of the equipment acquired from IBM in April 1996 and other fixed assets purchased and/or constructed at the IBM facility. These assets with a net book value of $6,925,300 were sold for proceeds of $1,051,900, resulting in a loss on the disposal of $5,873,400. At September 28, 1997, $1,026,900 of those proceeds was still receivable and is included in other current assets on the balance sheet. During October 1997, these proceeds were received by the Company's lender and applied against the principal of the Company's long-term debt. (See Note 9 Composition of Certain Financial Statement Captions.)

     In December 1997, the Company made a $490,000 cash payment to extinguish its remaining obligations under a Settlement Agreement. Accordingly, the Company recorded an extraordinary gain of $1,146,100 on the extinguishment of debt and reduced accounts payable by the corresponding amounts.

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 19 - Earnings Per Share

     As the Company had a net loss from continuing operations for 1996, 1997 and 1998, basic and diluted net loss per share are the same.

     Net loss applicable to common stockholders includes $465,300 for the non-cash imputed dividend related to the beneficial conversion feature on 24,750 Units of the Series D Convertible Preferred stock. (See Note 2 - Issuance of Common and Preferred Stock.) The beneficial conversion feature is computed as the difference between the quoted market price of a share of common stock on date of issue and the conversion price times all shares of preferred stock sold and under option. The imputed dividends are noncash, one-time charges based on the immediate conversion feature.

     Basic and diluted net loss per common share for 1996, 1997 and 1998 were calculated as follows:

                                     September 29,          September 28,           September 27,          June 27,
                                         1996                   1997                    1998                 1999
                                    --------------         --------------           -------------        ------------
Net loss                             $(15,914,700)          $(14,875,600)           $ (4,243,500)        $(6,361,100)
Preferred stock cumulated
 dividend                                 (28,800)               (18,700)                (20,700)                  -
Preferred stock imputed
 dividend                                       -                      -                (465,300)                  -
                                     ------------           ------------            ------------         -----------
Net loss available to
 common stockholders                 $(15,943,500)          $(14,894,300)           $(14,729,500)        ===========
                                     ============           ============            ============
Basic and diluted net loss
 per share                           $      (0.94)          $      (0.73)           $      (0.19)        $     (0.18)
Weighted average shares
 outstanding                           16,874,300             20,475,100              24,597,700          34,910,900
                                     ============           ============            ============         ===========

                          IRVINE SENSORS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   September 28, 1997 and September 27, 1998
             (Information as of and for the 39 week periods ended
           June 28, 1998 and June 27, 1999 is unaudited)(continued)


Note 20 - Fourth Quarter Fiscal 1998 Adjustments

     The Company's fiscal year end coincides with the federal budgetary process providing additional clarification regarding the utility of the Company's inventory. Accordingly, management performs a comprehensive review of its inventory in the fourth quarter. Additionally, in the fourth quarter of fiscal 1998, the Company's analysis of organization and financing activities of the Company's SFT subsidiary resulted in adjustments to the accounting for allocation of cash received and certain expenses. Also, subsequent to the close of the fiscal year, the Company completed a technical analysis of the transaction settling its bank debt, resulting in a determination to reclassify the proceeds therefrom as additional paid-in capital rather than gain from debt extinguishment. Significant adjustments made in the fourth quarter are summarized below. Certain of these adjustments resulted in adjustments to previously released financial information for earlier quarters of fiscal 1998. The Company subsequently amended its reports for the affected periods.

     Inventory write-offs and reserves                               $2,079,000
     Reclassification of gain on debt extinguishment
      to additional paid-in capital                                     954,800
     Inventory costs charged to R&D expense                             795,000
     Additional depreciation of equipment, furniture & fixtures         310,000
     Reclassification of contract revenue from ATPL to
      additional paid-in capital                                        305,000
                                                                     ----------
     Increase to Net Loss                                            $4,443,800
                                                                     ==========


                                8,270,731 Shares


                           IRVINE SENSORS CORPORATION

                                  Common Stock

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

  The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


          SEC registration fee...............   $ 3,736
          Accounting fees and expenses.......    25,000   *
          Legal fees and expenses............    60,000   *
          Blue sky legal fees and expenses...     3,000   *
          Miscellaneous expenses.............     5,000   *
                                                -------   -
             Total...........................   $96,736   *
                                                =======   =

______________
*  Estimated expenses

Item 14.  Indemnification of Directors and Officers

          The General Corporation Law of the State of Delaware (the "General Corporation Law") provides for the indemnification of directors, officers, employees and other agents of the corporation under certain circumstances as set forth in section 145. Section 145 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

          Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

          If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

          If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred in connection with the defense and settlement of the suit, upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its stockholders.

          Under Section 145, the indemnification discussed above may be authorized by a majority vote of the disinterested directors or stockholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought.

          Under Section 145, a corporation may authorize, by by-law, agreement or otherwise, the indemnification of its agents in excess of that expressly permitted by Section 145. The Registrant's By-laws provide that indemnification shall be mandatory in all cases where it is permitted by Section 145.

          Section 102(b) of the General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director. The Registrant's Certificate of Incorporation provides for elimination of personal liability of directors for breach of fiduciary duty as a director except for the following: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that modification or repeal of this provision may not affect the elimination of liability therein provided with respect to a director's personal liability for any act or omission that occurs prior to such modification or repeal.

          Finally, a corporation has the power to purchase indemnity insurance for its agents, even if it would not have the power to indemnify them. The Registrant has purchased such insurance.

          Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

          Within the last three years, Irvine Sensors Corporation has issued and sold the following unregistered securities on the dates and for the consideration indicated:

          From time to time during 1996 and 1997, ISC issued an aggregate of 2,541,339 shares of Common Stock upon conversion of previously-issued convertible subordinated debentures totalling $3,400,000. The conversion price for the shares ranged from $0.95 to $2.50 per share. The issuances were made pursuant to the exemption provided in Section 3(a)(9) of the Act, which pertains to the exchange of any security by the issuer with its existing security holders where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

          From time to time during 1997, the Company issued an aggregate of 321,740 shares of Common Stock to 13 persons to whom ISC owed money. The price per share ranged from $0.83 per share to $1.01 per share, for total consideration of $331,300. These shares were issued in a series of transactions not involving a public offering in accordance with Section 4(2) of the Act. Such exemption was predicted on the fact that the sales were made to a small number of sophisticated, accredited investors. Each investor had access to business and financial information about the Registrant, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          In December 1997, the Company issued 550,000 unregistered shares of Common Stock to Howard Bank, N.A. in cancellation of $500,000 in debt owed to the bank. These shares were issued in a transaction not involving a public offering in accordance with Section 4(2) of the Act. Such exemption was predicted on the fact that the issuance was made to a single, institutional investor who was sophisticated and accredited investor.

          In the period between December 1997 and January 1998, the Company issued an aggregate of 37,750 Units of its Series D Convertible Preferred Stock and Warrants to purchase Common Stock, for gross proceeds of $3,775,000. The securities were issued to a total of 32 investors, of which 26 are offshore investors and four of the U.S. investors were investments on behalf of officers and directors of ISC. These securities were issued in a transaction not involving a public offering in accordance with Section 4(2) of the Act. Such exemption was predicted on the fact that the sales were made to a limited number of sophisticated, accredited investors. Each investor had access to business and financial information about the Company, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          In January 1998, the Company issued an aggregate of 125,000 units consisting of one share of Common Stock and one Warrants, for gross proceeds of $125,000. Three investors participated in this offering, all of whom are sophisticated, accredited investors. Each investor had access to business and financial information about the Company, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired. The offering was made pursuant to Section 4(2) of the Act.

          In April 1998, the company issued an aggregate of 700,000 shares of its unregistered Common Stock to a total of five sophisticated, accredited investors, in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2). The Company received gross proceeds of $980,000 in this offering. Each investor had access to business and financial information about the Company, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          From time to time during 1998, the Company issued an aggregate of 131,482 shares in connection with the conversion of outstanding shares of Series D Convertible Preferred Stock.

The issuances were made in accordance with the exemption from registration provided in Section 3(a)(9) of the Act.

          Between August 1998 and January 1999, the Company issued an aggregate of 1,522,500 shares of its unregistered Common Stock to a total of 14 sophisticated, accredited investors, of whom 10 are non-U.S. persons. These investors exercised warrants by paying an aggregate of 2,283,000 shares of common stock of Novalog. The shares were issued in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2). Each investor had access to business and financial information about the Company, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          In November 1998, the Company issued 1,000 unregistered shares as a retirement bonus to its long-time controller. The transaction was exempt under
Section 4(2) of the Act.

          In January 1999, the Company issued 400,000 unregistered shares of its Common Stock to one sophisticated, accredited investor who paid for the shares by transfer of 500,000 shares of Novalog. The transaction was made pursuant to
Section 4(2) of the Act.

          In March 1999, the Company issued to nine investors a total of 267,670 Units consisting of two shares of Common Stock, and one warrant in each of Silicon Film Technologies, Inc. and MicroSensors, Inc., two of the Company's subsidiaries. The Company received gross proceeds of $803,010. The securities were issued in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2). Each investor had in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2). The Company received gross proceeds of $980,000 in this offering. Each investor had access to business and financial information about the Company, and represented that he/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          From time to time in 1999, the Company cancelled debt in the amount of $280,890.50 in consideration for the issuance of a total of 189,946 unregistered shares of its Common Stock. Thirteen creditors were issued shares, all of whom in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2). Each investor had access to business and financial information about the Company, and represented that he/she/it was purchasing for his/her/its own account and not with a view towards distribution of the securities acquired. The transaction was exempt pursuant to Section 4(2) of the Act.

          In June 1999, the Company issued an aggregate of 4,000,000 unregistered shares of Common Stock to three offshore, sophisticated, accredited investors, at a purchase price of $1.40 per share. The transaction was exempt pursuant to Section 4(2) of the Act. Each investor had access to business and financial information about the Company, and represented that he/she/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired.

          In October 1999, the Company issued an aggregate of 444,445 unregistered shares of Common Stock to one offshore, sophisticated, accredited investor at a purchase price of $1.35 per share. This investor also purchased shares in June 1999. The transaction was exempt pursuant to Section 4(2) of the Act. Each investor had access to business and financial information about the Company, and represented that he/she/it was purchasing for his/its own account and not with a view towards distribution of the securities acquired. The investor also received a 90-day warrant that may entitle the holder to purchase additional shares at $0.01 per share under circumstances described in the warrant.

          In October 1999, the Company issued a warrant to a single, offshore accredited investor who invested in a financing of Silicon Film Technologies, Inc., a consolidated subsidiary of the Company. The warrant is exercisable for one year beginning in October 2000. It entitles the holder to purchase shares of Irvine Sensors Corporation Common Stock,at a purchase price of $1.35, the consideration for which are the shares of Silicon Film Technologies stock then owned by the holder or other consideration acceptable to the Company. If the holder owns Series B Convertible Preferred Stock, each share will be valued at $10; if the Series B Preferred Stock has been converted to common stock, each share of common stock will be valued at $0.60.

Item 16.  Exhibits and Financial Statement Schedules

          (a)  Exhibits

          The following exhibits listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K are included in Part II of this Registration Statement:

3.1 Certificate of Incorporation of the Registrant, as amended and currently in effect (1)
3.2 Certificate of Designation of Preferences of Series D Convertible Preferred Stock (2)
3.2    By-laws, as amended to date (3)
4.1    Specimen Common Stock certificate (1)
5.1    Opinion of Grover T. Wickersham, P.C. re legality (4)
10.1 Lease Agreement for the premises at 3001 Redhill Avenue, Building III, Costa Mesa, California (5)
10.2.1 Employee Stock Bonus Plan and Trust Agreement dated June 29, 1982 effective December 31,1982 (6)
10.2.2 Amendment to Employee Stock Bonus Plan and Trust Agreement dated
       December 14, 1982 (7)
10.2.3 Amendment to Employee Stock Bonus Plan and Trust Agreement dated September 25, 1990 (1)
10.2.4 Master Trust Agreement for Employee Deferred Benefit Plans dated August 22, 1990 (8)
10.2.5 Amendment to Employee Stock Bonus Plan and Trust Agreement dated October 4, 1993 (9)
10.3   Agreement with R&D Leasing, Ltd. and Note Payable dated June 23, 1989
       (10)
10.4   License Agreement with R&D Leasing, Ltd. dated October 20, 1989 (10)
10.5   Agreement with R&D Leasing, Ltd. dated October 1, 1990 (11)
10.6   1991 Stock Option Plan (12)
10.7   1995 Stock Option Plan (13)
10.7 Contract between the Company and NASA Management Office - JPL dated March 12, 1996 (3)
10.8 Contract between the Company and Wright-Patterson Air Force Base dated August 12, 1996 (3)
10.9   Contract #DAAH01-9B-C-R075 with U.S. Army Aviation and Missile Command
       (14)
10.10  1999 Stock Option Agreement (4)
21.1   Subsidiaries of the Registrant (2)
23.1 Consent of Grant Thornton LLP., Independent Accountants (see page II-11 of the Registration Statement)
23.2   Consent of PricewaterhouseCoopers LLP., Independent Accountants (4)

23.3 Consent of Thomas J. Plante, Esq., Patent Counsel (see page II-12 of the Registration Statement)
23.4   Consent of Grover T. Wickersham, P.C. (included in Exhibit 5.1, above)
24.1   Power of Attorney (included on page II-9 of the Registration Statement)

___________
(1) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended September 29, 1991.
(2)  Filed herewith.
(3) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K/A for the fiscal year ended September 28, 1996.
(4)  To be filed by amendment.
(5) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended October 2, 1994.
(6) Incorporated by reference to Part II of Pre-effective Amendment No. 3 to the S-18 Registration Statement filed with the Commission's Los Angeles Regional Office on May 27, 1982.
(7) Incorporated by reference to Part II of Registrant's Registration Statement on Form S-1 filed with the Commission on March 23, 1983 (Registration No. 2-82596) (the "S-1 Registration Statement").
(8) Incorporated by reference to Part II of Pre-effective Amendment No. 3 to the Form S-2 filed with the Commission on March 3, 1987 (Registration No. 33-10134).
(9) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K/A for the fiscal year ended October 1, 1995.
(10) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989.
(11) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1990.
(12) Incorporated by reference to Part II of Pre-effective Amendment No. 2 to the Form S-2 filed with the Commission on July 9, 1992 (Registration No. 33-47977).
(13) Incorporated by reference to Registrant's Form S-8 Registration Statement filed February 11, 1999.
(14) Incorporated by reference to Registrant's Form 10-Q for the Period Ended June 27, 1998, filed August 12, 1998.


   (b)  Financial Statement Schedules

   Reports of Independent Certified Public Accountants on Financial Statement Schedules for the fiscal years ended September 29, 1996, September 28, 1997 and September 27, 1998:

   Schedule II  Valuation and Qualifying Accounts

   All other schedules have been omitted because they are not applicable, or are not required, or because the required information is included in the financial statements or notes thereto.

Item 17.    Undertakings

   (a)  Rule 415 Offering
        -----------------

   The Registrant hereby undertakes:

      (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the " Securities Act");

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-----------------
registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings Incorporating Subsequent Exchange Act Documents by Reference
          --------------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Request for Acceleration of Effective Date or filing of
                   -------------------------------------------------------
               Registration Statement on Form S-8
               ----------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

///

///

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, California, on October 4, 1999.

                         IRVINE SENSORS CORPORATION



                         By:      /s/ James D. Evert
                                ----------------------------------
                                James D. Evert
                                President and Chief Executive
                                Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Evert and John J. Stuart, Jr., and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   /s/ James D. Evert           President, Chief Executive Officer      October 4, 1999
--------------------------      and Director (Principal
James D. Evert                  Executive Officer)



   /s/ John J. Stuart, Jr.      Vice President and                      October 4, 1999
--------------------------      Chief Financial Officer
John J. Stuart, Jr.             (Principal Financial and
                                Accounting Officer)


 /s/  James Alexiou             Chairman of the Board                   October 4, 1999
-----------------------------
James Alexiou


 /s/ John C. Carson             Director                                October 4, 1999
-----------------------------
John C. Carson


 /s/ Joanne S. Carson           Director                                October 4, 1999
-----------------------------
Joanne S. Carson


 /s/ Marc Dumont                Director                                October 4, 1999
-----------------------------
Marc Dumont


 /s/ Walter E. Garrigan         Director                                October 4, 1999
-----------------------------
Walter E. Garrigan


 /s/ Frank P. Ragano            Director                                October 4, 1999
-----------------------------
Frank P. Ragano


 /s/ Wolfgang Seidel            Director                                October 4, 1999
-----------------------------
Wolfgang Seidel


 /s/ Vincent F. Sollitto, Jr.   Director                                October 4, 1999
-----------------------------
Vincent F. Sollitto, Jr.

                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We have issued our report dated January 6, 1999, accompanying the consolidated financial statements of Irvine Sensors Corporation contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus. We also consent to the use of our report on the Financial Statement Schedules and to the use of our name as it appears under the captions "Experts" and "Selected Consolidated Financial Data".

Grant Thornton LLP
Irvine, California
October 4, 1999

                                                                    Exhibit 23.3


                           CONSENT OF PATENT COUNSEL


          I hereby consent to the reference to me in the section of the Prospectus entitled, "Experts," contained in the Registration Statement on Form S-1 of Irvine Sensors Corporation of which this Consent is a part.




                                         Thomas J. Plante

October 4, 1999
Irvine, California

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ON FINANCIAL STATEMENT SCHEDULES



To the Board of Directors of
Irvine Sensor Corporation


     Our audit of the consolidated financial statements referred to in our report dated January 6, 1999 appearing on page F-1 of this Registration Statement also included an audit of the Financial Statement Schedule listed in
Item 14(a) of this Registration Statement. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



GRANT THORNTON LLP
Costa Mesa, California
January 6, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors of
Irvine Sensor Corporation


  Our audits of the consolidated financial statements referred to in our report dated December 16, 1997 appearing on page F-2 of this Registration Statement also include an audit of the Financial Statement Schedules for the years ended September 28, 1997 and September 29, 1996 listed in Item 14(a) of this Registration Statement. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PriceWaterhouseCoopers LLP
Costa Mesa, California
December 16, 1997

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                -----------------------------------------------



                                            Balance at         Charged to Costs                            Balance at End of
                                         Beginning of Year       and Expenses           Deductions               Year
                                         -----------------     ----------------         ----------         -----------------
Year ended September 27, 1998:
------------------------------
Allowance for doubtful accounts               $   10,000           $         -            $        -            $  10,000
Inventory reserves                             2,184,800             1,306,700             1,034,700             2,456,800

Year ended September 28, 1997:
------------------------------
Allowance for doubtful accounts               $   10,000            $        -            $        -            $   10,000
Inventory reserves                             2,043,700             1,156,100              1,015,00             2,184,800

Year Ended September 29, 1996:
------------------------------
Allowance for doubtful accounts               $   10,000            $        -            $        -            $   10,000
Inventory reserves                               380,800             1,662,900            $        -             2,043,700

                                 EXHIBIT INDEX

Exhibit
   No.                        Description of Exhibit
-------                       ----------------------
3.1     Certificate of Incorporation of the Registrant, as amended and currently in effect (1)
3.2     Certificate of Designation of Preferences of Series D Convertible Preferred Stock (2)
3.2     By-laws, as amended to date (3)
4.1     Specimen Common Stock certificate (1)
5.1     Opinion of Grover T. Wickersham, P.C. re legality (4)
10.1    Lease Agreement for the premises at 3001 Redhill Avenue, Building III, Costa Mesa,
        California (5)
10.2.1  Employee Stock Bonus Plan and Trust Agreement dated  June 29, 1982 effective
        December 31, 1982 (6)
10.2.2  Amendment to Employee Stock Bonus Plan and Trust Agreement dated December 14,
        1982 (7)
10.2.3  Amendment to Employee Stock Bonus Plan and Trust Agreement dated September 25,
        1990 (1)
10.2.4  Master Trust Agreement for Employee Deferred Benefit Plans dated August 22, 1990 (8)
10.2.5  Amendment to Employee Stock Bonus Plan and Trust Agreement dated October 4, 1993
        (9)
10.3    Agreement with R&D Leasing, Ltd. and Note Payable dated June 23, 1989 (10)
10.4    License Agreement with R&D Leasing, Ltd. dated October 20, 1989 (10)
10.5    Agreement with R&D Leasing, Ltd. dated October 1, 1990 (11)
10.6    1991 Stock Option Plan (12)
10.7    1995 Stock Option Plan (13)
10.7    Contract between the Company and NASA Management Office - JPL dated March 12,
        1996 (3)
10.8    Contract between the Company and Wright-Patterson Air Force Base dated August 12,
        1996 (3)
10.9    Contract #DAAH01-9B-C-R075 with U.S. Army Aviation and Missile Command (14
10.10   1999 Stock Option Plan (4)
21.1    Subsidiaries of the Registrant (2)
23.1    Consent of Grant Thornton  LLP., Independent Accountants (see page II-11 of the
        Registration Statement)
23.2    Consent of PricewaterhouseCoopers LLP., Independent Accountants (4)
23.3    Consent of Thomas J. Plante, Esq., Patent Counsel (see page II-12 of the Registration
        Statement)
23.4    Consent of Grover T. Wickersham, P.C. (included in Exhibit 5.1, above)
24.1    Power of Attorney (included on page II-9 of the Registration Statement)

___________
(1) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended September 29, 1991.
(2)  Filed herewith.
(3) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K/A for the fiscal year ended September 28, 1996.

(4)  To be filed by amendment.
(5) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended October 2, 1994.
(6) Incorporated by reference to Part II of Pre-effective Amendment No. 3 to the S-18 Registration Statement filed with the Commission's Los Angeles Regional Office on May 27, 1982.
(7) Incorporated by reference to Part II of Registrant's Registration Statement on Form S-1 filed with the Commission on March 23, 1983 (Registration No. 2-82596) (the "S-1 Registration Statement").
(8) Incorporated by reference to Part II of Pre-effective Amendment No. 3 to the Form S-2 filed with the Commission on March 3, 1987 (Registration No. 33-10134).
(9) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K/A for the fiscal year ended October 1, 1995.
(10) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended October 1, 1989.
(11) Incorporated by reference to Part IV of Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1990.
(12) Incorporated by reference to Part II of Pre-effective Amendment No. 2 to the Form S-2 filed with the Commission on July 9, 1992 (Registration No. 33-47977).
(13) Incorporated by reference to Registrant's Form S-8 Registration Statement filed February 11, 1999.
(14) Incorporated by reference to Registrant's Form 10-Q for the Period Ended June 27, 1998, filed August 12, 1998.